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                                     LEASE

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                      MSDW 140 BROADWAY PROPERTY, L.L.C.,

                                            as Landlord,

                                       To

                  AMERICAN CAPITAL ACCESS SERVICE CORPORATION,

                                            as Tenant,

Premises: Entire Forty-Seventh (47th) Floor
          140 Broadway
          New York, New York

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                                 INDEX TO LEASE

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                                 PRINTED PORTION

                         (Standard Form of Office Lease)

Article                                                                     Page
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                                       i

                                       ii

                           TABLE OF CONTENTS TO RIDER
                                PORTION OF LEASE

Article                                                                     Page
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53.       RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE

EXHIBIT "A" - CONTRACTORS FOR INITIAL WORK
EXHIBIT "B" - CORE BATHROOM SPECIFICATIONS
EXHIBIT "C" - ADA LAVATORY SPECIFICATIONS
EXHIBIT "D" - AIR CONDITIONING SPECIFICATIONS
EXHIBIT "E" - REDUCTION SCHEDULE FOR LETTER OF CREDIT
EXHIBIT "F" - GUARANTY OF LEASE

                                       i

                          STANDARD FORM OF OFFICE LEASE

                     The Real Estate Board of New York, Inc.

AGREEMENT OF LEASE, dated as of the 7th day of August, 1998, between MSDW 140
BROADWAY PROPERTY, L.L.C., a Delaware limited liability company, having an office at 521 Fifth Avenue, New York, New York 10175, party of the first part, hereinafter referred to as OWNER or LANDLORD, and AMERICAN CAPITAL ACCESS
SERVICE CORPORATION, a Wyoming corporation duly qualified to conduct business in
New York State, having an office at One Liberty Plaza, New York, New York, party of the second part, hereinafter referred to as TENANT,

W I T N E S S E T H: Owner hereby leases to Tenant and Tenant hereby hires from
Owner the entire rentable area of the forty-seventh (47th) floor (the "demised premises") in the building known as 140 Broadway (the "building") in the Borough of Manhattan, City of New York, for the term of TEN (10) YEARS AND ELEVEN (11)
MONTHS (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of October, nineteen hundred and ninety-eight, and to end on the 31st day of August, two thousand and nine, both dates inclusive, at annual rental rates of ONE MILLION SIXTY-THREE THOUSAND
THREE HUNDRED THIRTY-FIVE AND 60/100 ($1,063,335.60) DOLLARS per annum
($88,611.30 per month) for the period commencing on the Commencement Date
(hereinafter defined) and ending on March 15, 2004, both dates inclusive, and
ONE MILLION ONE HUNDRED EIGHTY-THREE THOUSAND TWO HUNDRED FIFTEEN AND 60/100
($1,183,215.60) DOLLARS per annum ($98,601.30 per month) for the remainder of the term of this lease,

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:

     1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:

     2. Tenant shall use and occupy demised premises for executive and administrative Offices in connection with Tenant's business and consistent with a first-class office building, and for no other purpose.

Tenant Alteration:

     3.3A. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics. 3B. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to
Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part for work claimed to have been done for, or materials furnished to
Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment of filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish
Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. 3C. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after
Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by
Owner, at Tenant's expense.

                                (See Article 42)

Maintenance and Repairs:

     4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant. Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment.
Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected. 4A. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. 4B. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist)
serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. 4C.
It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window Cleaning:

     5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of
Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

     6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire
Underwriters. Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner 6A. or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use). 6B. or, with respect to the building if arising out of Tenant's manner of use of the premises or the building. Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing
Owner to

     Owner's 6C satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire department, Board of Fire Underwriters, Fire
Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy.
Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by
Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or
"make-up" of rate for the building or demised premises issued by the New York
Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all sales and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's 6C judgement, to absorb and prevent vibration, noise and annoyance.

                                (See Article 47)

Subordination:

     7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgages, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination,
Tenant shall from time to time execute promptly any certificate that Owner may request.

Property Loss, Damage Reimbursement Indemnity:

     8. Owner or its agents shall not be liable for any damage to property of
Tenant or of others entrusted to employees of the building, not for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building of caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up
(or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever 8A Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall be the same release Tenant from its obligations hereunder nor constitute and eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, invitees, or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, invitee, or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon return notice from
Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

     9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty. Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.
(b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable.
(c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and henceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to
Owner's right to elect not to restore the same as hereinafter provided. (d)
Whether or not the demised premises are damaged in whole or in part, if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events. Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice. 9A Upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant 9B which were on account of any period subsequent to such date shall be returned to
Tenant. Unless Owner 9C shall serve a termination notice as provided for herein.
Owner shall make the repairs and restorations under the conditions of (b) and
(c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything to the contrary contained in subdivisions (a) through (e) hereof, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance polices contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real
Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

     10. If the whole or any 10A part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.:

     11. Tenant, for itself, its heirs, distributes, executors, administrators, legal representative, successor and assigns, expressly covenants that is shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant. Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupants as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

                                (See Article 41)

Electric Current:

     12. Rates and conditions in respect to submetering of rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or writing installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

                                (See Article 46)

Access to Premises:

     13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any portion of the building or which
Owner may elect to perform. 13A Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the

----------
*    Rider to be added if necessary.

     same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises. Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property 13B, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area:

     14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

     15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:

     16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to
Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor: or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the parry then owning
Tenant's interest in this lease.

     (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof. Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from
Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the 16A per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

                                (See Article 55)

Default:

     17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 365 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, or if
Tenant shall be in default under any other lease or agreement for space in the building then, in any one or more of such events, upon Owner serving a written
10 days notice upon Tenant specifying the nature of said default and upon the expiration of said 10 days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said 10 day period, and if Tenant shall not have diligently commenced curing such default within such 10 day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written 5 days' notice of cancellation of this lease upon Tenant, and upon the expiration of said 5 days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such 5 day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to
Owner but Tenant shall remain liable as hereinafter provided.

     (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid: or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required 17A then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease. Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

     18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and or expiration, (b) Owner may re-let the premises or any part of parts thereof, either in the name of
Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part of parts thereof shall not release or affect
Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsover for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present of future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:

     19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within 19A days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management:

     20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known.
There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements 20A Furthermore.
Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may 20B deem necessary for the security of the building and its occupants.

No Representations by Owner:

     21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is"
and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

     22. Upon the expiration or other termination of the term of this lease.
Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

     23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed. Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

     24. If permission is given to Tenant to enter into the possession of the demises premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York
Real Property Law.

No Waiver:

     25. The failure of Owner 25A to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by
Owner 25B of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner 25C unless such waiver be in writing signed by Owner 25D. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

     26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for mandatory counterclaims.

Inability to Perform:

     27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency 27A.

Bills and Notices:

     28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant 28A mailed, as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners:

     29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory 29A purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge). Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's 29B expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. Tenant shall pay Owner the cost of removal of any of
Tenant's refuse and rubbish from the building; 29C (e) If the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/ cooling will be furnished to tenant from May 15th through
September 30th on business days (Mondays through Fridays, holidays excepted)
from 8:00 a.m. to 6:00 p.m. 29D and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable if, the 29E judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service. Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder.

Captions:

     30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

     31. The term "office" , or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term " Owner " means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest , or between the parties and the purchaser, at any such sale, or the said lease of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and
"re-entry" as used in this lease are not restricted to their technical legal meaning. The term " business days" as used in this lease shall exclude
Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating
Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

     32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

     33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and
Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the
New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within 33A days after the giving of notice thereof. Nothing

----------
*    Rider to be added if necessary.

in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, convenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security:

     34. Tenant has deposited with Owner the sum of $177,222.60 as security for the faithful provisions and conditions of this lease: it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages of deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant 34A after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and
Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successor or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                (See Article 52H)

                                (See Article 43)

Successors and Assigns:

     36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributes, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property of assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

----------
*    Space to be filled in or deleted.

        SEE RIDER PAGES ANNEXED HERETO AND MADE A PART HEREOF CONTAINING
                                ARTICLES 37 - 57

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:                          MSDW 140 BROADWAY PROPERTY, L.L.C.,
                                                                        Landlord

                                            By: MSDW 140, Inc., a Delaware
                                                            corporation, Manager

/s/ Illegible
------------------------------

                                            By: /s/ Michael E. Foster
                                                --------------------------------
                                                Michael E. Foster

Witness for Tenant:                         AMERICAN CAPITAL ACCESS SERVICE
                                                            CORPORATION, Tenant

                                            By: /s/ H. Russell Fraser
------------------------------                  --------------------------------
                                            Name: H. RUSSELL FRASER
                                            Title: CHAIRMAN AND CEO

                                 ACKNOWLEDGEMENT
                              (SEE FOLLOWING PAGE)

STATE OF WYOMING     )
                           SS.:
COUNTY OF PARK       )

     On the 16 day of Sept in the year 1998 before me, the undersigned, a Notary
Public in and for said State, personally appeared H Russell Fraser, known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, who did depose and say that he/she resides at MSDW 140 BROADWAY Del; that he/she is the Chairman of Tenant named herein, AMERICAN CAPITAL ACCESS SERVICE CORPORATION, the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; and that he/she signed his/her name thereto by authority of the Board of Directors of said corporation.

[SEAL]   Robert L. Bole                        /s/ Robert L. Bole
         Notary Public                         ---------------------------------
         State of Wyoming                           NOTARY PUBLIC
         County of Park
         My Commission Expires 11-19-2000

                            INSERTS TO LEASE BETWEEN
                MSDW 140 BROADWAY PROPERTY, L.L.C., AS LANDLORD,
                                       AND
             AMERICAN CAPITAL ACCESS SERVICE CORPORATION, AS TENANT

3A.  Except as otherwise provided in Article 42 hereof,

3B.  selected in accordance with the terms of Article 42 hereof.

3C.  ; provided, however, that Tenant named herein shall not be required to remove and restore alterations and installations to the demised premises which are of a type and character of installation typically performed by office tenants in first class, non-institutional office buildings in
     Manhattan, it being understood that internal stairways, vaults, raised flooring and underfloor duct systems shall not be considered typical office installations.

4A.  in accordance with the terms of Article 42 hereof.

4B.  reasonable

4C.  , but Landlord shall perform any repair required pursuant to this Article 4 with reasonable diligence under the circumstances and with reasonable efforts to minimize interference with Tenant's business, provided the foregoing shall not increase the cost to Landlord of performing such repair by requiring the use of labor at overtime or premium rates.

6A.  (after notice from Owner)

6B.  (except that Owner shall be responsible for building-wide capital improvements, subject to reimbursement in accordance with Article 40 hereof)

6C.  reasonable

8A.  beyond Landlord's reasonable control,

9A.  If the building or the demised premises shall be so damaged by fire or other casualty so as to interfere substantially with the use of the demised premises by Tenant, and either (a) it shall have been mutually determined by Landlord and Tenant (both acting in good faith), no later than thirty
     (30) days from the occurrence of the event, that such damage cannot be repaired within nine (9) months from the date of the occurrence of the event (subject to reasonable delays for insurance adjustment)(the "Casualty
     Repair Period"), or (b) such damage shall not in fact have been substantially repaired within the Casualty Repair Period despite the diligent efforts of Landlord, then either party shall have the right, by giving written notice to the other party to such effect within thirty (30)
     days after it has been determined that the damage cannot be restored or repaired within the aforesaid period, to terminate this lease and its obligations hereunder, in which event the term hereof shall expire on the sixtieth (60th) day after the date on which said notice is given, the fixed rent and additional rent shall be prorated to the date of the occurrence of such damage, and Tenant shall vacate and surrender the demised premises in accordance with the provisions of this lease. If notice has not been served as aforesaid, then this lease shall continue in full force and effect subject, however, to Landlord's other right of termination as set forth in this Article 9. If there be any dispute between Landlord and Tenant with respect to the foregoing, the issue shall be expeditiously submitted to the
     American Arbitration Association in New York City for determination and the decision of the arbitrators appointed pursuant thereto shall be binding upon the parties, and may be entered as a judgment in any court having jurisdiction thereover. The arbitration fees shall be borne equally by the parties.

                                       i

9B.  reasonably promptly

9C.  or Tenant

10A. substantial

13A. Except in the event of an emergency, Landlord's right of entry under any of the terms and provisions of this lease shall be exercised following reasonable advance notice to Tenant. Landlord agrees that while exercising such right of entry or making any repairs, replacements or improvements under any of the terms and provisions of this lease, Landlord shall use reasonable efforts to minimize interference with Tenant's business or disruption of the same, provided the foregoing shall not increase the cost to Landlord of performing such repairs, replacements or improvements by requiring Landlord to use labor at overtime or premium rates.

13B. (in an emergency)

16A. prime rate announced by Citibank N.A. (or its successor) from time to time.

17A. , for a period of three (3) business days following notice from Landlord of such default,

19A. fifteen (15)

20A. , but Landlord shall use reasonable efforts to minimize interference of
     Tenant's business or disruption of same, provided that the foregoing shall not require Landlord to use labor at overtime or premium rates.

20B. reasonably

25A. or Tenant

25B. or payment by Tenant

25C. or Tenant

25D. or Tenant, or its legal representative, as the case may be.

27A. Landlord shall act with diligence, under the circumstances, to minimize the interference on Tenant's business of any such inability, delay or prevention.

28A. or

29A. drinking, cleaning or pantry (in accordance with Section 22 of Article 53 hereof)

29B. reasonable

29C. which exceeds the amounts normally discarded by typical office tenants of similar first-class non-institutional office buildings in Manhattan

29D. in accordance with the specifications set forth on Exhibit "D" annexed hereto and made a part hereof

29E. proper business

33A. forty-five (45)

34A. reasonably promptly

                                       ii

RIDER ANNEXED TO LEASE DATED AS OF AUGUST 7,1998 BETWEEN MSDW 140 BROADWAY
PROPERTY, L.L.C., AS LANDLORD, AND AMERICAN CAPITAL ACCESS SERVICE CORPORATION,
AS TENANT

--------------------------------------------------------------------------------

37. RIDER PROVISIONS PREVAIL:

     If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this lease, or of the Rules and Regulations attached to this lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this
Rider shall prevail, and in case of inconsistency with said Rules and
Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

38. ADDITIONAL DEFINITIONS:

     For the purposes of this lease and all agreements supplemental to this lease, and all communications with respect thereto, unless the context otherwise requires:

     1. The term "fixed rent" shall mean rent at the annual rental rate or rates provided for in the granting clause appearing at the beginning of this lease.

     2. The term "additional rent" shall mean all sums of money, other than fixed rent, and which become due and payable from Tenant to Landlord hereunder, and Landlord shall have the same remedies therefor as for a default in payment of fixed rent.

     3. The term "rent" and "rents" shall mean and include fixed rent and/or additional rent hereunder.

     4. The terms "Commencement Date" and "Expiration Date" shall mean the dates fixed in this lease, or to be determined pursuant to the provisions of this lease, respectively, as the beginning and the end of the term for which the demised premises are hereby leased.

     5. The terms "include", "including" and "such as" shall each be construed as if followed by the phrase "without being limited to".

     6. The term "obligations of this lease", and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

     7. The term "Tenant's obligations hereunder", and words of like import, and the term "Landlord's obligations hereunder", and words of like import, shall mean the obligations of this lease which are to be performed or observed by
Tenant, or by Landlord, as the case may be. Reference to "performance" of either party's obligations under this lease shall be construed as "performance and observance".

     8. Reference to Tenant being or not being "in default hereunder", or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, beyond the expiration of applicable notice and cure periods provided hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, beyond the expiration of applicable notice and cure periods provided hereunder, or that a condition of the character described in Article 16(a) has occurred and continues or has not occurred or does not continue, as the case may be.

     9. References to Landlord as having "no liability to Tenant" or being
"without liability to Tenant", shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the demised premises.

     10. The term "laws and/or requirements of public authorities" and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

     11. The term "requirements of insurance bodies" and words of like import shall mean rules, regulations, orders and other requirements of the New York
Board of Fire Underwriters and/or the New York Fire Insurance Rating
Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the building and/or the demised premises.

     12. The term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

     13. Reference to "termination of this lease" includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

     14. The term "in full force and effect" when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of
Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the giving of notice and the expiration of applicable cure periods, if any, specified in this lease), as would entitle Landlord to terminate this lease or to dispossess Tenant.

     15. The term "Tenant" shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the demised premises as owner of the Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

     16. Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender. The terms "person" and "persons" as used in this lease, shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities.

     17. The rule of "ejusdem generis" shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

     18. All references in this lease to numbered Articles, lettered Paragraphs,
Sections, Subdivisions and lettered Exhibits are references to Articles,
Paragraphs, Sections and Subdivisions

                                       2

of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

39. ESCALATION FOR INCREASE IN REAL ESTATE TAXES:

     A. As used herein:

          1. "Taxes" shall mean all real estate taxes (including, without limitation, municipal and county real estate taxes), assessments, sewer and water rents, governmental levies, any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the land, the building and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the land and building, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City of New York, or any political subdivision thereof, and shall disregard any tax abatement, reduction, credit or exemption permitted or granted to any tenant or other occupant of the building by any governmental authority, including, without limitation, any abatement under the Lower Manhattan Real Property Tax Abatement Program under Title 4 of
Article 4 of the Real Property Tax Law of the State of New York. The term
"Taxes" shall not be deemed to include any inheritance, estate, succession, transfer, gift, excise, franchise, corporation, income or profit tax unless due to a future change in the method of taxation or in the taxing authority, a new or additional tax or governmental imposition, however designated, shall be levied against Landlord, and/or the land and building, in substitution in whole or in part for any tax which would constitute "Taxes", such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes".
If by law, any special assessment includable in Taxes may be divided and paid in annual installments, then, provided the same is not prohibited under the terms of any superior lease or any superior mortgage, for the purposes of this
Article, (x) such assessment shall be deemed to have been so divided and to be payable in the maximum number of annual installments permitted by law and (y)
there shall be deemed included in Taxes for each Tax Year the annual installment of such assessment becoming payable during such Tax Year, together with interest payable during such Tax Year on such annual installment and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided.

          2. "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this lease or such other period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

          3. "Base Tax" shall mean the Taxes for the twelve month period ending
June 30, 1999 (the "Base Tax Year").

          4. "Tenant's Proportionate Share" shall mean 2.05%.

     B. If the Taxes for any Tax Year shall be greater than the Base Tax, Tenant shall pay as additional rent for such Tax Year a sum equal to Tenant's
Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (which amount is hereinafter called the "Tax
Payment"). Should this lease commence or terminate prior to the expiration of a
Tax Year, such Tax Payment shall be prorated to, and shall be payable on, or as and when ascertained after, the Commencement Date or the Expiration Date as the case may be. Tenant's obligation to pay such additional rent and Landlord's obligation to refund pursuant to Paragraph C below, as the case may be, shall survive the termination of this lease. If the Taxes for any Tax Year subsequent to the Base Tax Year, or an installment thereof, shall be reduced before such
Taxes, or such installment, shall be paid, the amount of Landlord's reasonable costs and expenses of obtaining such reduction (but not exceeding the amount of such reduction) shall be added to and be deemed part of the Taxes for such Tax
Year. Payment of additional rent for any Tax Payment due from Tenant shall be made as and subject to the conditions hereinafter provided in this Article.

                                       3

     C. Only Landlord shall be eligible to institute proceedings to contest the
Taxes or reduce the assessed valuation of the land and building. Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the land and the building for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Landlord in its sole judgment considers proper. If Landlord shall receive a refund for any Tax Year for which a Tax Payment shall have been made by Tenant pursuant to Paragraph B above,
Landlord shall repay to Tenant, with reasonable promptness, Tenant's
Proportionate Share of such refund after deducting from such refund the reasonable costs and expenses (including experts' and attorneys' fees) of obtaining such refund. If the assessment for the Base Tax Year shall be reduced from the amount originally imposed after Landlord shall have rendered a comparative statement (as provided in Paragraph D below) to Tenant with respect to a Tax Year, the amount of the Tax Payment shall be adjusted in accordance with such change and Tenant, on Landlord's demand, shall pay any increase in additional rent resulting from such adjustment.

     D. Tenant's Tax Payment for each Tax Year shall be due and payable in two equal semi-annual installments, in advance on the fifteenth (15) day of each
June and December during each Tax Year, based upon the written comparative statement furnished by Landlord prior to the commencement of such Tax Year, until such time as a new written statement for a subsequent Tax Year shall become effective. If any such statement is furnished to Tenant after the commencement of a Tax Year in respect of which such statement is rendered,
Tenant shall, within 15 days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord will credit Tenant the amount of
Tenant's overpayment against subsequent payments under this lease. If there shall be any increase in Taxes for any Tax Year, whether during or after such
Tax Year, Landlord shall furnish a revised statement for such Tax Year, and
Tenant's Tax Payment for such Tax Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. If during the term of this lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least fifteen (15) days prior to the date payments are due to the taxing authorities or the superior mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes. Together with each comparative statement, Landlord will furnish Tenant with a reproduced copy of the bill (or receipted bill) for Taxes for the current Tax Year, and with the first such comparative statement, for the next preceding Tax Year.

     E. Landlord's failure during the lease term to prepare and deliver any tax statements or bills, or Landlord's failure to make a demand under this Article or under any other provision of this lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any items of additional rent which may have become due pursuant to this Article during the term of this lease. Tenant's liability for the additional rent due under this Article shall survive the expiration or sooner termination of this lease for a period not to exceed two (2) years following the Expiration Date.

     F. In no event shall any adjustment of Tax Payments hereunder result in a decrease in the fixed rent or additional rent payable pursuant to any other provision of this lease, it being agreed that the payment of additional rent under this Article is an obligation supplemental to Tenant's obligation to pay fixed rent.

     G. Nothing in this lease shall preclude Tenant, at its sole cost and expense, from making application for a tax abatement under the Lower Manhattan
Real Property Tax Abatement (the "Abatement") pursuant to Title 4 of Article 4 of the Real Property Tax Law of the State of New York (the "RPTL"). For purposes of this Section G, unless otherwise defined in this lease, all terms used in this Section shall have the meanings ascribed to such terms in the Title 4 of
Article 4 of the RPTL.

                                       4

          1. Landlord and Tenant hereby agree that for purposes of Title 4 of the RPTL, "tenant's percentage share" shall be deemed to be Tenant's
Proportionate Share set forth in Section A.4 of this Article (i.e. 2.05%).

          2. Pursuant to Section 499-c.5 of the RPTL, Tenant is hereby informed that:

               (a)  an application for an Abatement will be made for the demised premises;

               (b)  the rent payable by Tenant under this lease, including amounts payable by Tenant for real property taxes, will
                    accurately reflect any abatement of real property taxes;

               (c)  in order to receive the Abatement, at least $10.00 per square foot or $35.00 per square foot (or if by the sixtieth
                    (60th) day following the rent commencement date Tenant
                    employs one hundred twenty-five (125) or fewer employees in the demised premises, then at least $5.00 per square foot or
                    $35.00 per square foot) must be spent on improvements to the demised premises and the common areas, the amount being
                    dependent on the length of the lease and whether it is a new or renewal lease; and

               (d)  all abatements granted with respect to a building pursuant to Title 4 of the RPTL will be revoked if, during the
                    benefit period, real estate taxes or water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in
                    Subdivision 4 of Section 499-f of the RPTL.

          3. Tenant agrees to pay (i) all costs and expenses to make an application for the Abatement (the "Application"), including but not limited to the filing fee, and (ii) all other fees regarding the Abatement covering this lease. Tenant agrees that Tenant, and not Landlord, (a) shall pursue the
Abatement in a reasonable manner and (b) be responsible to comply with all requirements ancillary to the Abatement, and in this regard Tenant, and not
Landlord, is fully responsible to timely submit, and for the accuracy of, the
Application, all documentation ancillary to the Application (e.g., lease abstract, statement of expenditures on improvements, statement of number of employees), and all documentation ancillary to the Abatement (e.g., statement that requirements have been met, annual Certificate of Continuing Use, notification of Tenant's vacating).

          4. Landlord's only obligation regarding the Abatement shall be to reasonably cooperate with Tenant at no cost or expense to Landlord (unless such cost or expense is paid by Tenant in advance), and Landlord shall not be required to join Tenant in executing the Application and all ancillary documentation if doing so would result in any cost, loss, damage or liability to
Landlord (unless such loss, cost, damage or liability is paid or secured to
Landlord's reasonable satisfaction by Tenant in advance) or if Landlord has knowledge that the Application and all ancillary documentation are not accurately completed.

          5. Tenant shall promptly pay to Landlord, as additional rent hereunder, (a) the amount of all or any portion of the benefits in connection with the Abatement that have been paid or credited to Tenant against fixed rent and/or additional rent becoming due hereunder, and which are thereafter revoked, denied, reduced, terminated or suspended (including, without limitation, if such benefits are revoked due to the exercise by Tenant of its right to assign or sublease pursuant to Article 41 hereof), together with any interest and/or penalties imposed against Landlord in connection with such benefits; and (b) any reasonable, out-of-pocket costs incurred by Landlord in connection with the performance of Landlord's obligations pursuant to this Section.

          6. Tenant hereby acknowledges that Landlord has made no
representations or warranties to Tenant with respect to Abatement or of any potential tax abatement or of any other

                                       5

benefits, credits or abatements arising therefrom to which Tenant may be entitled. Tenant's obligation to make Tenant's Tax Payment shall not in any way be affected, reduced or impaired by reason of Tenant's failure to qualify for, or obtain, any potential tax abatement. Tenant shall indemnify and hold harmless
Landlord and any superior mortgagee or lessee from and against any and all liability, damages, claims, costs or expenses relating to the payment of Taxes
(including penalties and interest thereon) or other payments required to be made in connection with or relating to any such tax abatement arising from the improper acts, failure to perform any acts required under the Abatement or misrepresentations of Tenant, together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses.

40.  ESCALATION FOR OPERATING EXPENSES:

     A. For the purposes of this Article:

          1. The term "Escalation Year" shall mean each calendar year which shall include any part of the term of this lease.

          2. The term "Tenant's Proportionate Share" shall be deemed to mean
2.05%.

          3. The term "Base Year" shall mean the twelve month period ending
December 31, 1999.

          4. The term "Operating Expenses" shall mean all costs and expenses
(and taxes thereon, if any) paid or incurred by Landlord or on behalf of
Landlord with respect to the operation, cleaning, repair, safety, management, security and maintenance of the land and the building, building equipment, sidewalks, curbs, plazas, parking areas and other areas adjacent to the building, and with respect to the services provided tenants, including: (i)
salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expense (collectively "Wages") relating to employees of Landlord or employees whose wages are chargeable to Landlord engaged in the operation, cleaning, repair, safety, management, security or maintenance of the building and the building equipment or in providing building maintenance services to tenants; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any legal requirements, union contract or otherwise with respect to said employees; (iii)
the cost of electricity, gas, steam, water, air conditioning and other fuel and utilities for the non-tenantable areas of the building; (iv) the cost of casualty, rent, liability, fidelity, plate glass and any other insurance customarily maintained by owners of similar first-class office buildings in
Manhattan; (v) the cost of repairs, maintenance and painting for the non-tenantable areas of the building; (vi) the cost or rental of all building and cleaning supplies, tools, materials and equipment; (vii) the cost of uniforms, work clothes and dry cleaning; (viii) window cleaning, concierge, guard, watchman or other security personnel, service or system, if any; (ix)
management fees or, if no managing agent is employed by Landlord, a sum in lieu thereof, and in either event not in excess of then prevailing rates for management fees payable in the Borough of Manhattan, City of New York for first-class office buildings; (x) charges of independent contractors performing work included within this definition of Operating Expenses; (xi) telephone and stationery; (xii) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the building; (xiii) decorations; (xiv) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the building; (xv) association fees and dues; (xvi) exterior and interior landscaping; and (xvii) the cost of electricity furnished to the building fan rooms and air handling equipment servicing the building (including tenantable areas)

     Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be:

          (a) Wages for executives above the grade of building manager;

                                       6

          (b) expenditures for capital improvements, other than those which under generally applied real estate practice are expenses or regarded as deferred expenses and other than capital expenditures made by reason of legal requirements or insurance requirements or for the purpose of reducing energy consumption, in any of which cases the cost thereof shall be included in
Operating Expenses for the Escalation Year in which the costs are incurred and subsequent Escalation Years, amortized on a straight-line basis, in accordance with generally accepted accounting principles consistently applied, over the useful life thereof with an interest factor equal to two (2) percentage points above the prime commercial lending rate of Citibank, N.A., charged to its customers of highest credit standing for ninety (90) day unsecured loans
("Expense Interest Rate"), at the time of Landlord's having made said expenditure (but such inclusion in connection with expenses incurred for the purpose of reducing energy consumption in any Escalation Year shall not exceed the reduction in cost thereby realized by Landlord in such Escalation Year);

          (c) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Operating Expenses hereunder;

          (d) costs of repairs or replacements incurred by reason of fire or other casualty or condemnation;

          (e) advertising and promotional expenditures;

          (f) costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that
Landlord is obligated to furnish to Tenant at Landlord's expense;

          (g) depreciation or amortization, except as provided above;

          (h) brokerage commissions;

          (i) Taxes;

          (j) refinancing costs and mortgage interest and amortization payments;

          (k) expenses relating to leasing space in the building (including, but not limited to, tenant improvements or cash allowances therefor, leasing commissions, advertising expenses, rent concessions and costs of the take-over of tenant obligations under leases in other buildings) or relating to the sale of the building or any portion thereof or the land underlying same, or any interest therein;

          (1) legal fees and disbursements and arbitration expenses incurred by
Landlord in the collection of tenant accounts, or negotiation of leases, subleases and assignments or any modifications, extensions, renewals or surrenders thereof, or relating to disputes between Landlord and Tenant or other lessees and occupants of the building or to disputes between Landlord and any mortgagee of the building:

          (m) payments made by Landlord to a company or other entity affiliated with Landlord for goods and services to the extent that such payments exceed the amounts that would have been paid to independent, reputable third parties for goods and services of like kind in connection with the operation, cleaning, repair, safety, management and maintenance of the building and/or the land underlying same;

          (n) attorneys' fees and disbursements and other costs in connection with any judgment, settlement or arbitration resulting from any tort liability on the part of Landlord and the amount of such settlement or judgment;

                                       7

          (o) interest on, and amortization of, debts, and late charges, penalty interest or other similar charges in connection with debts or the late payment of any Taxes;

          (p) the cost of installing, maintaining and operating any specialty facility to the extent such facility is for use by the general public, such as an observatory, broadcasting facility, luncheon club, athletic club or recreational club;

          (q) the costs of constructing and operating any addition to the building which adds leasable area to the building;

          (r) rent, additional rent or other charges under any lease or sublease assumed, directly or indirectly, by Landlord, except if such area is used as the management office for the building;

          (s) costs in connection with the acquisition of air rights;

          (t) costs and expenses that would otherwise constitute Operating
Expenses to the extent that they relate to retail areas in the building;

          (u) costs incurred in connection with the removal, enclosure or encapsulation of any asbestos or asbestos containing materials or any Hazardous
Materials (hereinafter defined);

          (v) costs incurred pursuant to any obligation of Landlord to indemnify
Tenant under this lease;

          (w) costs of works of art and decorations which are of the nature of
"fine art" rather than decorative art work;

          (x) the cost of electricity and other utilities furnished directly to the demised premises or to space leased to other lessees and occupants of the building or to space available for lease, except for electricity provided to fan rooms and air handling equipment servicing the building (including tenantable areas);

          (y) costs and expenses otherwise includable in Operating Expenses, to the extent that Landlord is reimbursed by tenants in the building (including
Tenant) or from other sources for such costs and expenses;

          (z) ground rent, if any, or other similar payments made under a lease or sublease of the building by Landlord;

          (aa) fines, interest, late charges and penalties payable by Landlord resulting from noncompliance with laws and punitive damages regardless of the underlying cause of action;

          (bb) costs associated with the operation of the business of the legal entity that constitutes Landlord and which are separate and apart from the cost of operation and management of the building;

          (cc) costs of owning, operating and maintaining any parking garages or parking facilities serving the building;

          (dd) costs incurred to correct any material violation by Landlord of any of the terms of this lease or any other lease with a tenant of the building;

          (ee) any item which is duplicative of any other item otherwise included in Operating Expenses; and

                                       8

          (ff) that portion of any cost or expense relating to both the building and to other buildings or properties, to the extent properly allocable or attributable to such other building or properties.

     If Landlord shall purchase any item of capital equipment or make any capital expenditure which has the effect of reducing the expenses which would otherwise be included in Operating Expenses, then the costs of such capital equipment or capital expenditure are to be included in Operating Expenses for the Escalation Year in which the costs are incurred and subsequent Escalation
Years, on a straight-line basis, over such period of time as Landlord reasonably estimates such savings or reductions in Operating Expenses are expected to equal
Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the Expense Interest Rate at the time of Landlord's having made said expenditure (but such inclusion in any Escalation Year shall not exceed the savings actually realized by Landlord in such Escalation Year).
If Landlord shall lease any items of capital equipment designed to result in savings or reductions in expenses which would otherwise be included in Operating
Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Operating Expenses for the Escalation Year in which they were incurred (but such inclusion in any Escalation Year shall not exceed the savings actually realized by Landlord in such Escalation Year).

     If during all or part of any Escalation Year, including the Base Year,
Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the building due to the fact that (i) such portions are not occupied or leased, (ii)
such item of work or service is not required or desired by the tenant of such portion, (iii) such tenant is itself obtaining and providing such item of work or service or (iv) for other reasons, then, for the purposes of computing
Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the building or to such tenant. Landlord will itemize any such computations on the
Landlord's Statement for any such Escalation Year.

     B.   1. For each Escalation Year commencing during the term of this lease,
Tenant shall pay ("Tenant's Operating Payment") to Landlord, as additional rent, a sum equal to Tenant's Proportionate Share of the amount by which Operating
Expenses for such Escalation Year exceeds the Operating Expenses for the Base
Year.

          2. Landlord shall furnish to Tenant, prior to the commencement of each
Escalation Year, a written statement setting forth Landlord's reasonable estimate of Tenant's Operating Payment for such Escalation Year in light of actual anticipated increases in Operating Expenses, and the method of calculation of Tenant's Operating Payment for such Escalation Year. Tenant shall pay to Landlord on the first day of each month during such Escalation Year an amount equal to one-twelfth (1/12th) of Landlord's estimate of Tenant's
Operating Payment for such Escalation Year. If, however, Landlord shall furnish any such estimate for an Escalation Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Paragraph B in respect of the last month of the preceding Escalation
Year; (b) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Payment previously made for such Escalation Year were greater or less than the installments of the Tenant's Operating Payment to be made for such Escalation Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this lease; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation
Year, Tenant shall pay to Landlord an amount equal to one-twelfth (l/12th) of
Tenant's Operating Payment shown on such estimate. Landlord may at

                                       9

any time or from time to time (but not more than twice with respect to any
Escalation Year) furnish to Tenant a revised reasonable estimate of Tenant's
Operating Payment for such Escalation Year (in light of then actual anticipated increases in Operating Expenses), and in such case, Tenant's Operating Payment for such Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

          3. After the end of each Escalation Year Landlord shall furnish to
Tenant a Landlord's Statement for such Escalation Year. Each such year-end
Landlord's Statement shall be accompanied by a computation of Operating Expenses for the building prepared and certified as accurate by a reputable, independent certified public accountant or managing agent designated by Landlord from which
Landlord shall make the computation of Operating Expenses hereunder. If the
Landlord's Statement shall show that the sums paid by Tenant under this Section exceeded Tenant's Operating Payment paid by Tenant for such Escalation Year,
Landlord shall either refund to Tenant the amount of such excess or permit
Tenant to credit the amount of such excess against subsequent payments under this lease; and if the Landlord's Statement for such Escalation Year shall show that the sums so paid by Tenant were less than Tenant's Operating Payment paid by Tenant for such Escalation Year, Tenant shall pay the amount of such deficiency within fifteen (15) days after demand therefor.

          4. The computation under this Article is intended to constitute a formula for an agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for its costs and expenses paid by Landlord with respect to the land and building.

          5. If the Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, respectively, any additional rent under this Article for the Escalation Year in which such Commencement Date or
Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from
January 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Escalation Year. In the event of a termination of this lease, any additional rent under this Article shall be paid or adjusted within thirty (30) days after submission of a Landlord's Statement.
In no event shall fixed rent ever be reduced by operation of this Article and the rights and obligations of Landlord and Tenant under the provisions of this
Article with respect to any additional rent shall survive the termination of this lease for a period not to exceed two (2) years following the Expiration
Date.

     C.   1. Landlord's failure to render Landlord's Statements with respect to any Escalation Year shall not prejudice Landlord's right to thereafter render a Landlord's Statement with respect thereto or with respect to any subsequent
Escalation Year. Nothing herein contained shall restrict Landlord from issuing
Landlord's Statements at any time there is an increase in Operating Expenses during any Escalation Year or any time thereafter.

          2. Each Landlord's Statement shall be conclusive and binding upon
Tenant unless within three hundred sixty (360) days after receipt of such
Landlord's Statement Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement, specifying the particular respects in which
Landlord's Statement is claimed to be incorrect. Tenant recognizes and agrees that Landlord's books and records, and those of Landlord's agents with respect to the operation of the land and building are confidential and that, except as herein specifically provided, Tenant shall have no right to inspect the same, and that any disclosure of dissemination of such confidential information shall be a material default under this lease. Upon delivery of such notice by Tenant,
Landlord shall make available to Tenant's accountants for inspection Landlord's books and records, for a period of three (3) months after the delivery of
Tenant's notice, solely to the extent necessary to verify the computations set forth in such Landlord's Statement. Such books and records shall be made available for inspection by such accountants, upon reasonable prior notice, during business hours at a location in the Borough of Manhattan designated by
Landlord. At Landlord's option, Landlord shall have the right to deliver for inspection, in lieu of Landlord's books and records, photocopies of relevant sections thereof. If Tenant shall dispute the correctness of Landlord's
Statement as aforesaid, and the parties shall not be able to resolve such dispute within ninety (90)

                                       10

days after the delivery of Tenant's notice, then either party may refer the matter or matters in dispute to independent reputable certified public accountants (then having no other business relationship with Landlord or Tenant)
selected by Landlord and reasonably approved by Tenant, and the decision of such accountants shall be conclusive and binding upon the parties. The fees and expenses of said accountants in determining such matter or matters shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountant shall apportion the fees and disbursements between the parties based upon the degree of success of each party). Notwithstanding the giving of such notice by Tenant and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Landlord's Statement as provided in this Article, but such payment shall be without prejudice to
Tenant's rights hereunder.

41. AMENDING ARTICLE 11:

     Notwithstanding the provisions of Article 11, and in modification and amplification thereof:

     A. If Tenant's interest in this lease is assigned, whether or not in violation of the provisions of this lease, Landlord may collect rent from the assignee; if the demised premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this lease. Landlord, after default by Tenant under this lease and expiration of
Tenant's time, if any, to cure such default, may collect rent from the subtenant, user or occupant. In either case, Landlord shall apply the net amount collected to the rents reserved in this lease, but neither any such assignment, subletting, occupancy, nor use, nor any such collection or application shall be deemed a waiver of any terms, covenant or condition of this lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as a tenant. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior written consent of Landlord to any further assignment, subletting, occupancy or use. The listing of any name other than Tenant's on any door of the demised premises, or on any directory, or on any elevator in the building, or otherwise, shall not operate to vest in the party so named, any right or interest in this lease or in the demised premises, or be deemed to constitute, or serve as a substitute for, any prior written consent of Landlord required under this Article, and it is understood that any such listing shall constitute a privilege extended by
Landlord which shall be revocable at Landlord's will by notice to Tenant. Tenant agrees to pay to Landlord any reasonable out-of-pocket counsel fees incurred by
Landlord in connection with any proposed assignment of Tenant's interest in this lease or any proposed subletting of the demised premises or any part thereof.
Neither any assignment of Tenant's interest in this lease nor any subletting, occupancy or use of the demised premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than
Tenant as provided in this Paragraph A, nor any application of any such rent as aforementioned as provided in this Paragraph A, shall in any circumstances relieve Tenant of Tenant's obligations fully to observe and perform the terms, covenants and conditions of this lease on Tenant's part to be observed and performed.

     B. If Tenant shall desire to assign this lease or to sublet the demised premises, Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall contain or be accompanied by the following information; (i) the name and address of the proposed assignee or subtenant; (ii) a duplicate original or photocopy of the executed assignment agreement or sublease; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the demised premises; and (iv) banking, financial and other credit information with respect to the proposed assignee or subtenant reasonably sufficient to enable
Landlord to determine the financial responsibility of the proposed assignee or subtenant. Landlord shall then have the following options with respect to an assignment of this lease or a subletting of a portion of the demised premises, which when aggregated with any other portion theretofore sublet shall equal or exceed fifty (50%) percent of the square foot area of the demised premises, to be exercised by notice ("Exercise Notice") given to Tenant within thirty (30)
days after receipt of Tenant's request for consent:

          1. Landlord may require Tenant to surrender the demised premises to
Landlord and to accept a termination of this lease as of a date (the
"Termination Date") to be designated by

                                       11

Landlord in the Exercise Notice, which date shall not be less than thirty (30)
days nor more than sixty (60) days following date of Landlord's Exercise Notice;
or

          2. Landlord may require Tenant to assign this lease to Landlord without merger of Landlord's estates effective as of the day preceding the proposed assignment or sublease.

     If Landlord shall elect to require Tenant to surrender the demised premises and accept a termination of this lease, then this lease shall expire on the
Termination Date as if that date had been originally fixed as the Expiration
Date. Regardless of which option Landlord exercises under this Paragraph B, whether to terminate this lease or to take an assignment thereof, Landlord shall be free to, and shall have no liability to Tenant if Landlord shall, lease the demised premises to Tenant's prospective assignee or subtenant.

     C. If Landlord shall not exercise either of its options under Paragraph B above within the time period therein provided, or if Landlord shall not be entitled to such options, then Landlord shall not unreasonably withhold consent to the proposed assignment or subletting of the entire demised premises, provided that Tenant is not then in default under this lease and further provided that the following further conditions shall be fulfilled:

          1. The proposed subtenant or assignee shall not be a school of any kind, or an employment or placement agency or governmental or quasi governmental agency, or a real estate brokerage office or medical office or executive recruitment office;

          2. The subletting or assignment shall be to a tenant whose occupancy will be in keeping with the dignity and character of the then use and occupancy of the building and whose occupancy will not impose any material additional burden upon Landlord in the operation of the building;

          3. No space shall be advertised or openly promoted to the general public at a lower rental rate than that being charged by Landlord at the time for similar space in the building, but Tenant may conclude a sublease at a lower rental rate;

          4. Provided comparable space is then available elsewhere in the building prior to the effective date of the proposed assignment or subletting, the proposed sublessee or assignee shall not be a tenant, subtenant, occupant or assignee of any premises in the building; or a party who dealt with Landlord or
Landlord's agent (directly or through a broker) with respect to space in the building during the six (6) months immediately preceding Tenant's request for
Landlord's consent;

          5. Tenant shall pay on demand for any reasonable, out-of-pocket costs that may be incurred by Landlord in connection with any assignment or sublease, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent; and

          6. In case of a subletting, it shall be expressly subject to all of the obligations of Tenant under this lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance.

     D. 1. Tenant may, without Landlord's consent, but upon not less than fifteen (15) days' prior written notice to Landlord, permit any corporations or other business entities which control, are controlled by, or are under common control with Tenant (herein referred to as a "related corporation") to sublet all or part of the demised premises (whether or not the sublet space is separately demised) for any of the purposes permitted to Tenant, subject however to compliance with Tenant obligations under this lease provided that (i) Tenant shall not be in default in the performance of any of its obligations under this lease, (ii) prior to such subletting Tenant furnishes Landlord with the name of any such related corporation, together with a certification of Tenant, and such other

                                       12

proof as Landlord may reasonably request, that such subtenant is a related corporation of Tenant and continues to remain such during the term hereof, and
(iii) in the reasonable judgment of Landlord the proposed subtenant is of a character such as is in keeping with the standards of Landlord for the building.
In connection with the information to be provided to Landlord pursuant to this
Paragraph D.1., Landlord shall have the right, at any reasonable time and from time to time, to examine such information and documentation as may be reasonably necessary to establish that such subtenant remains a related corporation of
Tenant. Such subletting shall not be deemed to vest in any such related corporation any right or interest in this lease or the demised premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty (50%) percent of all of the voting stock of such corporation or not less than fifty (50%) percent of all of the legal and equitable interest in any other business entities.

          2. Tenant may, without Landlord's consent, but upon not less than fifteen (15) days' prior written notice to Landlord, assign or transfer its entire interest in this lease and the leasehold estate hereby created to a successor corporation of Tenant (as hereinafter defined); provided, however, that (i) Tenant shall not be in default in any of the terms of this lease, (ii)
the proposed occupancy shall not materially increase the office cleaning requirements (if any) or impose an unreasonable extra burden upon the building equipment or building services and (iii) the proposed assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of
New York State. A "successor corporation", as used in this Paragraph shall mean
(a) a corporation or other business entity into which or with which Tenant, its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation thereof, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the entities participating in such merger or consolidation are assumed by the entity surviving such merger or consolidation, or (b) an entity acquiring this lease and the term hereof and the estate hereby granted, the goodwill and all or substantially all of the other property and assets (other than capital stock of such acquiring entity) of
Tenant, its corporate successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its successors and assigns, or (c) any successor to a successor corporation becoming such by either of the methods described in subdivisions (a) and (b) above; provided that (x) such merger or consolidation, or such acquisition and assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (y) immediately after giving effect to any such merger or consolidation, or such acquisition and assumption, as the case may be, the entity surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have assets, capitalization and a net worth, as determined in accordance with generally accepted accounting principles, and certified to Landlord by an independent certified public accountant, at least equal to the assets, capitalization and net worth, similarly determined, of Tenant as of the date immediately prior to such merger or consolidation or such acquisition and assumption. The acquisition by Tenant, its corporate successors or assigns, of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any entity, shall be deemed to be a merger for the purposes of this Article.

     E. No permitted or consented to assignment or subletting shall be effective or valid for any purpose whatsoever unless and until a counterpart of the assignment or a counterpart or reproduced copy of the sublease shall have been first delivered to the Landlord, and, in the event of an assignment, the Tenant shall deliver to Landlord a written agreement executed and acknowledged by the
Tenant and such assignee in recordable form wherein such assignee shall assume jointly and severally with Tenant the due performance of this lease on Tenant's part to be performed to the full end of the term of this lease notwithstanding any other or further assignment.

     F. Any transfer by operation of law or otherwise, of Tenant's interest in this lease or of a fifty (50%) percent or greater interest in Tenant (whether stock, partnership interest or otherwise) shall be deemed an assignment of this lease for purposes of this Article, except that the transfer of the outstanding capital stock of any corporate tenant shall be deemed not to include the sale of such

                                       13

stock by persons or parties through the "over-the-counter-market" or through any recognized stock exchange, other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended.

     G. Neither any assignment of Tenant's interest in this lease nor any subletting, occupancy or use of the demised premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in Article 11 hereof, nor any application of any such rent as provided in said Article 11 shall, in any circumstances, relieve
Tenant of its obligations fully to observe and perform the terms, covenants and conditions of this lease on Tenant's part to be observed and performed.

     H. Notwithstanding anything to the contrary contained herein, if Landlord shall consent to any assignment or subletting and Tenant shall either (i)
receive any consideration from its assignee (other than a successor corporation)
in connection with the assignment of this lease, Tenant shall pay over to
Landlord, as additional rent, fifty (50%) percent of so much, if any, of such consideration (including, without limitation, sums designated by the assignee as paid for the purchase of Tenant's property in the demised premises, less the then net unamortized or undepreciated cost thereof determined on the basis of
Tenant's federal income tax returns, or if Tenant does not file such returns, on the same basis as carried on Tenant's books) as shall exceed Permitted Expenses
(hereinafter defined) or (ii) sublet the demised premises or any portion thereof to anyone for rents, additional charges or other consideration (including, without limitation, sums designated by the subtenant as paid for the purchase of
Tenant's property in the demised premises, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns or, if Tenant does not file such returns, on the same basis as carried on Tenant's books) which shall exceed the rents payable for the subleased space under this lease, Tenant shall pay Landlord, as additional rent, fifty (50%) percent of such excess less Permitted Expenses. All sums payable to
Landlord pursuant to subdivision (i) of this Paragraph H shall be paid on the effective date of such assignment and all sums payable to Landlord pursuant 10 subdivision (ii) of this Paragraph H shall be paid on the date or dates such sums are payable to Tenant by the subtenant. For purposes of this Section H,
"Permitted Expenses" shall mean the aggregate of (a) brokerage commissions, (b)
reasonable legal fees and disbursements and closing costs paid to third parties,
(c) reasonable advertising expenses, (d) the reasonable market costs, if any, incurred by Tenant in preparing the sublease space for occupancy or providing a contribution to such preparation; and (e) the monetary equivalent of reasonable and customary rent concessions.

     I. Notwithstanding anything contained to the contrary in this Article,
Tenant shall have the right without Landlord's consent to share not more than an aggregate of 5,000 rentable square feet of the demised premises with Worldwide
Capital Access, Inc. ("WCA") and Worldwide Data Access Corporation ("WDAC")
without being subject to the provisions of Paragraphs B and H hereof provided
(i) any such occupants shall not violate the conditions of subdivisions 1 and 2 of Paragraph C hereof; (ii) Tenant shall continue to (a) with respect to WCA, serve as its Managing General Agent with the power to direct its management, and
(b) with respect to WDAC, be controlled by the corporation which controls WDAC;
and (iii) at all times, there shall be only one reception area and one entrance servicing the entire demised premises, and there shall be no separately demised space within the demised premises.

42. SUPPLEMENTING ARTICLE 3:

     A. Landlord's consent shall not be required for minor changes to the demised premises such as painting and installation of cabinets and shelves. All other renovations, decorations, additions, installations, improvements and/or alterations of any kind or nature in the demised premises (herein "Tenant's
Changes") shall require the prior written consent of Landlord thereto which, in the case of non-structural interior Tenant's Changes, Landlord agrees not to unreasonably withhold. In granting its consent to any Tenant's Changes, Landlord may impose such reasonable and proportional conditions as Landlord may require.
In no event shall Landlord be required to consent to any Tenant's Change which would physically affect any part of the building outside of the demised premises or would adversely affect the proper functioning of the mechanical, electrical,

                                       14

sanitary or other service systems of the building. At the time Tenant requests
Landlord's written consent to any Tenant's Changes, Tenant shall deliver to
Landlord detailed plans and specifications therefor. Landlord agrees to review such Tenant's plans and specifications for internal, non-structural alterations of a type and manner of installation which are typical of office tenants in first-class non-institutional office buildings in Manhattan within ten (10)
business days of their submission and any required revisions thereto within five
(5) business days of their submission. Tenant shall pay to Landlord any reasonable, out-of-pocket fees or expenses incurred by Landlord in connection with Landlord's submitting such plans and specifications, if it so chooses, to an architect or engineer selected by Landlord for review. Tenant shall also pay to Landlord as additional rent, for services to be performed by Landlord in connection with Tenant's Changes, a fee equal to five (5%) percent of the total cost of Tenant's Changes. There shall be excluded from such computation the cost of the Initial Work (hereinafter defined) performed by an Approved Contractor
(hereinafter defined) and any Tenant's Changes performed by Landlord's designated contractor, and the cost of furniture, furnishings, draperies, office equipment, carpeting, cabinetry, painting and other wall covering, items of special decoration, telephone installation and items of similar character.
Notwithstanding the foregoing, if, pursuant to Article 50 hereof, Tenant's
Contractor (as defined therein) shall perform the Initial Work, Tenant shall pay to Landlord as additional rent hereunder the reasonable out-of-pocket cost to
Landlord of monitoring or supervising such Initial Work. Landlord's approval of any plans or specifications does not relieve Tenant from the responsibility for the legal sufficiency and technical competency thereof. Before commencement of any Tenant's Changes, Tenant, at its expense, shall obtain the necessary consents, authorizations and licenses from all federal, state and/or municipal authorities having jurisdiction over such work. In addition, Tenant at its expense, shall obtain all necessary asbestos certifications and comply with the
New York City Asbestos Control Law (Local Law 76 of 1985), as same may be amended, including the removal of any asbestos containing materials. If during the term hereof the removal, encapsulation or other remediation of asbestos or asbestos-containing materials determined to be present in any area of the demised premises is required pursuant to any law or any amendment to any law, then such encapsulation or other remediation shall be performed by Landlord to the extent required by such law, at Landlord's expense, and any damage to the demised premises by reason of such removal or encapsulation shall be repaired and restored to building standard condition; provided, however, that notwithstanding anything herein contained to the contrary, Tenant shall be solely responsible for the removal of any asbestos or asbestos-containing material required to be removed or remedied by applicable law or amendment to applicable law which are installed or brought into the building and/or the demised premises by or on behalf of Tenant or any party claiming through Tenant.
Nothing contained in the preceding sentence shall be deemed to vest upon Tenant or any permitted occupant of the demised premises any right to install or bring into the building or the demised premises any asbestos or asbestos-containing material.

     B. Notwithstanding anything to the contrary set forth in this lease, including, but not limited to, the foregoing provisions of this Article 42 and
Article 3, Tenant, in all events and at Tenant's sole cost and expense, shall comply with all provisions of the Americans with Disabilities Act and any successor law of like import then in force insofar as it relates to the demised premises including, the performance of all Tenant's Changes, structural and otherwise, foreseen and unforeseen in order so to comply.

     C. Tenant agrees to indemnify and save Landlord harmless from and against any and all bills for labor performed and equipment, fixtures and materials furnished to Tenant and applicable sales taxes thereon as required by New York law and from and against any and all liens, bills or claims therefor or against the demised premises or the building and from and against all losses, damages, costs, expenses, suits and claims whatsoever in connection with Tenant's
Changes, except to the extent caused by the negligence or willful misconduct of
Landlord. The cost of Tenant's Changes shall be paid for in cash or its equivalent, so that the demised premises and the building shall at all times be free of liens for labor and materials supplied or claimed to have been supplied.

     D. Tenant, at its expense, shall cause any Tenant's Changes consented to by
Landlord to be performed in compliance with all applicable requirements of insurance bodies having jurisdiction and in such manner as not to unreasonably interfere with, delay or impose any

                                       15

additional expense upon the Landlord in the maintenance or operation of the building and so as to maintain harmonious labor relations in the building.

     E. If the performance of Tenant's Changes shall unreasonably interfere with the comfort and/or convenience of other tenants in the building or shall cause damage to or otherwise interfere with the occupancy of adjacent buildings.
Tenant shall upon Landlord's demand remedy or remove the condition or conditions complained of. Tenant further covenants and agrees to indemnify and save
Landlord harmless from and against any and all claims, losses, damages, costs, expenses, suits and demands whatsoever made or asserted against Landlord by reason of the foregoing.

     F. Tenant agrees to use only contractors and subcontractors first approved in writing by Landlord (for each trade except for HVAC and fire safety, for which trades Landlord shall designate a subcontractor, the charges for which shall be competitive with other union subcontractors which perform such trades in similar first-class office buildings in Manhattan) for the performance of
Tenant's Changes following the Initial Work and Additional Work (as such terms are hereinafter defined) and any maintenance and repair obligations of Tenant, which approval shall not be unreasonably withheld or delayed; provided that any such contractor or subcontractor shall be duly licensed and insured and experienced in the performance of construction in first class office buildings in the Borough of Manhattan and all such contractors and subcontractors and the employees and agents thereof shall conform to Landlord's reasonable labor regulations and shall not create any work stoppage, picketing or any other labor disruption or dispute.

     G. Tenant shall keep detailed records of Tenant's Changes estimated to cost more than $5,000.00 and of the cost thereof. Tenant shall furnish copies of such records to Landlord within 15 days after completion of any such Tenant's
Changes. In addition, promptly after the completion of any Tenant's Changes,
Tenant shall furnish to Landlord a complete set of "as-built" plans and specifications.

     H. As a condition to Landlord's consent to any Tenant's Changes which include the installation of telecommunication cabling and equipment
(collectively, "Communications Equipment") located in space outside of the demised premises, such as, but not limited to, basement space, corridor space and riser space (collectively, "Building Space"), Tenant agrees that upon the expiration or other termination of this lease, Tenant shall, at Tenant's expense
(i) remove the Communications Equipment, (ii) repair and restore the Building
Space to the condition existing prior to the installation thereof and (iii)
repair any damage to the Building Space due to such removal. Nothing herein contained shall be deemed to permit the installation of Communications Equipment in the demised premises or any Building Space, unless Landlord shall have consented thereto in accordance with this Article 42.

     I. Landlord has applied for real property tax benefits under the Industrial and Commercial Incentive Program pursuant to Title 11, Chapter 2, Subchapter 2,
Part 4 (Section 11-256 et seq.) of the Administrative Code of The City of New
York and accordingly, this lease is subject to the provisions of Executive Order
Nos. 50 (1980) and 108 (1986) and the Rules and Regulations promulgated thereunder, as same may from time to time be amended and the New York City
Industrial and Commercial Incentive Program and the Rules and Regulations
promulgated thereunder (the "ICIP"). To the extent required, all Tenant's
Changes must be done in strict compliance with the ICIP laws for as long as the
Building continues to qualify for ICIP benefits and, to the extent required,
Tenant acknowledges that Landlord may be required to condition its approval for any work to be done within the demised premises on the approval of a governmental agency in connection with the foregoing. In furtherance of the foregoing, Tenant and Tenant's contractor must cooperate in filing documents required by the Department of Finance and the Department of Business Services of
the City of New York in the procurement of an ICIP exemption, the Lower
Manhattan Energy Program Abatement, and the Lower Manhattan Real Property Tax
Abatement Program.

                                       16

43. CERTIFICATES BY TENANT:

     At any time and from time to time. Tenant, for the benefit of Landlord and/or any other person, firm or corporation specified by Landlord, on at least ten (10) business days prior written request by Landlord, will deliver to
Landlord a duly acknowledged statement, certifying that this lease is not modified and is in full force and effect (or if there shall have been modifications that same is in full force and effect as modified, and stating the modifications); the Commencement and Expiration Dates hereof; the dates to which the fixed rent, additional rent and other charges have been paid; whether or not, to the best knowledge of the signer of such statement, there are any then existing defaults on the part of either Landlord or Tenant in the performance of the terms, covenants and conditions of this lease, and if so, specifying the default of which the signer of such statement has knowledge; and such other information as Landlord may reasonably request with respect to this lease.

44. LIMITATION OF LIABILITY:

     Tenant agrees that the liability of Landlord under this lease and all matters pertaining to or arising out of the tenancy and the use and occupancy of the demised premises, shall be limited to Landlord's interest in the building and in no event shall Tenant make any claim against or seek to impose any personal liability upon any general or limited partner of Landlord, or any principal of any firm or corporation that may hereafter be or become the
Landlord.

45. INDEMNIFICATION AND INSURANCE:

     A. Tenant shall indemnify and save harmless Landlord and its agents against and from (i) any and all claims (a) arising from (x) the conduct or management of the demised premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created in or about the demised premises during the term hereof or during the period of time, if any, prior to the
Commencement Date that Tenant may have been given access to the demised premises, unless caused by or attributable to the negligence or willful misconduct of Landlord, or (b) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents visitors, invitees or contractors or subcontractors of any tier, and (ii) all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding at Tenant's expense by counsel reasonably satisfactory to Landlord, without any disclaimer of liability in connection with such claim.

     B. Tenant shall secure and keep in full force and effect throughout the term hereof, at Tenant's sole cost and expense (i) Comprehensive General
Liability Insurance, written on an occurrence basis, to afford protection in such amount as Landlord may determine and in no event less than $5,000,000 combined single limit for personal and bodily injury and death arising therefrom and Broad Form property damage arising out of any one occurrence in, upon, adjacent to or in connection with the demised premises or any part thereof, which insurance shall include coverage for contractual liability (including the matters set forth in Paragraph A above), owner's protective liability, independent contractor's liability and completed operations liability; (ii)
during the course of construction of any Tenant's Changes and until completion thereof, Builder's Risk insurance on an "all risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering the interests of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the building and all materials and equipment in or about the demised premises; (iii) Workers' Compensation
Insurance, as required by law and (iv) such other insurance in such amounts as
Landlord may reasonably require from time to time, provided that such insurance in such amounts is then being required of office tenants by Landlords of first-
class, non-institutional office buildings in Manhattan. All such insurance shall contain only such "deductibles" as are then customary for insurance covering such circumstances in such amounts. The minimum amounts of insurance required under this Paragraph shall not be construed to limit the extent of Tenant's liability under this lease. In addition, prior to any entry upon the demised

                                       17

premises by Tenant or any of Tenant's employees, agents or contractors, Tenant shall deliver or cause to be delivered to Landlord certificates evidencing that all insurance required hereunder is in full force and effect. Tenant shall have the right to insure and maintain the insurance coverages set forth in this
Paragraph under blanket insurance policies covering other premises occupied by
Tenant so long as such blanket policies comply as to terms and amounts with the insurance provisions set forth in this lease; provided that upon request, Tenant shall deliver to Landlord a certificate of Tenant's insurer evidencing the portion of such blanket insurance allocated to the demised premises.

     C. All such insurance shall be written in form and substance reasonably satisfactory to Landlord by an insurance company in a financial size category of not less than XII and with general policy holders' ratings of not less than B+, as rated in the most current available "Best's" insurance reports, or the then equivalent thereof, and licensed to do business in New York State and authorized to issue such policies. All policies of insurance procured by Tenant shall contain endorsements providing that (a) such policies may not be reduced or cancelled (including for non-payment of premium) or allowed to lapse with respect to Landlord or materially changed or amended except after thirty (30)
days' prior notice from the insurance company to Landlord, sent by certified mail, return receipt requested; and (b) Tenant shall be solely responsible for the payment of premiums therefor notwithstanding that Landlord or any other party is or may be named as an insured. Duly executed certificates of insurance
(including endorsements and evidence of the waivers of subrogation required pursuant to Paragraph E herein) or, if required by Landlord, certified copies or duplicate originals of the original policies, together with reasonably satisfactory evidence of payment of the premiums therefor, shall be delivered to
Landlord, on or before the Commencement Date. Each renewal or replacement of a policy shall be so deposited at least twenty (20) days prior to the expiration of such policy. Tenant shall not carry any separate or additional insurance concurrent in form or contributing in the event of any loss or damage with any insurance required to be maintained by Tenant under this lease, and all policies of insurance procured by Tenant shall be written as primary policies not contributing with or in excess of coverage that Landlord may carry.

     D. All insurance procured by Tenant under this Article shall be issued in the names and for the benefit of Landlord (and each member thereof in the event
Landlord is a partnership or joint venture) and Tenant, as their respective interests may appear, and shall contain an endorsement that Landlord, although named as an insured, nevertheless shall be entitled to recover under said policies for any loss or damages occasioned to it, its agents, employees, contractors, directors, shareholders, partners and principals (disclosed or undisclosed) by reason of the negligence or tortious acts of Tenant, its servants, agents, employees and contractors.

     E. Each party shall include in each of its insurance policies covering loss, damage or destruction by fire or other casualty (insuring the building and
Landlord's property therein and the rental value thereof, in the case of
Landlord, and insuring Tenant's personal property and fixtures and business interruption insurance, in the case of Tenant) a waiver of the insurer's right of subrogation against the other party or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the insured waives before the casualty the right of recovery against any party responsible for a casualty covered by such policies, or (ii)
any other form of permission for the release of the other party. If such waiver, agreement or permission shall cease to be obtainable without additional charge, then if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy, provided, however, that Tenant shall at no time be named a loss payee under any of Landlord's insurance policies. Notwithstanding the foregoing, any failure by Tenant as an additional insured promptly to endorse to the order of
Landlord any instrument for the payment of money under a policy of which
Landlord is the owner or original or primary insured shall be a default under this lease.

     F. Each party hereby releases the other party with respect to any claim
(including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property
(including rental value or business interruption) occurring during the term

                                       18

hereof and with respect and to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured, as provided in
Paragraph E above. If, notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption), the other party is liable to the first party with respect thereto or is obligated under this lease to make replacement, repair or restoration or payment, then provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be.

     G. The waiver of subrogation or permission for release referred to in
Paragraph E above shall extend to the agents of each party and its and their employees. The releases provided for in Paragraph F above shall likewise extend to such agents and employees, if and to the extent that such waiver or permission is effective as to them. Nothing contained in Paragraphs E or F above shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein except as otherwise required in this Article. If Tenant shall fail to maintain insurance in effect as required in this Article, the release by Tenant set forth in Paragraph F above shall be in full force and effect to the same extent as if such required insurance
(containing a waiver of subrogation) were in effect.

46. ELECTRIC CURRENT:

A.   Definitions

     For purposes of this Article 46, the following terms shall have the following meanings:

     1.   The term "Landlord's Cost", shall mean, the average cost per kilowatt hour and average cost per kilowatt demand, by time of day, if applicable, to Landlord of purchasing electricity for the building, including, without limitation, fuel adjustment charges (as determined for each month of the relevant period and not averaged) rate adjustment charges, sales tax, and/or any other factors, used by the public utility company (the "Utility") servicing the building in computing its charges to Landlord applied to the kilowatt hours of energy and kilowatts of demand purchased by Landlord during a given period, and further including transmission and transformer losses (to be determined by Landlord if such losses are not measured by the
          Submeter, as defined herein); and

     2.   The term "Landlord's Statement" shall mean an instrument containing a computation of Landlord's Cost (hereinabove defined), or any other computation to be made by Landlord pursuant to the provisions of this
          Article 46.

B.   Method of Furnishing Electric Current to the demised premises

     Subject to the provisions of subdivision4 of paragraph C hereof, Tenant agrees that Landlord may furnish electricity to Tenant on a "rent inclusion"
basis or on a "submetering" basis. On the Commencement Date, and during the term hereof, unless otherwise provided in subdivision 4 of Paragraph C hereof, electricity will be furnished on a submetering basis pursuant to subdivision 1.

          1. Submetering: Landlord shall install a meter or meters
(collectively, the "Submeter") at a location or locations designated by
Landlord, the cost of which shall be shared equally by Landlord and Tenant. The cost of the Submeter shall be the actual out-of-pocket cost therefor, evidenced by a photocopy of the bill therefor delivered to Tenant upon request, not to exceed the building standard charge therefor which is $5,000 per submeter.
Tenants portion of such cost shall be paid to Landlord within fifteen (15) days following demand therefor. If and so long as electric current is supplied by
Landlord to the demised premises to service Tenant's office equipment and the machinery and mechanical equipment for supplemental air conditioning units

                                       19

utilized by Tenant, if any, Tenant will pay Landlord or Landlord's designated agent, as additional rent for such service, the amounts, as determined by the
Submeter, for the purpose of measuring Tenant's consumption and demand. In the event said air conditioning units are used by other tenants of the building, the electric charges for such units shall be allocated by Landlord proportionately, on the basis of the respective amount of rentable square feet occupied by such tenants, including Tenant. The additional rent payable by Tenant pursuant to this subdivision 1, shall be computed in the same manner as that for computation of Landlord Cost, as applied to the demised premises, plus a fee (the "Overhead
Charge") equal to six (6%) percent of such charge to Landlord, representing administrative/overhead costs to Landlord. The amounts computed from the
Submeter together with the Overhead Charge, are herein collectively called the
"Electricity Additional Rent", and such amounts computed from the Submeter shall be binding and conclusive on Tenant. If the Submeter should fail to properly register or operate at any time during the term of this lease for any reason whatsoever, Landlord may reasonably estimate the Electricity Additional Rent (on the basis of Tenant's prior consumption, if such information is available for at least one (1) year), and when the Submeter is again properly operative, an appropriate reconciliation shall be made, by Tenant paying any deficiency to
Landlord within fifteen (15) days after demand therefor, or by Landlord crediting Tenant with the amount of any overpayment, as the case may be.
Landlord, at its option, may from time to time, increase the Electricity
Additional Rent based upon an increase in Landlord's Cost. The periods to be used for the aforesaid computation shall be reasonably selected by Landlord to approximate Tenant's actual usage. Where more than one meter measures the electric service to Tenant (including such electric energy as is consumed in connection with the operation of the ventilation and air conditioning equipment servicing the demised premises), the electric service rendered through each meter shall be computed and billed cumulatively. Bills for the Electricity
Additional Rent (the "Bills") shall be rendered to Tenant at such time as
Landlord may elect, but not more frequently than monthly. The bill rendered by the Utility for such period will be made available for review by Tenant in
Landlords' offices during business hours, upon request to Landlord.

     Landlord and Tenant agree, that the Submeter might be installed subsequent to the date (the "Initial Occupancy Date") that Tenant, or anyone (including, without limitation, any contractors or other workmen) claiming under or through
Tenant first enters the demised premises. In such event, Landlord shall reasonably estimate the Electricity Additional Rent payable by Tenant for the period prior to the installation of the Submeter, which estimate may be based upon a later reading of the Submeter during the initial construction period, and
Tenant shall pay to Landlord, within fifteen (15) days after demand therefor, the amount set forth on Landlord's estimate and, after rendition of a subsequent
Landlord's Statement, an appropriate reconciliation shall be made for any deficiency owed by Tenant, or any overage paid by Tenant.

          2. Rent Inclusion

     Tenant acknowledges and agrees that if electric current is furnished to the demised premises on a rent-inclusion basis, then (i) the fixed rent set forth in this lease shall be increased by the "Electricity Rent Inclusion Factor"
(hereinafter defined and sometimes called the "ERIF") to compensate Landlord for the electrical wiring and other installations necessary for, and for its obtaining and making available to Tenant the redistribution of electric current to the demised premises as additional service, and (ii) the ERIF shall be subject to periodic adjustments as hereinafter provided. The "Electricity Rent
Inclusion Factor" shall mean (x) the average on a per rentable square foot basis of the charges for electric current to the demised premises pursuant to subdivision 1 of this Article 46 (exclusive of the Overhead Charge) for the twelve (12) full calendar months preceding the month in which the provisions of this subdivision 2 shall become effective, multiplied by 23,976 plus six (6%)
percent of the resulting total, or (y), if a complete twelve (12) calendar month period of office occupancy which accurately reflects Tenant's electrical usage in the demised premises is not available, then the amount determined by multiplying Landlord's Cost by Tenant's average kilowatt hour and average kilowatt demand usage (determined by a survey under this subdivision 2). If the provisions of this subdivision 2 shall be effective prior to the expiration of a period of twelve (12) full consecutive months during which Tenant is paying for electric energy to the demised premises pursuant to said subdivision 1 of this
Article 46 (and no survey has yet been

                                       20

made under this subdivision 2), so that the ERIF cannot be determined in the manner described in the preceding sentence, then the "Electricity Rent Inclusion
Factor" shall mean the amount determined by multiplying Landlord's Cost by
Tenant's average kilowatt hour and average kilowatt demand usage determined by the estimate of an independent, reputable electrical consultant selected and paid for by Landlord, plus six (6%) percent of the resulting total. When a survey has been made by the independent, reputable electrical consultant selected and paid for by Landlord (the "Consultant"), the parties shall make adjustment for any deficiency owed by Tenant or any overage paid by Tenant. If after the first day of any relevant period for which either of the aforesaid computations is made there is an increase or decrease in Landlord's Cost then, the ERIF for such relevant period shall be recomputed, effective on and after the change in Landlord's Cost, by applying such changed rate and/or charges to the aforedescribed consumption and demand.

     The parties agree that the Consultant shall determine (i) the ERIF in accordance with the provisions of this subdivision 2 and (ii) the changes in the
ERIF due to changes in Landlord's Cost. The Consultant may from time to time make surveys in the demised premises of the electrical equipment and fixtures and use of current therein, and the ERIF, effective as of the date of the survey, shall be redetermined by the Consultant in accordance with the survey results and the provisions of this subdivision 2, based solely on changes in
Tenant's usage of electricity or changes in the cost of electricity.

     The determination by the Consultant shall be binding and conclusive on
Landlord and Tenant from and after the delivery of copies of such determinations to Landlord and Tenant, unless within forty-five (45) days after the delivery of such copies, Tenant disputes such determinations by having an independent reputable electrical consultant selected and paid for by Tenant, consult with
Landlord or its consultant as to said determinations. If they shall both agree upon the same, their said agreement shall be binding upon the parties, or if the difference between them is five (5%) percent or less of the determinations made by the Consultant, then the determinations made by the Consultant shall be binding upon the parties. If Landlord or the Consultant and Tenant's consultant can not agree within the said five (5%) percent of each other, they shall jointly select a third duly qualified independent, reputable electrical consultant who shall determine the matter and whose decision shall be binding upon both parties with the same force and effect as if a non-appealable judgment had been entered by a court of competent jurisdiction. If Landlord or the
Consultant and Tenant's consultant can not agree upon such a third electrical consultant, the matter shall be submitted to the American Arbitration
Association in New York City to be determined in accordance with its rules and regulations and the decision of the arbitrators shall be binding upon the parties with the same force and effect as if a non-appealable judgment had been entered by a court of competent jurisdiction. Any charges of such third consultant or of the American Arbitration Association and all costs and expenses of either shall be borne equally by both parties. When the amount of such increase has been determined, the parties shall execute an agreement supplementary hereto to reflect such adjustment in the amount of fixed rent effective from the date determined by such electrical consultant as aforesaid.
Notwithstanding the foregoing, until such final determination, Tenant shall pay fixed rent to Landlord in accordance with the determinations made by the
Consultant. After such final determinations, the parties shall make adjustment for any deficiency owed by Tenant or any overage paid by Tenant.

     C. General Conditions

          1. Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. The building will be equipped with risers, feeders and wiring so as to furnish electric service (connected load) to the demised premises of up to six (6) watts per rentable square foot for lighting and power, exclusive of electricity for the building HVAC system servicing the demised premises.

          2. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to Tenant's floor(s)
or space (if less than an entire floor) or the capacity of the risers or wiring installation in the building. Tenant agrees not to connect any

                                       21

additional electrical equipment to the building electric distribution system, other than lamps, personal computers and other small office machines which consume comparable amounts of electricity, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any additional riser or risers to supply Tenant's additional electrical requirements (in excess of the capacity set forth in Section C.1 above), upon written request of Tenant but subject to the prior written approval of Landlord in each instance, will be installed by Landlord, at Tenant's sole reasonable cost and expense, if, the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

          3. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc. may be changed by virtue of time-of-day rates or other methods of billing, and that the references in the foregoing subdivisions to changes in methods of or rules on billing are intended to include any such changes.

          4. Landlord reserves the right at any time, and from time to time, during the term of this lease, upon thirty (30) days prior written notice to
Tenant, to change the furnishing of electricity to Tenant from a rent inclusion basis to a submetering basis, or visa versa, if required to do so by law or requirements of insurance bodies or the Utility. In addition, if Landlord shall elect to terminate furnishing electricity to a majority of the tenants in the building then receiving electricity from Landlord, Landlord shall have the right to terminate the furnishing of electricity to the demised premises on a rent-inclusion, submetering, or any other basis at any time, upon thirty (30)
days' written notice to Tenant in which event Tenant may make application directly to the Utility for Tenant's entire separate supply of electric current to the demised premises and Landlord shall permit its wires and conduits, to the extent available and safely capable in Landlord's sole judgment, to be used for such purpose. Any additional meters, risers or other equipment or connections necessary to enable Tenant to obtain electric current directly from the Utility shall be installed at Tenant's sole cost and expense, subject to the provisions of this lease. Rigid conduit only will be allowed. Landlord, upon the expiration of the aforesaid thirty (30) days' written notice to the Tenant, or upon such later date as direct service is commenced from the Utility (provided Tenant is pursuing same with reasonable diligence), may discontinue furnishing the electric current but this lease shall otherwise remain in full force and effect.
Landlord will permit Tenant to continue to receive electricity from Landlord on a redistribution basis for such period of time as is reasonably required by
Tenant to arrange to obtain electricity service directly from the Utility.
Commencing when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the fixed rent payable under this lease shall be reduced where electricity rent inclusion is discontinued, by a sum equal to what the ERIF portion of the fixed rent was at the time of such discontinuance
(the parties acknowledge that in the case of termination of redistribution by submetering, the fixed rent payable under this lease would not be affected thereby).

          5. In the event that pursuant to any of the provisions of this
Article, any initial determinations, statements or estimates are made by or on behalf of Landlord (whether such initial determinations, statements or estimates are subject to dispute or not pursuant to the provisions of this Article),
Tenant shall pay to Landlord the amount(s) set forth on such initial determinations, statements or estimates, as the case may be, until subsequent determinations, statements or estimates are rendered, at which time, the parties shall make adjustment for any deficiency owed by Tenant, or any overage paid by
Tenant.

          6. Notwithstanding any provisions of this Article 46 and regardless of the manner of service of electric current to the demised premises (whether by rent inclusion or submetering), in no event shall the cost to Tenant for electric energy to the demised premises be less or more than one hundred six
(106%) percent of Landlord's Cost.

          7. If any tax (other than an income tax) is imposed upon Landlord in connection with the sale or resale of electric current to Tenant by any Federal, state or municipal authority, Tenant agrees that, unless prohibited by law, a portion of such taxes (based on the amount of the Electricity

                                       22

Additional Rent as applied to the appropriate tax rate) shall be passed on to, and included in the bill of, and paid by Tenant to Landlord as additional rent.

47. ADDENDA TO ARTICLE 6 - REQUIREMENTS OF LAW:

     Notwithstanding any provision of Article 6 to the contrary, Landlord shall have the right (but not the obligation), upon notice to Tenant, to perform any of Tenant's obligations which may arise under Article 6 during the term hereof, the cost of which shall be paid by Tenant to Landlord, as additional rent hereunder, within fifteen (15) days after demand therefor.

48. BROKER:

     Landlord and Tenant each represents and warrants to the other party that it neither consulted nor negotiated with any broker or finder with regard to the rental of the demised premises from Landlord other than Julien J. Studley, Inc.
Landlord and Tenant each agrees to indemnify and hold the other party harmless from any damages, costs and expenses suffered by the indemnified party by reason of any breach of the foregoing representation by the indemnifying party.
Landlord agrees to pay the commission earned by said broker in connection with this lease in accordance with a separate written agreement.

49. BINDING EFFECT:

     It is specifically understood and agreed that this lease is offered to
Tenant for signature by the managing agent of the building solely in its capacity as such agent and subject to Landlord's acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not, in any way, bind Landlord or its agent until such time as this lease shall have been approved and executed by Landlord and delivered to
Tenant.

50. LAYOUT AND FINISH; LANDLORD'S CONTRIBUTION; BASE BUILDING WORK:

     A. 1. Tenant, at Tenant's expense, shall prepare a final plan or final set of plans (which said final plan or final set of plans, as the case may be, is hereinafter called the "Plans") which shall contain complete information
(including all engineering required) and dimensions necessary and sufficient for the construction and finishing of the demised premises and which shall be subject to Landlord's prior written approval. The final approved Plans shall be submitted by Tenant to Landlord on or before October 31, 1998. Landlord's review and approval thereof shall be in accordance with the terms of Article 42 hereof as applicable to Tenant's Changes. Any delay in submitting the Plans shall be deemed a delay caused by Tenant pursuant to Section B.8(b) of this Article. Any revisions to the Plans required by Landlord shall be performed by Tenant within three (3) business days after demand therefor by Landlord, provided that any delay beyond such period shall be deemed a delay caused by Tenant pursuant to
Section B(8)b of this Article.

          2. If Tenant shall not utilize the services of Landlord's designated architect or engineer in connection with the preparation of the Plans, Landlord may submit the Plans (and any revisions thereto) to Landlord's designated architect or engineer for review and Tenant shall pay to Landlord, upon demand as additional rent hereunder, the reasonable, out-of-pocket fees paid by
Landlord to said engineer for such review.

          3. Following the approval of the Plans, Tenant's architect shall simultaneously submit the Plans to Landlord's designated contractor, to one (1)
general contractor selected by Tenant from the list of general contractors annexed hereto as Exhibit "A" and made a part hereof and to one (1) general contractor ("Tenant's Contractor") selected by Tenant and approved in advance by
Landlord in accordance with the criteria set forth below (such three (3)
contractors being herein called "Approved Contractors") of which selection
Landlord shall be informed prior to October 31, 1998, and submit three (3) sets of the Plans to Landlord. Landlord, in cooperation with Tenant, shall conduct a sealed bidding procedure for the performance of the work and installations specified on the Plans (the "Initial Work") including bids from all Approved
Contractors which have submitted

                                       23

bids on or before 12:00 p.m. on the date which is seven (7) business days following such submission by Tenant of the Plans for bidding, along with an estimated date of substantial completion of the Initial Work by the bidder (the
"Estimated Completion Date"), the results of which shall be reviewed by Tenant, and if Landlord's designated general contractor (which as of the date hereof is
Ambassador Construction Company) shall be the lowest bidder or if Landlord's designated general contractor shall have agreed to match the lowest bid received in such bidding, then Landlord shall perform the Initial Work in and to the demised premises in accordance with Section B of this Article 50. If Landlord's designated general contractor shall not be the lowest bidder and shall not have agreed to match the lowest bid received in such bidding, then Tenant, at
Tenant's expense, subject to Section C of this Article 50, shall make and complete in and to the entire demised premises all of the Initial Work specified in the Plans in accordance with the terms, covenants and conditions of this
Lease, including, without limitation, Articles 3, 42 and 45 and Section C of this Article 50 using the Approved Contractor which took part in said bidding process and submitted the lowest bid and if Tenant shall commence the Initial
Work prior to the Commencement Date set forth herein, then the Commencement Date shall be deemed to be the date upon which Tenant or any person acting on
Tenant's behalf enters the demised premises for the purpose of commencing the performance of the Initial Work and the Expiration Date set forth herein shall remain unchanged. In the event that Landlord is to perform the Initial Work, then Section C of this Article 50 shall be null and void and of no force or effect, and there shall be no Landlord's Contribution (as defined in said
Section C). In the event that Tenant is to perform the Initial Work, then
Section B of this Article 50 shall be null and void and of no force or effect,
Landlord shall be required to perform no work or alterations to the demised premises other than the Base Building Work (hereinafter defined) for Tenant's occupancy thereof, and the Initial Work shall be performed only by those subcontractors approved in advance by Landlord (for all trades except for heating, ventilation and air conditioning, electric and fire safety for which trades Landlord shall designate one (1) subcontractor, the charges for which shall be competitive with other union subcontractors which perform such trades in similar first-class office buildings in Manhattan), which approval shall not be unreasonably withheld, provided such subcontractors shall be duly licensed and adequately insured and experienced in the performance of construction in first class office buildings in the Borough of Manhattan and the employees thereof shall be union members in good standing and shall not create any work stoppage, picketing or labor disruption or dispute. Landlord agrees not to unreasonably withhold its approval of Tenant's Contractor, provided that in
Landlord's sole determination exercised in good faith (i) such proposed Tenant's
Contractor shall be duly licensed and insured and experienced in the performance of construction in first class office buildings in the Borough of Manhattan and such proposed Tenant's Contractor and the employees and agents thereof shall conform to Landlord's reasonable labor regulations and shall not create any work stoppage, picketing or any other labor disruption or dispute; (ii) information shall have been submitted to Landlord, including at least three (3) references, substantiating that the proposed Tenant's Contractor has significant recent experience in general contracting on similar jobs in first-class office buildings in Manhattan; (iii) neither Landlord nor any of its affiliates shall have experienced difficulties in the performance or completion of any work or alterations performed by Tenant's Contractor for Landlord or its affiliates or in any building owned or managed by Landlord or its affiliates; and (iv) the size and financial capability of the proposed Tenant's Contractor are sufficient to discharge its obligations to perform and complete the Initial Work.

     B. 1. (a) In accordance with the Plans, Landlord, at Landlord's expense, subject to the Cap (as defined in Paragraph B.9 of this Article) and except as otherwise expressly specified in this lease, will cause its designated contractor to make and complete in and to the demised premises the Initial Work.

          (b) Notwithstanding any provision of this lease to the contrary, any requests for revisions to the Plans or other notices to be given to Tenant by
Landlord pursuant to this Article may be given to Tenant's architect, either (i)
delivered personally or (ii) sent by certified mail, return receipt requested, or overnight courier, with receipt acknowledged, to such architect's last known business address.

                                       24

          2. The term "Work Cost" as used in this Article shall mean the actual cost to Landlord of furnishing and installing the Initial Work. There shall be no charge to Tenant for after-hours freight elevator service used by Landlord's designated contractor in connection with the Initial Work.

          3. In all instances where Tenant is required to supply information or authorizations with regard to the Initial Work. Tenant shall supply the same within three (3) business days after written request therefor by Landlord.

          4. Except as provided in this Article, Landlord shall not be required to spend any money or to do any work to prepare the demised premises for
Tenant's occupancy. The specifications of the Initial Work and Additional Work
(in accordance with Section B.10 of this Article), if any, subject to the Cap, and the Base Building Work (hereinafter defined) represent the limit of
Landlord's responsibilities in connection with the preparation of the demised premises and, except as so provided, Tenant shall take the demised premises
"as-is". Any other improvements, alterations or additions shall be performed by
Tenant, but subject to all of the terms, conditions and covenants of this lease.

          5. (a) Landlord shall endeavor to substantially complete the Initial
Work prior to the Estimated Completion Date. However, except as otherwise provided in Paragraph 5(b) below, Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance and this lease shall not be affected thereby. If the Initial Work is substantially completed on a day other than the Commencement Date hereinabove set forth, then notwithstanding anything in this lease to the contrary, the Commencement Date shall be deemed to be the date which is three (3) business days after notice is given to Tenant of the substantial completion of the Initial Work. If Tenant shall dispute whether the Initial Work has been substantially completed, then, pending the resolution of such dispute, the Commencement Date shall nevertheless be deemed to have occurred three (3) business days after Landlord's notice and
Tenant shall be obligated to pay fixed rent and additional rent as and when provided in this lease. In no event shall the Expiration Date be postponed beyond August 31, 2009. Landlord agrees that it will use reasonable efforts to promptly obtain contracts for the performance of the work required to be performed by it and to arrange to have all such work commenced without delay and prosecuted without unnecessary interruption until completion.

               (b) In the event that the Initial Work and the Base Building Work shall not be substantially completed on or before the Estimated Completion Date set forth in the final accepted bid of Landlord's designated contractor, then the fixed rent payable following the Free Rent Period (defined in Article 51 hereof) shall abate one (1) day for each day of such delay. Such rights of rental abatement shall be Tenant's exclusive remedy with respect to the failure to deliver possession of the demised premises. Notwithstanding the foregoing, if the Initial Work has not been substantially completed by the Estimated
Completion Date because of delay due to fire, casualty, inability to obtain materials due to any event enumerated in Article 27 hereof, a default by Tenant hereunder beyond the expiration of applicable notice and cure periods provided herein, any delay itemized in Sections A.l or B.8(b) of this Article, the date by which Landlord shall be permitted to substantially complete the Initial Work hereunder shall be extended one (1) day for each day of such delay. Tenant shall have no right to the abatement provided herein until the expiration of such period and any period added to it pursuant to the preceding sentence by reason of such delay.

          6. Tenant may be permitted to enter into the demised premises for installation of its machinery, equipment and fixtures and performance of its work, all as permitted by this lease prior to the substantial completion of the
Initial Work and the Base Building Work at its sole risk, provided that such entry and work do not interfere in any way with Landlord's performance of the work to be done by Landlord. At any time during such period of prior entry, if
Landlord notifies Tenant that Tenant's entry or work is interfering with or delaying Landlord's performance of the Initial Work, Tenant shall forthwith discontinue any further work and shall remove from the demised premises and shall cause its workmen or contractors to remove therefrom, any equipment, materials or installations which are the subject of Landlord's notice.

                                       25

          7. Subject to the provisions of Article 3 hereof, all work performed and installations made by Landlord, including, without limitation, the air conditioning equipment, shall, upon installation, become Landlord's property and shall be surrendered at the expiration or sooner termination of the term of this lease, in good condition, reasonable wear and tear excepted.

          8. (a) For the purposes of this Article, the Initial Work shall be deemed to be substantially completed when all major construction is completed
(or when all major construction would have been completed but for delays caused by Tenant as provided in this Paragraph 8 or otherwise) although minor items and/or Additional Work (hereinafter defined) are not substantially completed.
Such unfinished work shall include, but not be limited to, any uncompleted construction or improvements which do not materially interfere with Tenant's use and occupancy of the demised premises. Tenant shall promptly submit to Landlord a "punch-list" of such minor unfinished work which punch-list items, after approval by Landlord, will be diligently completed. Tenant shall periodically inspect the Initial Work and make any objections thereto, if called for, without delay, so as to mitigate changes, delays and costs.

               (b) Tenant specifically acknowledges and agrees that the Work
Cost will increase and there will be delay in completion of the Initial Work by reason of (i) Tenant's delay or failure in making required changes to the Plans;
(ii) unreasonable delay or failure by Tenant in supplying information, approving estimates or giving authorizations; (iii) Tenant's making changes or additions in the plans or specifications or materials originally approved; (iv)
interference by Tenant or Tenant's contractors with the performance of the
Initial Work; (v) delay or failure of any special long-lead time materials selected by Tenant despite reasonable efforts by Landlord's contractor, if any such delay was not previously included in the determination of the Estimated
Completion Date; (vi) Additional Work (as hereinafter defined) or the request therefor (without regard to any time periods granted to Tenant hereunder for the approval of estimates and/or revisions of Tenant's Plans); and (vii) any resubmissions or revisions of Tenant's Plans requested by Tenant (without regard to any time periods granted to Tenant hereunder for making such resubmissions or revisions). Landlord shall not be responsible for any of the delays set forth in this Article, and, at Landlord's option, the Commencement Date of this lease shall be three (3) business days after the date on which the Initial Work would have been substantially completed if not for the occurrence of any such delays.

          9. Notwithstanding anything contained to the contrary in this lease, the Work Cost which Landlord shall provide Tenant without charge shall be EIGHT
HUNDRED THIRTY-NINE THOUSAND ONE HUNDRED SIXTY AND 00/100 ($839,160.00) DOLLARS
(the "Cap"), unless (a) the final accepted bid of Landlord's designated general contractor (the "IW Price") shall exceed the Cap and Tenant shall have made all payments required by it pursuant to the following sentence or (b) the Work Cost shall exceed the Cap for any reason other than any of the causes set forth in subparagraphs of Paragraph 8(b) of Section B of this Article or as otherwise caused by Tenant, (which excess in the case (b) above shall be paid as additional rent hereunder pursuant to the terms of this lease). If the IW Price shall exceed the Cap, Tenant shall pay Landlord fifty (50%) percent of such excess within three (3) business days after the determination of the IW Price and the remaining balance of such excess within three (3) days after Landlord's notice of the substantial completion of the Initial Work. Notwithstanding anything in this Article 50 to the contrary, in the event the actual aggregate
Work Cost is less than the Cap, then, provided Tenant is not in default under this lease, beyond the expiration of applicable notice and cure periods provided herewith, the difference between the final Work Cost and the Cap shall be credited against the fixed rent payable by Tenant after the expiration of the
Free Fixed Rent Period set forth in of Article 51 of this lease.

          10. In the event Landlord has agreed to allow the performance of any additions or changes to the Initial Work set forth on the approved Plans (the
"Additional Work") such work shall be subject to Landlord's prior written approval in accordance with the terms of Article 42 hereof, but in any event
Landlord shall respond reasonably promptly to any such request by Tenant.
Additional Work shall be performed only by Landlord's designated contractor and otherwise be deemed a Tenant's Change pursuant to Article 42 hereof. Prior to commencing such Additional Work, Landlord's contractor shall advise Tenant of the cost of the Additional Work to be performed (the

                                       26

"Estimate"). In connection with the Additional Work, Landlord shall require its designated general contractor to obtain bids for each trade from at least three
(3) subcontractors, other than HVAC and fire safety (for which trades Landlord shall designate the subcontractor) and accept the lowest bid received for each trade. Landlord shall make all such bids available to Tenant for review. If at such time it is impractical to obtain such bids, the rates charged by such contractors shall in no event exceed rates for such Additional Work charged by union labor performing such trades in similar first-class office buildings in
Manhattan. The Estimate shall take into account any actual savings occasioned by work or material not purchased, used or performed as a result of such Additional
Work. Within three (3) days after the submission of the Estimate, Tenant shall, in writing, either accept or reject the Estimate. Tenant's failure either to accept or reject the Estimate within said three (3) day period shall be deemed a rejection thereof. Tenant may only accept the Estimate by countersigning a copy thereof and returning same to Landlord's designated contractor together with a sum equal to twenty (20%) percent of the Estimate, or such greater amount as may be reasonably requested by Landlord's designated contractor. Tenant shall contract directly with Landlord's contractor for the performance of any
Additional Work and Landlord shall have no obligation or liability in connection therewith. Thereafter, Tenant shall pay the balance of the cost of the
Additional Work at such time or times as reasonably agreed to between Tenant and
Landlord's designated contractor, but in no event shall the balance be paid later than the completion of the Additional Work, upon rendition of a reasonably detailed invoice therefor. In the event that Tenant shall reject the Estimate or fail to respond thereto within the above time period, then Landlord shall be deemed to be directed to perform the Initial Work without taking into account such requested Additional Work, and any delay in the completion of the Initial
Work occasioned by such request for Additional Work shall be deemed to be a
Tenant delay under Section B.8(b) of this Article.

          11. If Tenant shall fail to make timely payment of any sums payable pursuant this Article, then, in addition to all other rights and remedies afforded Landlord in the event of such non-payment, Landlord may, without notice to Tenant, discontinue the performance of the Initial Work and/or cause
Landlord's designated contractor to discontinue the performance of Additional
Work (or any items thereof) until such time as Tenant makes payment of all such past due sums and provides Landlord with adequate assurance of the timely payment of all additional sums which may or shall be payable by Tenant pursuant to this Article. Any delay resulting from the discontinuance of the Initial Work and/or Additional Work pursuant to this Paragraph shall be deemed a delay caused by Tenant.

     C.   1. Tenant shall, at Tenant's expense, and as part of Tenant's Changes
(as defined in Article 42), perform all of the Initial Work in the entire demised premises, subject to the provisions of this lease. Tenant agrees with respect to its activities and work that it will conform to all of Landlord's labor regulations and shall not do or permit anything to be done that might create any work stoppage, picketing or other labor disruption or dispute.
Tenant agrees that it will, prior to the commencement of any work in the demised premises, deliver to Landlord all policies of insurance required to be supplied to Landlord by Tenant pursuant to the terms of this lease.

          2. In consideration of Tenant performing all of the Initial Work and for Tenant completing such work in the entire demised premises, Landlord agrees that if Tenant, within a period of ten (10) months from the commencement of the term of this lease shall have submitted to Landlord (a) a detailed itemization of the building standard leasehold improvements installed by Tenant in the entire demised premises, (b) together with receipted paid bills therefor, (c) an opinion of counsel or other evidence satisfactory to Landlord to the effect that there has not been filed with respect to the building and/or the demised premises or any part thereof or upon Tenant's leasehold interest therein any vendor's, mechanic's, laborer's, materialman's or other lien which has not been discharged of record and (d) the Initial Work shall have been uniformly performed in the entire demised premises, Landlord shall reimburse or cause to be reimbursed to Tenant an amount equal to the lesser of (i) the actual cost of the Initial Work or (ii) EIGHT HUNDRED THIRTY-NINE THOUSAND ONE HUNDRED SIXTY
AND 00/100 ($839,160.00) DOLLARS, representing "Landlord's Contribution" to such work, it being understood and agreed that Landlord's Contribution shall not exceed the sum of EIGHT HUNDRED THIRTY-NINE THOUSAND ONE HUNDRED

                                       27

SIXTY AND 00/100 ($839,160.00) DOLLARS, and that all costs and expenses in excess of said sum shall be borne solely by Tenant.

          3. Upon Tenant's request, Landlord's Contribution as provided in
Paragraph C.2 hereof shall be paid out from time to time (in contradistinction to completion and receipt by Landlord of paid bills) as the Initial Work progresses, but not more frequently than monthly, which request by Tenant shall be accompanied by the following:

          (a) A certificate signed by Tenant or Tenant's architect, dated not more than ten (10) days prior to such request, setting forth the following:

               (i) that the sum then requested is justly due to persons who have rendered services or furnished materials for the work therein specified, and giving a brief description of such services and materials and the several amounts due to each of said persons in respect thereof, and stating that no part of such expenditure is being made the basis, in any previous or then pending prior request, for the receipt of Landlord's Contribution or has been made out of the proceeds of Landlord's Contribution received by Tenant, and that the sum then requested does not exceed the value of the services and materials described in the certificate;

               (ii) that except for the amount, if any, stated pursuant to the foregoing subdivision (a)(i) in such certificate to be due for services or materials, there is no outstanding indebtedness (except for withholding of ten
(10%) percent of such amount) known to the persons signing such certificate, which is then due for labor, wages, materials, supplies or services in connection with such work which, if unpaid, might immediately become the basis of a vendor's, mechanic's, laborer's or material man's statutory or similar lien upon such work or upon the land and building or any part thereof or upon
Tenant's leasehold interest.

          (b) an opinion of counsel or other evidence, reasonably satisfactory to Landlord to the effect that there has not been filed with respect to the land and building or any part thereof any lien which has not been discharged of record.

     Subject to the provisions of Paragraph C.2 hereof, upon compliance with the foregoing provisions of this Paragraph C.3, Landlord shall pay or cause to be paid to Tenant or the persons named (pursuant to subdivision (a)(i) of this
Paragraph) in such certificate, the respective amounts stated therein to be due to them provided, however, that Landlord's Contribution shall not exceed the sum of EIGHT HUNDRED THIRTY-NINE THOUSAND ONE HUNDRED SIXTY AND 00/100 ($839,160.00)
DOLLARS and that all costs and expenses in excess of said sum shall be borne solely by Tenant.

     D. 1. Tenant acknowledges that it has inspected the demised premises and agrees to accept possession thereof in its then "as-is" condition on the
Commencement Date, it being understood and agreed that Landlord shall not be obligated to make any improvements, alteration or repairs to the demised premises, except that Landlord agrees to do the following work ("Base Building
Work"), at its sole cost and expense and without charge to Tenant, all of which shall be of material, manufacture, design, capacity and finish selected by
Landlord as standard of the building:

          (i)  perform building standard demolition of existing installation;

          (ii) provide existing building HVAC system in proper working order with existing trunk capped at the core;

          (iii) provide dead piping cut to the core;

          (iv) provide main sprinkler loop in accordance with applicable New
               York City code requirements in proper working order, ready for branch systems to be installed by Tenant;

                                       28

          (v) level floor (remove existing floor tiles);

          (vi) remove existing internal stairway, restore slab and apply new standard fireproofing to the deck;

          (vii) remove wiring (to the extent reasonably practicable) from under floor cell system;

          (viii) obtain and deliver one (1) ACP-5 certification covering the demised premises;

          (ix) perform refurbishment to existing core bathrooms in accordance with the specifications set forth in the letter annexed hereto as Exhibit "B"
and made a part hereof; and

          (x) install one (1) unisex handicapped accessible lavatory at a location designated by Landlord, in accordance with the existing requirements of the American with Disabilities Act, and in accordance with the specifications set forth in the letter annexed hereto as Exhibit "C" and made a part hereof
(the "ADA Lavatory").

          2. The work and installations required to be performed by Landlord pursuant to this Section shall be at least equal to standards adopted by
Landlord for the building. Base Building Work shall constitute a single non-recurring obligation on the part of Landlord and there shall be no credits for unused items. Subject to delays caused by Tenant or circumstances beyond
Landlord's reasonable control, Landlord shall substantially complete all items of the Base Building Work, other than items (ix) and (x), prior to the
Commencement Date. In the event that Tenant's final approved Plans indicate that the intended location of the ADA Lavatory differs from the location designated by Landlord therefor, then either:

               (a) if Landlord is to perform the Initial Work in accordance with
Section B of this Article, (i) item (x) shall be deleted from the Base Building
Work; (ii) the Cap set forth in Paragraph B.9 of this Article shall be increased by $23,531.00; and (iii) Landlord shall install the ADA Lavatory as part of the
Initial Work in accordance with said Section B; or

               (b) if Tenant is to perform the Initial Work in accordance with
Section C of this Article, (i) item (x) shall be deleted from the Base Building
Work; (ii) Landlord's contribution set forth in Section C of this Article shall be increased by $23,531.00; and (iii) Tenant shall install the ADA Lavatory as part of the Initial Work in accordance with said Section C.

          3. Tenant acknowledges that items (ix) and (x) of the Base Building
Work will not be completed prior to commencement of the Initial Work, and that if Tenant shall perform the Initial Work pursuant to Section C of this Article,
Tenant shall accommodate Landlord's contractor, coordinate the performance of the Initial Work with the Base Building Work, and cooperate with Landlord to allow for the prompt completion of such items. Landlord and Tenant agree to reasonably cooperate with each other to coordinate the construction of the
Initial Work with the Base Building Work.

     E. Landlord agrees to perform final tie-ins to the building's class E system for the fire alarm points servicing the demised premises (the "Class E
Work") and furnish and install a strobe panel servicing the floor (the "Strobe
Panel Work"), all at Tenant's sole cost and expense, the charges for which shall be standard for the building and shall not to exceed Landlord's actual out-of-pocket cost therefor.

                                       29

51. FREE FIXED RENT:

     Provided Tenant is not in default under the terms, covenants and conditions of this lease, Tenant named herein shall have the right to use and occupy the demised premises free of fixed rent for the period (the "Free Fixed Rent
Period") commencing on the Commencement Date and ending on August 31, 1999, provided, however, that Tenant shall nevertheless be obligated to pay during the
Free Fixed Rent Period all additional rent and other charges payable hereunder
(including, without limitation, electricity charges under Article 46 hereof).
The additional rent provided for in this Paragraph shall be paid within fifteen
(15) days after demand therefor. Except for the free fixed rent allowance as herein provided, Tenant shall use and occupy the demised premises during the
Free Fixed Rent Period pursuant to all of the other terms, covenants and conditions of this lease.

52. MISCELLANEOUS:

     A. Without incurring any liability to Tenant, Landlord may permit access to the demised premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshall or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing,
Tenant property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other Department of the city, state or federal governments.

     B. No receipt of monies by Landlord from Tenant, after any reentry or after the cancellation or termination of this lease in any lawful manner, shall reinstate the lease; and after the service of notice to terminate this lease, or after the commencement of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them on account of Tenant obligations under this lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

     C. If Tenant is in arrears in the payment of fixed rent or additional rent,
Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

     D. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to
Landlord's right to recover the balance of such payment due or pursue any other remedy in this lease provided. No amounts to be refunded to Tenant or credited or applied to fixed rent or additional rent hereunder shall be so refunded, credited or applied for any period during which Tenant is in default of any of the terms, covenants or conditions on its part to be performed or observed under the lease.

     E. If in this lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent.

     F. In every case in which Tenant is required by the terms of this lease to pay to Landlord a sum of money and payment is not made within five (5) business days after the same shall become due, interest shall be payable on such sum or so much thereof as shall be unpaid from the date it

                                       30

becomes due until it is paid. Such interest shall be at an annual rate which shall be two (2) percentage points above the prime commercial lending rate of
Citibank, N.A., charged to its customers of highest credit standing for ninety
(90) day unsecured loans, in effect from time to time, but in no event more than the highest rate of interest which at such time shall be permitted under the laws of the State of New York.

     G. Notwithstanding anything contained in this lease to the contrary, Tenant covenants and agrees that Tenant will not use the demised premises or any part thereof, or permit the demised premises or any part thereof to be used, (i) for a banking, trust company, or safe deposit business, (ii) as a savings bank, or as a savings and loan association, or as a loan company, (iii) for the sale of travelers checks and/or foreign exchange, (iv) as a stock brokerage office or for stock brokerage purposes, (v) as a news and cigar stand, as such, or (vi) as a restaurant and/or bar and/or for the sale of confectionery and/or sale and/or beverages and/or sandwiches and/or ice cream and/or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever.

     H.   1. Supplementing the provisions of Article 34 hereof, Landlord will deposit said security in a segregated interest bearing account and unless paid or applied for the use or rental of the demised premises upon default of Tenant as hereinabove provided. Landlord will deliver or cause to be delivered to
Tenant, such interest as is allowed on said account at the end of the term, less one (1%) percent per annum administration expense allowed by law, provided that, upon request of Tenant (but not more frequently than once annually), Landlord shall credit any accrued interest, less said administrative fee, to the next rents coming due under this lease.

          2. If Landlord shall use, apply or retain the whole or any part of the security as provided in Article 34, Tenant shall, upon demand by Landlord, restore the amount so used, applied or retained within ten (10) days after demand is made therefor.

          3. In addition to the cash security required to be maintained pursuant to Article 34 and this Section H, as a material inducement to Landlord entering into this lease, Tenant shall deliver to Landlord simultaneously with the execution of this Lease a guaranty (the "Guaranty") in form and substance annexed hereto as Exhibit "F" and made a part hereof, executed and duly notarized on behalf of ACA Financial Guaranty Corporation ("Guarantor").

          4. In the event that either (i) Guarantor fails to provide, upon request of Landlord, financial statements reasonably acceptable to Landlord, establishing a net worth of Guarantor of at least One Hundred Million and 00/100
($100,000,000.00) Dollars, or (ii) Guarantor is no longer a related corporation
(as defined in Article 41 hereof) of Tenant, or (iii) Tenant shall request that the Letter (hereinafter defined) be substituted for the Guaranty, then in lieu of the Guaranty and the cash security provided in Article 34 hereof, Tenant shall maintain at all times as security pursuant to the terms of this lease an irrevocable, clean, commercial letter of credit in the amount of Two Million
Three Hundred Thirty-Two Thousand and 00/100 ($2,332,000.00) Dollars (the
"Letter"), issued by a bank which is authorized by the State of New York to conduct banking business in New York State and subscribes to services offered by the New York Clearing House Association, which shall permit Landlord (a) to draw thereon any amounts to which Landlord would be entitled if the security evidenced by the Letter were maintained as cash hereunder in the event of any default by Tenant in the terms, provisions, covenants or conditions of this lease or (b) to draw the full amount thereof to be held as cash security pursuant to Article 34 of this lease if for any reason the Letter is not renewed within forty-five (45) days prior to its expiration date. The Letter (and each renewal thereof) shall (i) be for a term of not less than one (1) year (except that the last Letter shall be for a term expiring forty-five (45) days after the
Expiration Date); (ii) expressly provide for the issuing bank to notify Landlord in writing not less than forty-five (45) days prior to its expiration as to its renewal or non-renewal, as the case may be, and if not so renewed each year (or later period of expiration) shall be immediately available for Landlord to draw up to the full amount of such credit (to be held as cash security pursuant to
Article 34 of this lease); (iii) be fully transferable by the beneficiary thereof (and its successors and assigns) without charge or if there is a charge for such transfer, the charge therefor shall be paid by Tenant upon demand by
Landlord;

                                       31

and (iv) be in form and substance approved by Landlord. Not less than forty-five
(45) days prior to the expiration date of each Letter (and every renewal thereof), Tenant shall deliver to Landlord a renewal or new Letter subject to all of the conditions aforesaid, all to the intent and purposes, that a Letter in the sum of not less than Two Million Three Hundred Thirty-Two Thousand and
00/100 ($2,332,000.00) Dollars shall be in effect during the entire term of this lease. In the event that Landlord applies or retains any portion or all of the proceeds of the Letter in accordance with the terms hereof, Tenant shall within ten (10) days restore the amount so applied or retained by causing the bank issuing the Letter to issue an amendment thereto, or if no Letter was then outstanding by causing a new Letter to be issued so that, at all times, the amount of the Letter which may be drawn upon shall be Two Million Three Hundred
Thirty-Two Thousand and 00/100 ($2,332,000.00) Dollars. Failure by Tenant to
comply with the provisions of this Article shall be deemed a material default hereunder entitling Landlord to exercise any and all remedies as provided in this lease for default in the payment of fixed rent and, to draw on the existing
Letter up to its full amount. Notwithstanding the foregoing, provided Tenant is not then in default under this lease, upon notice to Landlord the required amount of the Letter shall be reduced in accordance with the Schedule annexed hereto as Exhibit "E" and made a part hereof. Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to substitute the Guaranty and required cash security for the Letter, it being understood and agreed that at all times either the Guaranty or the Letter shall be in effect, and at any time that the Guaranty is in effect, cash security in the amount set forth in
Article 34 of this lease shall be maintained pursuant to the terms of this lease.

     1. Tenant hereby agrees to pay, as additional rent, all attorneys' fees and disbursements (and all other court costs or expenses of legal proceedings) which
Landlord may incur or pay out by reason of, or in connection with:

          (a) any action or proceeding by Landlord to terminate this lease arising out of a default by Tenant under this lease;

          (b) any other action or proceeding by Landlord against Tenant
(including, but not limited to, any arbitration proceeding) arising out of a default by Tenant under this lease;

          (c) any default by Tenant in the observance or performance of any obligation under this lease (including, but not limited to, matters involving:
payment of rent and additional rent; computation of escalations; alterations or other Tenant's work; and subletting or assignment) whether or not Landlord commences any action or proceeding against Tenant;

          (d) any action or proceeding brought by Tenant against Landlord (or any officer, partner, or employee of Landlord) in which Tenant fails to secure a final unappealable judgment against Landlord; and

          (e) any other appearance by Landlord (or any officer, partner or employee of Landlord) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Tenant or this lease;

     Tenant's obligations under this Paragraph shall survive the expiration of the term hereof or any other termination of this lease. This Paragraph is intended to supplement (and not to limit) other provisions of this lease pertaining to indemnities and/or attorneys' fees.

     J. 1. In amplification of Article 7 hereof, this lease, and all rights of
Tenant hereunder, are and shall be, subject and subordinate, in all respects to all mortgages (collectively the "Mortgage") now or hereafter made covering the building and the lien created thereby and to each and every advance made or hereafter to be made under the Mortgage, and to all renewals, modifications, spreaders, consolidations, replacements and extensions thereof, including any increase in the principal sum secured thereby, and any increase in the rate of interest provided therein, and to each and all of the rights of the respective mortgagee thereunder. This Paragraph shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any certificate that any such mortgagee may reasonably request. To the extent not so provided by applicable law, in the event of the enforcement by such

                                       32

mortgagee of the remedies provided for by law or by the Mortgage, if such mortgagee or any successors or assigns of such mortgagee shall, at its or their sole option, succeed to the interest of Landlord under this lease whether through possessory or foreclosure action or a deed in lieu of foreclosure and this lease shall not be terminated or affected by such foreclosure or any such proceedings, Tenant shall attorn to and recognize such mortgagee (or its successors or assigns) as its landlord upon the terms, covenants, conditions and agreements contained in this lease to the same extent and in the same manner as if this lease was a direct lease between such mortgagee (or its successors or assigns) and Tenant, except that such mortgagee (or its successors or assigns), whether or not it shall have succeeded to the interest of Landlord under this lease, shall not (a) have any liability for refusal or failure to perform or complete any work required to be performed by Landlord under this lease or any work letter annexed hereto, to prepare the demised premises for occupancy in accordance with the provisions of this lease, except for ongoing obligations of
Landlord hereunder, (b) be liable for any act, omission or default of any prior landlord under this lease, (c) be subject to any offsets, claims or defenses which shall have heretofore accrued to Tenant against any prior landlord under this lease which relates to any period prior to such succession, (d) be bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one (1) month in advance except as otherwise provided in the
Mortgage, and/or (e) be bound by any cancellation, abridgement, surrender, modification or amendment of this lease, without the prior written consent of such mortgagee, except as and if permitted by the provisions of this lease.

          2. Landlord agrees that it shall use reasonable efforts (at no cost or expense to Landlord) to obtain and deliver to Tenant, as to the existing and any future superior mortgage covering the real property of which the demised premises form a part, a non-disturbance agreement in form and substance customarily adopted by said mortgagee. The inability of Landlord to obtain said non-disturbance agreement shall not be deemed a default on Landlord's part of its obligations under this lease, or impose any claim in favor of Tenant against
Landlord by reason thereof, or affect the validity of the this lease. Tenant agrees as a condition to the delivery of said non-disturbance agreement to (i)
execute and deliver to such mortgagee a subordination and attornment agreement in form and substance customarily adopted by such mortgagee and (ii) reimburse
Landlord for all expenses charged by said mortgagee or its legal counsel in connection with obtaining and delivering any such agreements. The parties hereto agree that Landlord's obligation to use reasonable efforts under this Paragraph shall be satisfied by the delivery of one (1) letter of request to any holder of such mortgage

     K. Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the demised premises or the building. "Hazardous
Materials", as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material included in the definition of "hazardous substances", "hazardous wastes", "hazard materials", "toxic substances", "contaminants" or any other pollutant, or otherwise regulated by any Federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the
Comprehensive Environmental Response Compensation and Liability Act of 1980, as
amended, the Hazardous Materials Transportation Act, as amended, the Resource
Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a violation of any of the foregoing provisions of this Paragraph, Landlord may, without notice and without regard to any grace period contained herein, take all remedial action deemed necessary by Landlord to correct such condition and
Tenant shall reimburse Landlord for the cost thereof, upon demand, as additional rent. The provisions of this Paragraph shall not prohibit Tenant from maintaining customary and normal office equipment and supplies provided such items are used, stored and safeguarded as required and only in quantities permitted by applicable law and insurance bodies.

     L. Only Landlord or one or more persons approved by Landlord will be permitted to furnish laundry, linen, towels, drinking water, ice, food, beverages, bootblacking, barbering and other similar supplies and services to tenants within the building. Landlord may fix the hours during which and the regulations under which such supplies and services are to be furnished. Landlord

                                       33

expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive supplier of all or any one or more of said supplies and services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other suppliers; and Landlord furthermore expressly reserves the right to exclude from the building any person attempting to furnish any of said supplies or services but not so designated by Landlord.
However, Tenant, its regular office employees, or invitees may personally bring food or beverages into the building for consumption within the demised premises solely by Tenant, its regular office employees or invitees. In all events, all food and beverages shall be carried in closed containers.

     M. Only Landlord or one or more persons approved by Landlord shall be permitted to act as maintenance contractor for all waxing, polishing, lamp replacement, cleaning and maintenance work in the demised premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Nothing herein contained shall prohibit Tenant from performing such work for itself by use of its own regular employees. Landlord may fix the hours during which and regulations under which such services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive contractor for all or any one or more of said services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors; and Landlord furthermore expressly reserves the right to exclude from the building any person attempting to furnish any of said services but not so designated by Landlord.

     N. Landlord will not be required to furnish any services, including window or other cleaning services, except as otherwise expressly provided in this lease. Tenant acknowledges and agrees that the loading dock located on the
Liberty Street side of the building shall at no time be available for Tenant's use. If Tenant shall require heating or air conditioning service at any time other than during business hours on business days ("after hours"), provided
Tenant is not in default under this lease, then, for the portion of the year during which Landlord is required to provide heat or air conditioning, as the case may be, Landlord shall furnish the same upon advance notice from Tenant, given prior to 2:00 P.M. on any business day on which Tenant requires such after hours service or if Tenant shall desire such service on a day other than a business day, Landlord shall furnish the same upon advance notice from Tenant given prior to 2:00 P.M. on the last business day prior to such non-business day, and Tenant shall pay Landlord's then established charges for the building therefor as additional rent within ten (10) days after demand. If any other tenant shall request and receive such service after hours at the same time as
Tenant, only an equitably prorated portion of the charge therefor shall be allocated to Tenant. If Tenant desires to use the freight elevators after hours,
Tenant shall pay to Landlord as additional rent Landlord's then established building charges therefor and Tenant shall provide Landlord with at least fifteen (15) full business day's prior written notice thereof. For purposes of the move-in and move-out of the demised premises and the movement of construction materials for any Tenant's Changes, the freight elevator must be used during after hours. Any use by Tenant of the freight elevators shall be permitted only if Tenant is not in default under this lease and shall be subject to building regulations and the schedule established by Landlord for building occupants and use by Landlord. No charges billed to Tenant for after hour services will be in excess of those normally charged to tenants in the building under similar circumstances. Landlord agrees that, provided Tenant is not in default under the terms of this lease, beyond the expiration of applicable notice and cure periods provided herein, Tenant shall be permitted use of after hours freight elevator service for its initial move-in to the demised premises free of charge for a period of not more than ten (10) hours, which may be utilized in separate time periods consisting of not less than four (4)
consecutive hours each.

     O. If the Expiration Date or the date of sooner termination of this lease shall fall on a day which is not a business day, then Tenant's obligations under
Articles 3 and 22 hereof shall be performed on or prior to the immediately preceding business day. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and
Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this lease. Tenant acknowledges that possession of the demised premises must be surrendered to Landlord on the

                                       34

Expiration Date or the date of sooner termination of this lease. The parties recognize and agree that the damage to Landlord resulting from any failure by
Tenant to timely surrender possession of the demised premises will be extremely substantial, will exceed the amount of the monthly installments of the fixed rent and additional rent payable hereunder and will be impossible to accurately measure. Tenant agrees that if possession of the demised premises is not surrendered to Landlord on the Expiration Date (or sooner termination of this lease), in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord's right to demonstrate and collect any damages suffered by Landlord, Tenant hereby indemnifies Landlord against liability arising from Tenant's failure to surrender the demised premises as provided herein, including any claims made by any succeeding tenant or prospective tenant founded upon delay in obtaining possession of the demised premises (provided that (a) during the first sixty (60) days of a holding over by Tenant following the Expiration Date Landlord agrees to use reasonable efforts to mitigate damages suffered in connection with any such succeeding or prospective tenant, and (b) if the holding over by Tenant after the Expiration
Date is the result of an Act of God, strike, lockout or labor difficulty, war, fire or other casualty, Tenant's liability under the foregoing indemnity shall not exceed the amount of $500,000.00), and Tenant shall pay to Landlord on account of use and occupancy of the demised premises for each month and for each portion of any month during which Tenant holds over in the demised premises after the Expiration Date (or sooner termination of this lease) a sum equal to two (2) times (but limited to one and one-half (1-1/2) times during the first sixty (60) days of a holding over by Tenant following the Expiration Date) the aggregate of that portion of the fixed rent which was payable under this lease during the last month of the term plus any additional rent otherwise due hereunder. Nothing herein contained shall be deemed to permit Tenant to retain possession of the demised premises after the Expiration Date (or sooner termination of this lease) or to limit in any manner Landlord's right to regain possession of the demised premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Paragraph. The provisions of this
Paragraph shall survive the Expiration Date.

     P. This lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this lease. This lease may not be changed, modified, terminated or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (i) expressly refers to this lease, (ii) is executed by the party against whom enforcement of the change, modification, termination, discharge or waiver is sought and (iii) is permissible under all mortgages affecting the real property of which the demised premises are a part and any underlying leases.

     Q. Tenant expressly acknowledges that neither Landlord nor Landlord's agents has made or is making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this lease.

     R. Any apportionments or prorations of rent to be made under this lease shall be computed on the basis of a 360 day year, with 12 months of 30 days each.

     S. This lease shall be governed in all respects by the laws of the State of
New York. Tenant hereby specifically consents to jurisdiction in the State of
New York in any action or proceeding arising out of this lease and/or the use and occupation of the demised premises. If Tenant at any time after date of execution hereof or during the term hereof shall not be a New York partnership or a New York corporation or a foreign corporation qualified to do business in
New York State, Tenant shall designate in writing, an agent in New York County for service under the laws of the State of New York for the entry of a personal judgment against Tenant. Tenant by notice to Landlord shall have the right to change such agent provided that at all times there shall be an agent in New York
County for service. In the event of any revocation by Tenant of such agency, such revocation shall be void and have no force and effect unless and until a new agent has been designated for service and Landlord notified to such effect.
If any such agency designation shall require a filing in the

                                       35

office of the Clerk of the County of New York, same shall be promptly accomplished by Tenant, at its expense and a certified copy transmitted to
Landlord.

     T. If Tenant is a corporation, each person executing this lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to
Landlord upon request); and that each person executing this lease on behalf of
Tenant is an officer of Tenant and that he is duly authorized to execute, acknowledge and deliver this lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

     U. 1. If Tenant is a partnership (or is comprised of 2 or more persons, individually, or as joint venturers or as copartners of a partnership) or if
Tenant's interest in this lease shall be assigned to a partnership (or to 2 or more persons, individually, or as joint venturers or as copartners of a partnership) pursuant to Articles 11 and 41 (any such partnership and such persons are referred to in this Paragraph as "Partnership Tenant"), the following provisions of this Paragraph shall apply to such Partnership Tenant;
(i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (ii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications, termination, discharge or surrender of this lease which may hereafter be made and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising
Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to
Partnership Tenant and to all such parties and shall be binding upon Partnership
Tenant and all parties, and (iv) if Partnership Tenant shall admit new partners, all such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed, and (v) Partnership
Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to
Landlord shall vitiate the provisions of subdivision (iv) of this Paragraph).

          2. No Partnership Tenant shall convert to or become a corporation, limited liability company, registered limited liability partnership or any other form of business organization (any such entity being referred to herein as a
"Successor Entity"), without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. Notwithstanding the foregoing, Landlord will not unreasonably withhold or delay such consent provided that: (i) Tenant shall cause each partner of Tenant to execute and deliver to Landlord an agreement, in form and content satisfactory to Landlord, pursuant to which each partner of Tenant agrees to remain personally liable jointly and severally for all of the terms, covenants and conditions of the Lease that are to be observed and performed by the Successor Entity, including the payment of rent; (ii) The
Successor Entity shall have a net worth ("Net Worth"), determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the Net Worth of Tenant on the date of execution of the
Lease, or the day immediately preceding the proposed effective date of such conversion; (iii) Tenant is not in default of any of the terms, covenants, or conditions of this Lease on the proposed effective date of such conversion; (iv)
The Successor Entity succeeds to all of Tenant's business and assets; (v) Tenant shall reimburse Landlord within ten (10) days following demand by Landlord for any and all reasonable costs and expenses that may be incurred by Landlord in connection with the conversion of Tenant to a Successor Entity, including, without limitation, any attorney's fees and disbursements; and (vi) Tenant shall deliver to Landlord the written opinion of counsel acceptable to Landlord in form and content relating to compliance with the requirements specified in subparagraphs (i) and (iv). The Successor Entity shall be bound by the provisions of Paragraph U 1. and all the other provisions of this lease as if it were the Partnership Tenant.

                                       36

     V. Except for the inside surfaces of all walls, windows and doors bounding the demised premises, all of the building including exterior building walls, terraces, core corridor walls and doors and any core corridor entrance and any space in or adjacent to the demised premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the demised premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord.

     W. Notices, statements, demands or other communications may be given, rendered or made on behalf of Landlord by its managing agent, which as of the date hereof is Silverstein Properties, Inc.

     X. In the event Tenant has installed a supplemental air-conditioning system in the demised premises, in accordance with the terms and conditions of this lease and subject in all respects to Landlord's approval hereunder, in connection therewith, Tenant may tap into the existing condenser water pipes of the building to obtain condenser water for Tenant's supplemental air conditioning system which shall not have a capacity of more than eighteen (18)
tons. Landlord shall furnish to the floor of the demised premises by means of condenser water pipes, condenser water to service such system. Any installations required to connect Tenant's supplementary air conditioning system to the condenser water pipes of the building, and all connections, tappings and piping, shall be made by Landlord, at Tenant's expense, to be paid in advance, which cost for such initial "tapping in" shall be standard for the building and shall not exceed the lesser of (a) Landlord's actual out-of-pocket cost, or (b)
$5,000.00. Tenant shall pay, as additional rent hereunder, an annual charge for condenser water made available for Tenant's supplemental air conditioning system in an amount of not less than six hundred fifty ($650) dollars per ton of capacity of Tenant's supplemental air conditioning system per annum (subject to increase in utility rates and other costs to Landlord) payable in equal monthly installments as and with the fixed rent payable hereunder except that Article 51 hereof shall not apply to payments to be made under this Article and there shall be no abatement thereof during any free rent period provided hereunder. Landlord shall not be liable to Tenant for any failure or defect in the supply or character of condenser water supplied to Tenant by reason of any requirements of law, act or omission of the public service company servicing the building or for any other reason beyond Landlord's reasonable control.

53.  RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN
     ACCORDANCE WITH ARTICLE 33:

     1. The sidewalks, driveways, entrances, passages, courts, lobby, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the demised premises and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas. No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the demised premises.

     2. No awnings or other projections shall be attached to the outside walls of the building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the demised premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided same conforms with standards for the building.
Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord, which approval shall not be unreasonably withheld, provided same conforms with standards for the building.

     3. No sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or so as to be visible from the outside of the demised premises or the building. In the event of the violation of the foregoing by any tenant.
Landlord may remove the same without any liability, and may charge the expenses incurred in such removal to the tenant or tenants violating this rule. Interior signs, any identifying sign on the entrance door, and lettering on doors and the building directory tablet shall, if and when approved by Landlord, which approval shall not be unreasonably withheld, provided same conforms

                                       37

with standards for the building, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord which conforms with standards for the building. Landlord, at its expense, and on Tenant's request, shall maintain initial listings on the building directory of the name of Tenant and the names of its principles and officers, provided that the names so listed shall not take up more than fifteen (15) spaces on the building's directory. Any subsequent or substitute listings, if approved by Landlord, shall be installed at Tenant's expense, which expense shall not exceed Landlord's cost therefor.

     4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

     5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the building, nor placed in the halls, corridors or vestibules. If the demised premises shall be an entire floor, the elevator lobby in the demised premises shall be kept neat, orderly and fresh in appearance to
Landlord's satisfaction.

     6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be repaired at the expense of the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same.

     7. No tenant shall mark, paint, drill into, or in any way deface, any part of the demised premises or the building, except as otherwise permitted pursuant to Article 42 hereof. Except as otherwise provided herein, no boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Landlord in accordance with Article 42 hereof. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     8. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises.

     9. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in the reasonable judgment of Landlord, might disturb other tenants in the building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the demised premises by Tenant which would unreasonably impair or interfere with the use or enjoyment by any other tenant of any other space in the building. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

     10. Tenant, its servants, employees, agents, visitors or licensees, shall not at any time bring or keep upon the demised premises any explosive fluid, chemical or substance, nor any inflammable or combustible objects or materials.
The provisions of this Paragraph shall not prohibit Tenant from maintaining customary and normal office equipment and supplies provided such items are used, stored and safeguarded in a manner and in quantities permitted by law and insurance bodies.

     11. Except in those areas designated by Tenant as "security areas", additional locks or bolts of any kind which shall not be operable by the Grand
Master Key for the building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the reasonable cost thereof.

                                       38

     12. All removals, or the carrying in or out of any safes, freight, furniture, packages, construction materials, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Landlord or its Agent may determine from time to time. Landlord reserves the right to inspect all objects and matter to be brought into the building and to exclude from the building all objects and matter which violate any of these Rules and Regulations or the lease of which these Rules and
Regulations are a part. Landlord may require any person leaving the building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant.
Landlord shall, in no way, be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the demised premises or the building under the provisions of this Rule 12 or of Rule 15 hereof.

     13. Tenant shall not occupy or permit any portion of the demised premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of beer, wine or liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the demised premises, except those actually working for Tenant on the demised premises, nor advertise for laborers giving an address at the demised premises.
Tenant shall not use the demised premises or any part thereof, or permit the demised premises or any part thereof to be used, for manufacturing, or for the sale at auction of merchandise, goods or property of any kind.

     14. Landlord shall have the right to prohibit any advertising or display of any identifying sign by any tenant which in Landlord's judgment (exercised in good faith) tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising, or identifying sign.

     15. Landlord reserves the right to exclude from the building during hours other than business hours (as defined in the foregoing lease) all persons who do not present a pass to the building signed by Landlord. All persons entering and/or leaving the building during hours other than business hours may be required to sign a register. Landlord will furnish passes to persons for whom any tenant requests same in writing. Each tenant shall be responsible for all persons for whom such tenant requests such pass and shall be liable to Landlord for all acts or omissions of such persons.

     16. Tenant, before closing and leaving the demised premises at any time, shall see that all lights are turned out. All entrance doors in the demised premises shall be left locked by Tenant when the demised premises are not in use. Entrance doors shall not be left open at any time.

     17. Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant's expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord's contractors while doing janitor service or other cleaning in the demised premises and while making repairs or alterations in the demised premises.
Landlord shall require its cleaning contractor to turn off the lights in the demised premises upon completion of its cleaning services for the evening in accordance with its contract for the building, provided no employees of Tenant then remain in the demised premises.

     18. The demised premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

     19. The requirements of tenants will be attended to only upon application at the office of the building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

     20. Canvassing, soliciting and peddling in the building are prohibited and each tenant shall cooperate to prevent the same.

                                       39

     21. There shall not be used in any space, or in the public halls of the building, either by any tenant or by jobbers or any others, in the moving or delivery or receipt of safes, freight, furniture, packages, construction materials, boxes, crates, paper, office material, or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require. No hand trucks shall be used in passenger elevators, and no such passenger elevators shall be used for the moving, delivery or receipt of the aforementioned articles.

     22. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the demised premises which would annoy other tenants or create a public or private nuisance.
No cooking shall be done in the demised premises except as is expressly permitted in the foregoing lease. Nothing herein shall preclude tenant from using a small portion of the demised premises as a pantry containing the following facilities for the refrigeration or reheating of food only: a microwave oven, refrigerator, sink and coffee maker, provided that (a) such facilities shall only be for the service of food to Tenant's officers, employees and business guests (but not for use as a public restaurant), (b) Tenant shall, at Tenant's expense, install all flues, vents, grease traps, ansul systems and other similar items required by law or insurance requirements, (c) Tenant shall at its expense comply with all applicable laws, rules, ordinances and insurance regulations and shall obtain all permits required by law for the operation thereof, (d) no food or beverages shall be kept in the demised premises in a manner or under any conditions which shall be the occasion for fumes or odors being emitted from, or detectable outside of, the demised premises, (e) the pantry and all equipment therein shall be installed as if the same constituted
Tenant's Changes unless and to the extent performed as part of Initial Work pursuant to Article 50 hereof, and (f) the pantry and all equipment therein shall be installed, operated and maintained in accordance with all of the terms, covenants and provisions of this lease.

     23. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the demised premises.

     24. Notwithstanding anything contained in this lease to the contrary, any entrance door or doors leading from the demised premises into the public corridor shall be repaired and/or maintained by Tenant, at Tenant's sole cost and expense, including, without limitation, repair and maintenance of the enframement and mechanisms of said door(s) whether such repair or maintenance is caused by any damage by Tenant, its employees, workmen or contractors, by ordinary wear and tear or otherwise.

     25. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the building when, in its judgment, it deems it necessary or desirable for the reputation, safety, care of appearance of the building, or the preservation of good order therein, or the operation or maintenance of the building or the equipment thereof, or the comfort of tenants or others in the building. No rescission, alteration or waiver of any rule or regulation in favor of one Tenant shall operate as a rescission, alteration or waiver in favor of any other tenant. Landlord shall provide Tenant reasonable notice of any changes or additions to the existing rules and regulations.
Landlord shall not discriminate against Tenant in its promulgation or enforcement of the rules and regulations.

     26. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord's option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor reasonably acceptable to Landlord, at Landlord's sole discretion, such extraordinary trash items as Landlord may expressly designate.
Landlord has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is

                                       40

not separated and sorted as required by law or (b) which consists of such extraordinary trash items as Landlord may expressly designate in accordance with the terms of this lease for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section 26, and, at
Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

54. RENT RESTRICTIONS:

     If the fixed rent or any additional rent shall be or become uncollectible by virtue of any law, governmental order or regulation, or direction of any public officer or body, Tenant shall enter into such agreement or agreements and take such other action (without additional expense to Tenant) as Landlord may request, as may be legally permissible, to permit Landlord to collect the maximum fixed rent and additional rent which may, from time to time during the continuance of such legal rent restriction be legally permissible, but not in excess of the amounts of fixed rent or additional rent payable under this lease.
Upon the termination of such legal rent restriction, (a) the fixed rent and additional rent, after such termination, shall become payable under this lease in the amount of the fixed rent and additional rent set forth in this lease for the period following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the fixed rent and additional rent which would have been paid pursuant to this lease, but for such rent restriction, less (ii) the fixed rent and additional rent paid by Tenant to
Landlord during the period that such rent restriction was in effect.

55. ADDENDUM TO ARTICLE 16 - BANKRUPTCY:

     A. If Tenant assumes this lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the
"Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the lease, including, without limitation, the assurance referred to in section 365(b)(3) of the Bankruptcy Code, shall be given to
Landlord by Tenant not later than twenty (20) days after receipt by Tenant but in no event later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this lease.

     B. If this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's Property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to Landlord.

     C. Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

                                       41

     D. Nothing contained in this Article shall, in any way, constitute a waiver of the provisions of this lease relating to assignment. Tenant shall not, by virtue of this Article, have any further rights relating to assignment other than those granted in the Bankruptcy Code.

     E. Notwithstanding anything in this lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section
502(b)(7) of the Bankruptcy Code.

     F. The term "Tenant" as used in this Article includes any trustee, debtor in possession, receiver, custodian or other similar officer.

56. RENEWAL TERM:

     A. Subject to the provisions hereinafter set forth, Tenant shall have the option (the "Renewal Option") to extend the term of this lease for one (1)
additional period of five years (the "Renewal Term"), which Renewal Term shall commence on the date immediately succeeding the Expiration Date and end on the day immediately preceding the fifth (5th) anniversary of the Expiration Date, provided that (a) this lease shall not have been previously terminated, (b)
Tenant named herein and any related corporation (as determined in Article 41 hereof) shall occupy at least seventy (70%) percent of the demised premises for the conduct of its business, and (c) Tenant shall not be in default under this lease (x) on the date Tenant gives Landlord written notice (the "Renewal
Notice") of Tenant's election to exercise the Renewal Option, or, at the option of Landlord, (y) on the Expiration Date. The Renewal Option may be exercised with respect to the entire demised premises only and shall be exercisable by
Tenant delivering the Renewal Notice to Landlord at least fifteen (15) months, but no more than twenty-four (24) months prior to the Expiration Date. Time is of the essence with respect to the giving of the Renewal Notice. Upon the giving of the Renewal Notice, Tenant shall have no further right or option to extend or renew the term of this lease.

     B. If Tenant exercises the Renewal Option, the Renewal Term shall be upon the same terms, covenants and conditions as those contained in this lease, except that (a) the fixed rent shall be deemed to mean the fixed rent as determined pursuant to Section C, (b) Tenant shall not be entitled to any free rent period, and (c) the provisions of Article 50, covering Landlord's
Contribution and Base Building Work, shall not be applicable to the Renewal
Term. It is expressly understood that during the Renewal Term, Tenant shall have no further right to renew this lease.

     C. The fixed rent payable during the Renewal Term shall be determined as follows:

          1. The fixed rent for the demised premises for the Renewal Term shall be an amount equal to the greater of (i) ninety-five percent (95%) of the annual fair market rental value of the demised premises (the "Fair Market Rent") on the first (1st) day of the Renewal Term or (ii) the fixed rent and additional rent payable by Tenant on the Expiration Date (the greater of (i) and (ii) of this
Section C being hereinafter referred to as the "Rental Value" for the Renewal
Term).

          2. The Fair Market Rent shall be determined as if the demised premises were available in the then rental market for comparable first class office buildings in Manhattan and assuming Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the demised premises can be adapted, and that neither Landlord nor the prospective tenant is under any compulsion to rent, taking into account the fact that (a) the Base Tax and the Base Year provided herein shall not change for the purpose of calculating the escalation payments payable pursuant to Articles 39 and 40 hereof, which payments shall continue to be made during the Renewal Term, (b) Landlord shall not be required to perform any work in or to the demised premises or contribute to any work to be performed, and (c) that no free rent or other rental concession shall be offered. During the Renewal Term, all additional rent and other charges payable hereunder shall continue to be paid pursuant to the terms of this lease (including, without limitation, pursuant to Articles 39 and 40 hereof).

                                       42

          3. For purposes of determining the Fair Market Rent, the following procedure shall apply:

               (i) the Fair Market Rent shall be determined on the basis of the highest and best use of the demised premises assuming that the demised premises are free and clear of all leases and tenancies (including this lease).

               (ii) Landlord shall give Tenant written notice (the "Rent
     Notice") within sixty (60) days following delivery of the Renewal Notice which shall set forth Landlord's determination of the Fair Market Rent
     ("Landlord's Determination"). If Landlord shall fail or refuse to give such notice as aforesaid, the Rental Value shall be deemed to be the fixed rent payable by Tenant on the Expiration Date.

               (iii) If Landlord's Determination exceeds the fixed rent payable by Tenant on the Expiration Date, then Tenant shall give Landlord written notice ("Tenant's Option Notice"), within thirty (30) days after Tenant's receipt of the Rent Notice, of whether Tenant accepts or disputes
     Landlord's Determination. If Tenant in Tenant's Option Notice accepts
     Landlord's Determination or if Tenant fails or refuses to give Tenant's
     Option Notice as aforesaid, Tenant shall be deemed to have accepted
     Landlord's Determination for the Renewal Term in accordance with the terms of this Article. If Tenant in Tenant's Option Notice disputes Landlord's
     Determination, Tenant shall deliver to Landlord, within thirty (30) days after Tenant's receipt of the Rent Notice, Tenant's determination of the
     Fair Market Rent ("Tenant's Determination"), as determined by an independent real estate appraiser ("Tenant's Appraiser"), together with a copy of the appraisal prepared by Tenant's Appraiser.

               (iv) Landlord shall give Tenant written notice ("Landlord's R/O
     Notice"), within thirty (30) days after Landlord's receipt of Tenant's
     Determination, of whether Landlord accepts or disputes Tenant's
     Determination. If Landlord in Landlord's R/O Notice accepts Tenant's
     Determination or if Landlord fails or refuses to give Landlord's R/O Notice as aforesaid, Landlord shall be deemed to have accepted Tenant's
     Determination. If Landlord in Landlord's R/O Notice disputes Tenant's
     Determination, Landlord shall appoint an independent real estate appraiser
     ("Landlord's Appraiser"). If within thirty (30) days after Tenant's receipt of Landlord's R/O Notice in dispute, Landlord's Appraiser and Tenant's
     Appraiser shall mutually agree upon the determination (the "Mutual
     Determination") of the Fair Market Rent, their determination shall be final and binding upon the parties. If Landlord's Appraiser and Tenant's
     Appraiser shall be unable to reach a Mutual Determination within said thirty (30) day period, both of the Appraisers shall jointly select a third independent real estate appraiser (the "Third Appraiser") whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord's
     Appraiser and Tenant's Appraiser shall be unable to jointly agree on the designation of the Third Appraiser within five (5) days after they are requested to do so by either party, then the parties agree to allow the
     American Arbitration Association, or any successor organization, to designate the Third Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization.

               (v) The Third Appraiser shall conduct such hearings and
     investigations as he may deem appropriate and shall, within thirty (30)
     days after the date of designation of the Third Appraiser, choose either
     Landlord's or Tenant's Determination, and such choice by the Third
     Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any Appraiser selected by it in accordance with provisions of this Article.
     Any Appraiser appointed pursuant to this Article shall be a licensed, independent real estate broker, consultant or appraiser with at least ten
     (10) years' experience in leasing and valuation of properties which are similar in character to the building, and the Third Appraiser shall additionally be a member of the American Institute of Appraisers of the
     National Association of Real Estate Boards and a member of the Society

                                       43

     of Real Estate Appraisers. The Appraisers shall not have the power to add to, modify or change any of the provisions of this lease.

               (vi) It is expressly understood that any determination of the
     Fair Market Rent pursuant to this Article shall be based on the criteria stated in this Section.

          4. After a determination has been made of the Rental Value for the
Renewal Term, the parties shall execute and deliver to each other an instrument setting forth the Rental Value as hereinabove determined.

          5. If the final determination of the Rental Value shall not be made on or before the first (1st) day of the Renewal Term in accordance with the provisions of this Article, pending such final determination Tenant shall continue to pay, as the fixed rent for such Renewal Term, an amount equal to
Landlord's Determination (subject to escalation pursuant to Articles 30 and 40 hereof). If, based upon the final determination hereunder of the Rental Value, the payments made by Tenant on account of the fixed rent for such portion of the
Renewal Term were less than the Rental Value payable for the Renewal Term,
Tenant shall pay to Landlord the amount of such deficiency within fifteen (15)
days after demand therefor, and if the payments made by Tenant were greater than the Rental Value payable for the Renewal Term. Landlord shall credit the amount of any such excess to the next installments of fixed rent due under this lease.

57. TENANT'S RIGHT OF FIRST REFUSAL:

     A. Definition

     For purposes of this Article, the term "Refusal Space" shall mean the entire rentable area of the forty-eighth (48th) floor of the building.

     B. Negotiations

     Provided that (i) Tenant is not then in default under any of the terms, covenants and conditions of this lease to be observed or performed by Tenant and
(ii) Tenant named herein and any related corporations (as defined in Articled 41 hereof) shall occupy at least seventy (70%) percent of the demised premises for the conduct of its business, then before Landlord executes a lease with any third party tenant for all or any portion of the Refusal Space, if the entire
Refusal Space shall then be available for leasing, Landlord shall offer to lease the entire Refusal Space to Tenant upon the terms set forth in Section C below by written notice (the "Terms Offer") given to Tenant. Tenant shall, within three (3) business days after receipt of the Terms Offer, notify Landlord (the
"Acceptance Notice") that it accepts the Terms Offer. If Tenant shall timely deliver the Acceptance Notice, the Refusal Space shall be added to the demised premises in accordance with the Terms Offer and Tenant shall execute and deliver to Landlord, within ten (10) days after Tenant's receipt thereof, an additional space agreement ("Refusal Space Agreement") containing the terms set forth in the Terms Offer, and otherwise in form and substance reasonably satisfactory to
Landlord and Landlord's counsel. After delivery of the Acceptance Notice,
Landlord's failure to prepare or deliver the Refusal Space Agreement and
Tenant's or Landlord's failure to execute or deliver same shall not vitiate the terms of this Article, and the Refusal Space shall nevertheless be added to the demised premises as provided herein. Except as otherwise provided herein, nothing herein contained shall require Landlord to reach any agreement or understanding with Tenant or to match any prior or subsequent offer by any other proposed tenant, and Landlord shall be free, if Tenant shall reject said Terms
Offer or fail to respond to same within said three (3) business day period, to lease all or any portion of the Refusal Space on any terms Landlord may desire, whether more favorable than that set forth in the Terms Offer or not. Any new lease with any existing occupant of the Refusal Space, or extension or renewal of the term of any existing occupant's lease, shall not be deemed to be covered by the provisions of this Article. If Tenant has failed or refused to timely exercise its option under this Article, then upon the leasing of any portion of the Refusal Space, this Article shall be null and void and of no further force or effect and Tenant's rights hereunder shall terminate. If Tenant declines the
Terms Offer or fails to reply to the Terms Offer within said three (3) business day

                                       44

period, Tenant shall thereafter have no further rights with respect to the leasing of all or any portion of the Refusal Space. Notwithstanding anything herein to the contrary, if Landlord shall receive an offer from a prospective tenant for the leasing of the entire Refusal Space along with any other area in the high rise elevator bank of the building, Landlord shall not be required to notify Tenant of such offer or provide Tenant with any Terms Offer under this
Article, and if Landlord shall enter into a lease with such prospective tenant, this Article shall be null and void and of no further force or effect, and
Tenant shall have no further rights to the Refusal Space.

     Notwithstanding the foregoing provision of this Article, if Tenant shall fail or refuse to accept the Terms Offer or, pursuant to the foregoing, no Terms
Offer shall be required to be given, Landlord and Tenant agree that neither the validity of this lease nor Tenant's obligations hereunder shall be affected thereby and Tenant shall have no claim against Landlord by reason thereof.

     C. Terms of Offer

          If Tenant shall deliver the Acceptance Notice to Landlord within the aforesaid three (3) business day period, the Refusal Space shall be added to the demised premises in accordance with the terms, covenants and conditions of this
Article as of the date set forth for such addition in the Terms Offer (the
"Refusal Space Commencement Date") and the Refusal Space Agreement shall provide that effective as of the Refusal Space Commencement Date, the Refusal Space
shall be deemed included in the demised premises upon all of the same terms, covenants and conditions contained in this lease, except that:

          1. The fixed rent payable by Tenant pursuant to the Whereas clause of this lease shall, subject to increase in the same percentage as the fixed rent is adjusted therein, be increased by an amount (the "RS Fixed Rent") equal to the greater of (a) the fixed rent and additional rent then payable per square foot under this lease, or (b) the fair market rental value of the Refusal Space as reasonably determined by Landlord taking into account the rental rates then offered by Landlord for similar office premises in the building.

          2. Article 51 of this lease shall only apply to the Refusal Space in that the "Free Fixed Rent Period" shall be deemed to be the period equal to the product of (a) the Amortization Factor (hereinafter defined) multiplied by (b)
eleven (11) months, commencing on the Refusal Space Commencement Date and
Tenant's occupancy during such period shall be free only of the RS Fixed Rent in accordance with said Article 51.

          3. The Refusal Agreement shall contain the following language:

          "If Landlord is unable to give possession of the Refusal Space to
Tenant on the Refusal Space Commencement Date because of the holding-over or retention of possession of any tenant, undertenant or occupants, or for any other reason beyond Landlord's reasonable control (a "Valid Reason"), Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of the Lease, but the Refusal Space Commencement Date shall be deemed extended until the date on which Landlord shall have delivered possession thereof to
Tenant (provided Tenant is not responsible for the inability to obtain possession). The provisions of this Paragraph are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the
New York Real Property Law." Notwithstanding the foregoing, if Landlord is unable to give possession of the Refusal Space to Tenant within six (6) months after the Refusal Space Commencement Date due to a Valid Reason, Tenant may, at
its option, cancel this lease as to the Refusal Space only, by giving written notice to Landlord within fifteen (15) days following the expiration of said six
(6) month period. Landlord shall exercise its reasonable efforts to promptly remove any holdover tenant in the Refusal Space.

          4. "Tenant's Proportionate Share," as such term is defined in Articles
39 and 40 of this lease shall be increased by an amount equal to the percentage derived by dividing the rentable square foot area of the Refusal Space as determined by Landlord on the same basis as in the case of

                                       45

the demised premises (the "RS Area") by the rentable square foot area of the building as determined by Landlord on the same basis as in the case of the demised premises, and the Base Tax and the Base Year for Operating Expenses
shall remain unchanged.

          5. The number "23,976" set forth in the first paragraph of Section 2 of Article 46 shall be increased by the RS Area.

          6. The provisions of Article 50 of this lease shall not apply to the
Refusal Space, Tenant shall accept the Refusal Space in its then as-is condition on the Refusal Space Commencement Date and Landlord shall not be required to perform any work or to provide any payments in connection with work to be performed for Tenant's occupancy thereof, except that Landlord shall provide a construction allowance for the initial work to be performed to the Refusal Space in an amount equal to the product of a) $839,160.00, multiplied by b) the quotient (the "Amortization Factor") derived by dividing the number of months from the Refusal Space Commencement Date to the Expiration Date by 131, provided that such construction shall be performed by an Approved Contractor and shall otherwise be deemed a Tenant's Change for purposes of this lease.

                                       46

                                   EXHIBIT "A"

                               GENERAL CONTRACTORS

Ambassador Construction Company   Jack Shafran
41 East 42nd Street               212-922-1020
New York, NY 10O17                FAX-212-949-8762

Structure Tone, Inc.              Patrick Donaghy/John White
15 East 25th Street               212-481-6100
New York, NY 10010-1589           FAX - 212-685-9267

A & J Contracting Company, Inc.   Jerry Gannon
470 Park Avenue                   212-889-9100
New York, NY 10016                FAX - 212-889-8889

Lehr Construction                 Gerald Lazar
902 Broadway                      212-353-1160
New York, NY 10010                FAX - 212-553-1906

Gallin Construction               John Gallin
40 Gold Street                    212-267-8624
New York, NY 10038                FAX - 212-962-7201

[AMBASSADOR CONSTRUCTION CO. INC. LOGO]

                                   EXHIBIT "B"

                          Core Bathroom Specifications               Page 1 of 2

                                                June 16,1998

Mr. Carl Lettich
Silverstein Properties, Inc.
140 Broadway
New York, NY 10271

RE: 140 Broadway                                                       [STAMP]
    47th Floor
    Core Toilet Repairs

Dear Mr. Lettich:

We are pleased to submit herewith our proposal to perform the following at the above referenced premises, as per Ambassador walk thru of core toilets.

SCOPE OF WORK

DRYWALL

o    Furnish labor to install new toilet accessories

o    Furnish labor to adjust existing toilet partitions - lump sum

CEILINGS

o    Furnish and install new 2" X 2" Donn Fineline suspended ceiling system on hangers and carriers

o    Furnish and install Cirrus # 589 tile

o    Includes mens and ladies core toilet and vestibule - lump sum

ELECTRIC

o    Furnish and install 2" X 2" parabolic fixtures - twelve (12) each

o    Furnish and install 2" X 4" parabolic fixture - one (1)each

o    Furnish and install emergency ballasts - two (2) each

o    Furnish and install vanity wall mounted fixture - 6 l/f

o    Furnish and install G.F.I duplex receptacle - two (2) each

o    Furnish and install switches - four (4) each

H.V.A.C

o    Furnish and install exhaust grills and branch ductwork from existing building exhaust main - six (6) each

PLUMBING

o    Furnish and install self closing Delta sink faucets - six (6) each

o    Furnish and install white toilet seats - eight (8) each

                                                                    forward .../

      317 MADISON AVENUE, NEW YORK, NY 10017.212 922 1O20 FAX 212 949 9762

[AMBASSADOR CONSTRUCTION CO., INC. LOGO]

                              Exhibit "B" (Cont'd)                   Page 2 of 2

Mr. Carl Lettich
June 16, 1998
Page Two (2)

PAINT

o    Prep and paint, using roll on method, all toilet partitions - eight (8)
     each

o    Prep and paint hollow metal doors and frames - four (4) each

o    Prep and paint vestibule walls - lump sum

FLOORING

o    Furnish and install building standard V.C.T. at mens and ladies core toilet vestibules - 104 s/f

o    Furnish and install 4" vinyl cove base - 60 l/f

o    Prep floors as required to receive V.C.T. - lump sum

CERAMIC TILE

o    Furnish and install 4 1/4 X 4 1/4 wall tile where missing or damaged -
     approximately 50 s/f

o    Touch up grout where missing on walls and floor - lump sum

o    Chemically clean wall and floor tiles - lump sum

PURCHASE ITEMS

o    Furnish:

     o    Paper towel dispenser/disposal # 0460 - two (2) each

     o    Soap dispensers # 0351 - six (6) each

     o    Stainless steel shelf # 0692 by 72" - one (1) each

     o    Toilet paper holder # 0715 - one (1) each

     o    Napkin/tampon dispenser # 0464 - one (1) each

Not included:

     o    Overtime

     o    Sprinkler work (not sprinkled prior to abatement)

     o    Class "E" speaker strobe devices

     o    Filing and fees

     o    Final sanitary cleaning of toilets

                                                                      cont'd.../

[AMBASSADOR CONSTRUCTION CO., INC. LOGO]

                                   EXHIBIT "C"

                          ADR Lavatory Specifications

American Capital
8/13/98-

ltem #7

Furnish and install one (1) new ADA toilet

DEMOLITION

o    Remove 20 L.F. of block wall

o    Remove 40 sq.ft. of ceiling

o    Remove toilet partition

o    Remove door and frame

DRYWALL

o    Furnish and install 30 L.F. of 12' high sheetrock partition with insulation

o    Furnish and install 9 L.F. of chase wall

o    Install two (2) hollow metal door and frames and hardware

o    Install toilet accessories

HOLLOW METAL

o    Furnish two (2) 3'0" x 8'2" doors and frames

HARDWARE

Furnish the following:

o    Four (4) pair hinges

o    One (1) Unison

o    One (1) Lockset

o    Two (2) Closers

                                                                     forward.../

                                       1

[AMBASSADOR CONSTRUCTION CO. INC. LOGO]

                              Exhibit "C" (Cont'd)

American Capital
8/13/98

CEILING

o    Furnish and install 48 L.F. of 2' x 2' Donn Fineline

o    Repair 20 L.F. of existing ceiling

ELECTRIC

Furnish and install the following:

o    One (1) 2' x 4' Parabolic

o    One (1) Motion Sensor

o    One (1) Speaker Strobe

o    One (1) Exterior Box

o    One (1) GFI outlet

H.V.A.C.

o    Furnish and install 10 L.F. of ductwork to tie-in to Building toilet exhaust

PLUMBING

o    Remove one (1) existing water closet

o    Furnish and install American Standard wheelchair lavatory #9141.011 (27" x
     20") with one (1) pair

o    One (1) Sexaver metering faucets

o    Furnish and install American Standard Afwall-EL1.6 elongated flush valve toilet #2257.103 with one (1) Sloan Valve #111

PAINTING

o    Paint new walls, doors and frames

CERAMIC TILE

o    Furnish and install 4 1/4" x 4 1/4" inside Ladies Room to match existing

o    Furnish and install American Olean 2' x 2' Dawn Gray floor - 43 sq.ft.

o    Furnish and install American Olean sterling silver base - 31 L.F.

o    Furnish and install one (1) marble saddle

PURCHASE ITEMS

o    Two (2) Grab bars - ASI - 3801 - 42"

o    One (1) Grab bars - ASI - 3801 - 36"

o    One (1) Toilet paper holder - ASI-0175

o    One (1) Titled Mirror - ASI - 0535

o    One (1) Towel Dispenser and Receptacle ASI-0462ADSM

o    One (1) Napkin Disposal - ASI-0852

o    One (1) Soap Dispenser - ASI-0342

                                                                     forward.../

                                       2

                                   EXHIBIT "D"

     The building's air conditioning system shall have a capacity consistent with systems of first-class non-institutional office buildings in Manhattan.

                                      D-1

                                   EXHIBIT "E"

                     Reduction Schedule for Letter of Credit

1.   Initial Letter of Credit:                       $2,332,000
2.   Second anniversary of the Commencement Date:    $1,865,600
3.   Third anniversary of the Commencement Date:     $1,632,280
4.   Fourth anniversary of the Commencement Date:    $1,398,960
5.   Fifth anniversary of the Commencement Date:     $1,165,640
6.   Sixth anniversary of the Commencement Date:     $  932,320
7.   Seventh anniversary of the Commencement Date:   $  699,000
8.   Eighth anniversary of the Commencement Date:    $  465,680
9.   Ninth anniversary of the Commencement Date:     $  177,223

                                      E-1

                                   EXHIBIT "F"

                               GUARANTY OF LEASE

          For value received, in consideration for, and as an inducement to MSDW
140 BROADWAY PROPERTY, L.L.C., a Delaware limited liability company, with an office at 521 Fifth Avenue, New York, New York ("Landlord") to enter into a lease with AMERICAN CAPITAL ACCESS SERVICE CORPORATION, a Wyoming corporation, with an office at One Liberty Plaza, New York, New York ("Tenant"), dated as of
August 7, 1998 (the "Lease"), the undersigned, ACA FINANCIAL GUARANTY
CORPORATION, a Maryland corporation duly qualified to conduct business in New
York State with an office at _____________________________________ ("Guarantor")
hereby guaranties to Landlord, its legal representatives, successors and assigns, the full, faithful and timely performance and observance by Tenant, its successors, and assigns, of all of the terms, covenants, conditions, agreements, restrictions, and limitations of the Lease, including without limitation the payment of all rents, and the payment of all costs, attorney's fees and disbursements, and other expenses incurred by Landlord. Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that if default shall at any time be made by Tenant, its successors or assigns, in the payment of any such rents, or if Tenant should default in the performance and observance of any of the terms, covenants, provisions or conditions contained in the Lease, Guarantor shall and will forthwith pay such rents to Landlord, its successors and assigns, and any arrears thereof, and shall and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions, and will forthwith pay to Landlord all damages that may arise in consequence of any default by Tenant, its successors or assigns, under the
Lease, including without limitation, all reasonable attorneys' fees and disbursements incurred by Landlord or caused by any such default and/or in connection with the enforcement of this Guaranty.

          Guarantor further covenants that (1) the liability of Guarantor is primary, shall not be subject to deduction for any claim of offset, counterclaim or defense which Tenant may have against Landlord, and Landlord may proceed against Guarantor separately or jointly, before, after or simultaneously with any proceeding against Tenant for default; (2) this Guaranty shall not be terminated or impaired in any manner whatsoever by reason of the assertion or failure to assert by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease, by reason of summary or other proceedings against Tenant, or by reason of any extension of time or indulgence granted by Landlord to Tenant; (3) Guarantor expressly waives any requirement of notice of nonpayment, nonperformance, or nonobservance, or proof of notice or demand; (4) this Guaranty shall be absolute and unconditional and shall remain and continue in full force and effect as to any renewal, extension, amendment, addition, assignment, sublease, transfer, or other modification of the Lease; (5) this Guaranty shall in no way be effected, modified or diminished by reason of any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant; and (6) in any action or proceeding brought by
Landlord against Guarantor on account of this Guaranty, Guarantor shall and does hereby waive trial by jury.

          Anything herein or in the Lease to the contrary notwithstanding,
Guarantor hereby acknowledges and agrees that any security deposit or other credit in favor of Tenant may be applied to cure any Tenant default or offset any damages incurred by Landlord under the Lease, as Landlord determines in its sole discretion, provided, however, that Landlord shall not be obligated to apply any such deposit or credit to any such default or damages before bringing any action or pursuing any remedy available to Landlord against Guarantor.
Guarantor further acknowledges that its liability under this Guaranty shall not be affected in any manner by such deposit or credit, or Landlord's application thereof.

          All of Landlord's rights and remedies under the Lease or under this
Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

                                      F-1

          Nothing contained in this Guaranty shall be deemed to limit or exempt the assets of Tenant (including any successor to Tenant), or in any manner excuse Tenant from the obligation to fully satisfy its obligations and liabilities under the Lease.

          All obligations and liabilities of Guarantor pursuant to this Guaranty shall be binding upon the heirs, personal representatives, successors, and assigns of Guarantor. The liability of Guarantor hereunder shall in all respects be joint and several. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York. Guarantor hereby specifically consents to jurisdiction in the State of New York in any action or proceeding arising out of this Guaranty.

Dated: As of August 7, 1998

                                              Guarantor:

                                              ACA FINANCIAL GUARANTY CORPORATION

                                              By
                                                 -------------------------------
                                                 Name:
                                                 Title:

STATE OF ________________ )
                          )     ss.:
COUNTY OF _______________ )

     On the _______ day of ________ in the year 1998 before me, the undersigned, a Notary Public in and for said State, personally appeared __________________, known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, who did depose and say that he/she resides at __________________________________; that he/she is the ______ _____ of ACA FINANCIAL GUARANTY CORPORATION, the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; and that he/she signed his/her name thereto by authority of the Board of Directors of said corporation.

                                              ----------------------------------
                                                         Notary Public

                                      F-2

                            FIRST AMENDMENT OF LEASE

          AGREEMENT, dated as of the 21st day of May, 1999, between MSDW 140
BROADWAY PROPERTY, L.L.C., a Delaware limited liability company, having an office at 521 Fifth Avenue, New York, New York (hereinafter called "Landlord"), and AMERICAN CAPITAL ACCESS SERVICE CORPORATION, a Wyoming corporation, having an office at One Liberty Plaza, New York, New York (hereinafter called
"Tenant").

                              W I T N E S S E T H :

     WHEREAS:

          1. Landlord and Tenant executed that certain lease dated as of August
7, 1998 (hereinafter called the "Initial Lease"), covering the entire rentable area on the forty-seventh (47th) floor (the "Initial Premises") in the building known as 140 Broadway, New York, New York (the "Building"), for a term to expire on August 31, 2009 (the "Expiration Date");

          2.The parties now desire to amend the Initial Lease by adding additional space to the Initial Premises, and in other respects as hereinafter provided; and

          3. The Initial Lease as amended by this Agreement is hereinafter called the "Lease".

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

     FIRST: Unless the context otherwise clearly indicates a contrary intent or unless specifically provided herein, each term used in this Agreement which is defined in the Initial Lease shall be deemed to have the meaning ascribed to such term in the Initial Lease.

     SECOND: The Initial Lease is hereby amended effective as of July 1, 1999
(the "Additional Space Commencement Date") so that the Initial Premises shall have added to it the portion of the forty-eight (48th) floor of the Building as shown by diagonal markings on the rental plan annexed hereto as Exhibit "A" and made a part hereof (the "Additional Space"). Tenant shall use and occupy the
Additional Space under the same terms, provisions and conditions as provided for in the Initial Lease (including, without limitation, Articles 39 and 40) as herein amended. Except as otherwise specifically provided herein, the "demised premises" as defined in the Initial Lease, including, without limitation, for purposes of Article 56 of the Lease, shall mean the Initial Premises together with the Additional Space, and for purposes of this Agreement shall be referred to in the aggregate as the "Premises".

     THIRD: The Initial Lease is hereby amended effective as of the Additional
Space Commencement Date as follows:

               1. The "fixed rent" (as set forth in the Initial Lease), shall be increased by the following amounts (the "Additional Space Rent") (i) the sum of
SEVEN HUNDRED TWENTY-ONE THOUSAND SEVEN HUNDRED TEN AND 00/100 ($721,710.00)
DOLLARS per annum ($60,142.50 per month) during the period commencing on the
Additional Space Commencement Date and ending on July 31, 2004, both dates inclusive, and (ii) the sum of EIGHT HUNDRED ONE THOUSAND NINE HUNDRED AND
00/100 ($801,900.00) DOLLARS per annum ($66,825.00 per month) for the period commencing on August 1, 2004 and ending on the Expiration Date, both dates inclusive.

               2. Article 39 of the Initial Lease, captioned "ESCALATION FOR
INCREASE IN REAL ESTATE TAXES", is hereby amended solely with respect to the calculation of additional rent applicable to the Additional Space by providing that (i) "Base Tax", as defined in Paragraph A.3 thereof, shall mean the Taxes for the twelve month period ending June 30, 2000 (the "Base Tax Year"), and (ii)
"Tenant's Proportionate Share", as defined in Paragraphs A.4 and G.I thereof, shall mean "1.37%";

               3. Article 40 of the Initial Lease captioned "ESCALATION FOR
OPERATING EXPENSES" is hereby amended solely with respect to the calculation of additional rent applicable to the Additional Space by providing that (i) "Base
Year" as defined in Paragraph A.3 thereof, shall mean the twelve month period ending December 31, 1999, and (ii) "Tenant's Proportionate Share," as defined in
Paragraph A.2 thereof, shall mean "1.37%"; and

               4. The first paragraph of Section B.2 of Article 46 of the
Initial Lease captioned "ELECTRIC CURRENT" is hereby amended by deleting the number "23,976" and inserting the number "40,014", in lieu thereof.

     FOURTH: Article 50 of the Initial Lease captioned "LAYOUT AND FINISH;
LANDLORD'S CONTRIBUTION; BASE BUILDING WORK" shall apply to the initial alterations to the Additional Space with the following modifications:

     A. References to the "demised premises" shall be deemed to be references to the Additional Space;

     B. Reference to the date "October 31, 1998" set forth in Sections A.1 and
A.3 thereof shall be deemed to mean "reasonably promptly following the execution of this Agreement";

     C. References to the "Commencement Date" or the "commencement of the term of this lease" shall be deemed to be references to the "Additional Space
Commencement Date";

                                       2

     D. References to the "Free Rent Period" in Sections B.5(b) and B.9 thereof shall be deemed to be references to the "Free Additional Space Rent Period";

     E. References to the "fixed rent" in Sections B.5(b) and B.9 thereof shall be deemed to be references to the "Additional Space Rent";

     F. References to "Article 51 of this lease" in Sections B.5(b) and B.9 thereof shall be deemed to be references to "Article SIXTH of this Agreement";

     G. The term "Cap" set forth in Section B.9 thereof shall be deemed to be
FIVE HUNDRED SIXTY-ONE THOUSAND THREE HUNDRED THIRTY AND 00/100 ($561,330.00)
DOLLARS;

     H. The "Landlord's Contribution" shall not exceed the sum of FIVE HUNDRED
SIXTY-ONE THOUSAND THREE HUNDRED THIRTY AND 00/100 ($561,330.00) DOLLARS;

     I. Section D shall be deleted therefrom and the following Section shall be inserted in its place.

          1. Tenant acknowledges that it has inspected the Additional Space and agrees to accept possession thereof in its then "as-is" condition on the
Additional Space Commencement Date, it being understood and agreed that Landlord shall not be obligated to make any improvements, alterations or repairs to the
Additional Space, except that Landlord agrees to do the following work (the
"Base Building Work"), at its sole cost and expense and without charge to Tenant
(except as otherwise herein provided), all of which shall be of material, manufacture, design, capacity and finish selected by Landlord as standard of the
Building:

          (i)  perform Building standard demolition of prior installation;

          (ii) provide existing Building HVAC system in proper working order with existing trunk capped at the core;

          (iii) provide dead piping cut to the core;

          (iv) provide main sprinkler loop in accordance with applicable New
               York City code requirements in proper working order, ready for branch systems to be installed by Tenant;

          (v)  flash patching of floor;

          (vi) remove wiring (to the extent reasonably practicable) from under floor cell system;

                                       3

          (vii) obtain and deliver one (1) ACP-5 certification covering the
               Additional Space;

          (viii) create a Building standard common corridor (the "Common
               Corridor") in the location set forth on Exhibit "A" annexed hereto, to include:

                    (a) demising walls and corridor walls, HVAC supply ducts and sprinkler system, and

                    (b) complete the remaining work thereto pursuant to letter annexed hereto as Exhibit "C" and made a part hereof,
                    including colors, signage, appearance and other design
                    aspects selected by Tenant from Building standard samples
                    provided by Landlord;

          (ix) perform refurbishment to existing core bathrooms in accordance with specifications annexed hereto as Exhibit "D" and made a part hereof; and

          (x)  install electrical submeter(s) servicing the Additional Space
               (cost of submeters to be shared by Landlord and Tenant in
               accordance with Article 46 of the Lease).

          2. The work and installations required to be performed by Landlord pursuant to this Section shall be at least equal to standards adopted by
Landlord for the Building. The Base Building Work shall constitute a single non-recurring obligation on the part of Landlord and there shall be no credits for unused items. Subject to delays caused by Tenant or circumstances beyond
Landlord's reasonable control, Landlord shall substantially complete all items of the Base Building Work, other than items (viii)(b), (ix) and (x), prior to the Additional Space Commencement Date.

          3. Tenant acknowledges that items (viii)(b), (ix) and (x) of the Base
Building Work will not be completed prior to commencement of the Initial Work, and that if Tenant shall perform the Initial Work, Tenant shall accommodate
Landlord's contractor, coordinate the performance of the Initial Work with the
Base Building Work, and cooperate with Landlord to allow for the prompt completion of such items. Landlord and Tenant agree to reasonably cooperate with each other to coordinate the construction of the Initial Work with the Base
Building Work.

          4. In consideration of Landlord creating the Common Corridor, Tenant shall pay to Landlord as additional rent under the Lease, on a monthly basis along with the fixed rent set forth in the Lease, an amount (the "Corridor
Rent") equal to THIRTEEN THOUSAND ONE HUNDRED EIGHTY-TWO AND 38/100 ($
13,182.38) DOLLARS per annum ($ 1,098.53 per month) for the ten (10) year period commencing on July 1, 1999. The Corridor Rent shall be paid at the times and in the manner required for the payment of fixed rent under the Lease, except that the Free Additional Space Rent Period shall not apply to the Corridor Rent and, notwithstanding anything to the contrary set forth in the Lease, including, without limitation, Articles 9, 10 or 29 hereof, there shall be no

                                       4

abatement or reduction of the Corridor Rent and the Corridor Rent shall be due and payable from and after July 1, 1999 (whether or not the Additional Space
Commencement Date shall have occurred) in equal monthly installments on the first day of each and every month during the term of the Lease. In the event of a termination of the Lease prior to the scheduled Expiration Date, the entire remaining Corridor Rent for the full term (without taking into account such early termination), calculated to the then present value as of the date of such termination using a ten (10%) percent discount factor, shall be immediately due and payable. Notwithstanding anything in the Lease to the contrary, provided that Landlord shall notify Tenant prior to the date which is eight (8) months following the Expiration Date, that it desires to have the Common Corridor removed and thereafter actually removes the Common Corridor and the installations ancillary thereto, then the commercially reasonable cost of such removal and any restoration in connection therewith shall be paid by Tenant to
Landlord within fifteen (15) days following demand therefor as additional rent hereunder. Tenant acknowledges and agrees that a portion of the security deposit held by Landlord under the Lease, not to exceed the estimated cost of performing
Tenant's obligations under this clause as reasonably determined by Landlord, may be retained by Landlord until such time as Tenant's obligations under this clause have been fully performed and observed. This provision shall survive the expiration or earlier termination of the Lease.

     FIFTH: The schedule annexed to the Initial Lease as Exhibit "E" is hereby deleted therefrom and the schedule set forth on Exhibit "B" annexed to this
Agreement and made a part hereof is inserted in lieu thereof.

     SIXTH: Article 51 of the Initial Lease shall be of no force or effect with respect to the Additional Space. Provided Tenant is not in default under the terms, covenants and conditions of the Lease, Tenant named herein shall have the right to use and occupy the Additional Space free of Additional Space Rent for the period (the "Free Additional Space Rent Period") commencing on the
Additional Space Commencement Date and ending on February 29,2000, provided, however, that Tenant shall nevertheless be obligated to pay during the Free
Additional Space Rent Period all fixed rent for the Initial Premises and all additional rent and other charges payable under the Lease (including, without limitation, electricity charges under Article 46 thereof). The additional rent provided for in this Paragraph shall be paid within fifteen (15) days after demand therefor. Except for the free fixed rent allowance as herein provided,
Tenant shall use an occupy the Additional Space during the Free Additional Space
Rent Period pursuant to all of the other terms, covenants and conditions of the
Lease.

     SEVENTH: Article 57 of the Lease captioned "TENANT'S RIGHT OF FIRST
REFUSAL" is hereby deleted from the Lease. The following provisions shall be inserted in lieu thereof.

                                       5

I.   TENANT'S RIGHT OF FIRST REFUSAL:

     A. Definition

     For purposes of this Article, the term "Refusal Space" shall mean the remaining rentable area of the forty-eighth (48th) floor of the building which the parties hereto agree, for purposes of this Article, shall be deemed to have a rentable square foot area of 7,938.

     B. Exercise of Right

     Provided that (i) Tenant is not then in default under any of the terms, covenants and conditions of the Lease to be observed or performed by Tenant, beyond the expiration of applicable notice and cure periods provided in the
Lease and (ii) Tenant named herein and any related corporations (as defined in
Article 41 of the Lease) shall occupy at least seventy (70%) percent of the
Premises for the conduct of its business, then upon receipt by Landlord prior to the fifth (5th) anniversary of the Additional Space Commencement Date of a bona fide third party offer to lease all or a portion of the Refusal Space, Landlord shall offer to lease the entire Refusal Space to Tenant upon the terms set forth in Section C below by written notice (the "Terms Offer") given to Tenant. Tenant shall, within ten (10) days after receipt of the Terms Offer, notify Landlord
(the "Acceptance Notice") that it accepts the Terms Offer. If Tenant shall timely deliver the Acceptance Notice, the Refusal Space shall be added to the
Premises in accordance with the Terms Offer and Tenant shall execute and deliver to Landlord, within ten (10) days after Tenant's receipt thereof, an amendment to this lease (the "Refusal Space Agreement") containing the terms set forth in the Terms Offer, and otherwise in form and substance reasonably satisfactory to
Landlord and Landlord's counsel. After delivery of the Acceptance Notice, neither Landlord's failure to prepare or deliver the Refusal Space Agreement nor
Tenant's or Landlord's failure to execute or deliver same shall vitiate the terms of this Article, and the Refusal Space shall nevertheless be added to the
Premises as provided herein. Except as otherwise provided herein, nothing herein contained shall require Landlord to reach any agreement or understanding with
Tenant or to match any prior or subsequent offer by any other proposed tenant, and Landlord shall be free, if Tenant shall reject said Terms Offer or fail to respond to same within said ten (10) day period, to lease all or any portion of the Refusal Space on any terms Landlord may desire, whether more favorable than that set forth in the Terms Offer or not. If Tenant has failed or refused to timely exercise its option under this Section I, then, upon the leasing of the relevant portion of the Refusal Space, this Section I and Section II of this
Article shall be null and void and of no further force or effect and Tenant's rights hereunder and thereunder shall terminate. If Tenant declines the Terms
Offer or fails to reply to the Terms Offer within said ten (10) day period,
Tenant shall thereafter have no further rights with respect to the leasing of all or any portion of the Refusal Space. Notwithstanding the foregoing provision of this Article, if Tenant shall fail or refuse to accept the Terms Offer or, pursuant to the foregoing, no Terms Offer shall be required to be given,
Landlord and Tenant agree that neither the validity of the Lease nor Tenant's obligations hereunder shall be affected thereby and Tenant shall have no claim against Landlord by reason thereof.

                                       6

     C. Terms of Offer

     If Tenant shall deliver the Acceptance Notice to Landlord within the aforesaid ten (10) day period, the Refusal Space shall be added to the Premises in accordance with the terms, covenants and conditions of this Section C as of the date set forth for such addition in the Terms Offer (the "Refusal Space
Commencement Date") and the Refusal Space Agreement shall provide that effective as of the Refusal Space Commencement Date, the Refusal Space shall be deemed included in the Premises upon all of the same terms, covenants and conditions contained in the Lease, except that:

          1. The fixed rent payable by Tenant pursuant to the Whereas clause of the Lease shall be increased by an amount (the "RS Fixed Rent") equal to ninety-five (95%) percent of the Fair Market Rent for the Refusal Space as determined in accordance with Section D of this Article.

          2. Article 51 of the Lease shall only apply to the Refusal Space in that the "Free Fixed Rent Period" shall be deemed to be the period equal to the product of (a) the Amortization Factor (hereinafter defined) multiplied by (b)
eighth (8) months (the "Free RS Fixed Rent Period"), commencing on the Refusal
Space Commencement Date and Tenant's occupancy during such period shall be free only of the RS Fixed Rent in accordance with said Article 51.

          3. The Refusal Space Agreement shall contain the following language:

          "If Landlord is unable to give possession of the Refusal Space to
Tenant on the Refusal Space Commencement Date because of the holding-over or retention of possession of any tenant, undertenant or occupants, or for any other reason beyond Landlord's reasonable control (a "Valid Reason"), Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of the Lease, but the Refusal Space Commencement Date shall be deemed extended until the date on which Landlord shall have delivered possession thereof to
Tenant (provided Tenant is not responsible for the inability to obtain possession). The provisions of this Paragraph are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the
New York Real Property Law." Notwithstanding the foregoing, if Landlord is unable to give possession of the Refusal Space to Tenant within six (6) months after the Refusal Space Commencement Date due to a Valid Reason, Tenant may, at
its option, cancel this Lease as to the Refusal Space only, by giving written notice to Landlord within fifteen (15) days following the expiration of said six
(6) month period. Landlord shall exercise its reasonable efforts to promptly remove any holdover tenant in the Refusal Space."

          4. "Tenant's Proportionate Share," as such term is defined in Articles
39 and 40 of the Lease shall be increased by an amount equal to the percentage derived by dividing the rentable square foot area of the Refusal Space as determined by Landlord on the same basis as in the case of the Premises (the "RS
Area") by the rentable square foot area of the Building as determined by
Landlord.

                                       7

          5. The number "40,014" set forth in the first paragraph of Section B.2 of Article 46 (as same may have been modified by the leasing or surrendering of space in the Building pursuant to separate agreement between the parties) shall be increased by the RS Area.

          6. Tenant shall accept the Refusal Space in its then as-is condition on the Refusal Space Commencement Date and Landlord shall not be required to perform any work in connection with Tenant's occupancy thereof except as otherwise provided in this Article. Article 50 of the Initial Lease captioned
"LAYOUT AND FINISH; LANDLORD'S CONTRIBUTION; BASE BUILDING WORK" shall apply to the initial alterations to the Refusal Space with the following modifications:

               (a) References to the "demised premises" shall be deemed to be references to the Refusal Space;

               (b) References to the date "October 31, 1998" set forth in
Sections A.1 and A.3 thereof shall be deemed to mean "reasonably promptly following the execution of the Refusal Space Agreement";

               (c) References to the "Commencement Date" or the "commencement of the term of this lease" shall be deemed to be references to the "Refusal Space
Commencement Date";

               (d) References to the "Free Rent Period" in Sections B.5(b) and
B.9 thereof shall be deemed to be references to the "Free RS Fixed Rent Period";

               (e) References to the "fixed rent" in Sections B.5(b) and B.9 thereof shall be deemed to be references to the "RS Fixed Rent";

               (f) References to "Article 51 of this lease" in Sections B.5(b)
and B.9 thereof shall be deemed to be references to "Section C.2 of this Section
I";

               (g) The term "Cap" set forth in Section B.9 thereof shall be deemed to be the product of (a) the number of months remaining in the initial term of the Lease following the Refusal Space Commencement Date divided by 122
(the "Amortization Factor"), and (b) $35 times the RS Area (the product of (a)
and (b) being called the "RS Allowance");

               (h) The "Landlord's Contribution" shall not exceed the RS
Allowance;

               (i) Section D thereof shall only apply to the Refusal Space as modified by Section I of Article FOURTH hereof, with the deletion of Section 1.4 of said Article FOURTH and appropriate modifications to replace the "Refusal
Space" for the "Additional Space" set forth therein, and such Section shall only apply to the extent such work has not theretofore been performed and is applicable specifically to the Refusal Space.

                                       8

          7. Section II hereof captioned "Additional Premises Option" shall be deemed deleted from the Lease and shall be of no force or effect.

          8. The security deposit required to be maintained by Tenant under the
Lease shall not be increased as a result of the addition of the Refusal Space.

     D.   1. For purposes of this provision, the term "Subject Premises" shall be deemed to refer to (a) the Refusal Space, for purposes of this Section I, and
(b) the Additional Premises, for purposes of Section II hereof. For purposes of this provision, the term "Effective Date" shall be deemed to refer to (x) the
Refusal Space Commencement Date for purposes of this Section I, and (y) the
Option Space Commencement Date for purposes of Section II.

          2. The "Fair Market Rent" shall be deemed to mean the fair market rental value of the Subject Premises on the Effective Date, determined as if the
Subject Premises were available in the then rental market for comparable first class office buildings in Manhattan and assuming Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the
Subject Premises can be adapted, and that Landlord is under no compulsion to rent, taking into account all other terms set forth herein under which the
Subject Premises is to be leased to Tenant. The determination of the Fair Market
Rent shall take into account all relevant circumstances, including, without limitation, any concessions granted to Tenant, the terms of this Article and the then remaining term of the Lease, but shall specifically exclude from such determination the rental reduction contemplated in Section III.B of this Article
SEVENTH.

          3. For purposes of determining the Fair Market Rent, the following procedure shall apply:

               (i) the Fair Market Rent shall be determined on the basis of the highest and best use of the Subject Premises assuming that the Subject
     Premises are free and clear of all leases and tenancies (including this lease).

               (ii) Landlord shall give Tenant written notice (the "Rent
     Notice") within thirty (30) days following delivery to Landlord of the
     Acceptance Notice or the Tenant Notice, as the case may be, which shall set forth Landlord's determination of the Fair Market Rent ("Landlord's
     Determination"). If Landlord shall fail or refuse to give such notice as aforesaid, Landlord's Determination shall be deemed to be the fixed rent and additional rent payable by Tenant on a per square foot basis for the
     Premises on the day immediately preceding the Effective Date.

               (iii) If Landlord's Determination exceeds the fixed rent and additional rent payable by Tenant on a per square foot basis for the
     Premises on the day immediately preceding the Effective Date, Tenant shall give Landlord written notice ("Tenant's Option Notice") within thirty (30)
     days after Tenant's receipt of the Rent Notice or the expiration of

                                       9

     the period during which the Rent Notice may be given, of whether Tenant accepts or disputes Landlord's Determination. If Tenant in Tenant's Option
     Notice accepts Landlord's Determination or if Tenant fails or refuses to give Tenant's Option Notice as aforesaid, Tenant shall be deemed to have accepted Landlord's Determination in accordance with the terms of this
     Article. If Tenant in Tenant's Option Notice disputes Landlord's
     Determination, Tenant shall deliver to Landlord, within thirty (30) days after Tenant's receipt of the Rent Notice, Tenant's determination of the
     Fair Market Rent ("Tenant's Determination"), as determined by an Appraiser
     (hereinafter defined) selected by Tenant ("Tenant's Appraiser"), together with an appraisal prepared by Tenant's Appraiser.

               (iv) Landlord shall give Tenant written notice ("Landlord's R/O
     Notice"), within thirty (30) days after Landlord's receipt of Tenant's
     Determination, of whether Landlord accepts or disputes Tenant's
     Determination. If Landlord in Landlord's R/O Notice accepts Tenant's
     Determination or if Landlord fails or refuses to give Landlord's R/O Notice as aforesaid, Landlord shall be deemed to have accepted Tenant's
     Determination. If Landlord in Landlord's R/O Notice disputes Tenant's
     Determination, Landlord shall appoint an Appraiser ("Landlord's
     Appraiser"). If within thirty (30) days after Tenant's receipt of
     Landlord's R/O Notice in dispute, Landlord's Appraiser and Tenant's
     Appraiser shall mutually agree upon the determination (the "Mutual
     Determination") of the Fair Market Rent, their determination shall be final and binding upon the parties. If Landlord's Appraiser and Tenant's
     Appraiser shall be unable to reach a Mutual Determination within said thirty (30) day period, both of the Appraisers shall jointly select a third independent real estate appraiser (the "Third Appraiser") whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord's
     Appraiser and Tenant's Appraiser shall be unable to jointly agree on the designation of the Third Appraiser within five (5) days after they are requested to do so by either party, then the parties agree to allow the
     American Arbitration Association, or any successor organization, to designate the Third Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization.

               (v) The Third Appraiser shall conduct such hearings and
     investigations as he may deem appropriate and shall, within thirty (30)
     days after the date of designation of the Third Appraiser, choose either
     Landlord's or Tenant's Determination, and such choice by the Third
     Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any Appraiser selected by it in accordance with provisions of this Article.
     For purposes of this Article, the term "Appraiser" shall mean a licensed, independent real estate appraiser or an independent, licensed real estate broker, in either event with at least ten (10) years' experience in leasing and valuation of properties which are similar in character to the building and, in the case of a real estate appraiser, who is also a member of the
     American Institute of Appraisers of the National Association of Real

                                       10

     Estate Boards and a member of the Society of Real Estate Appraisers. The
     Appraisers shall not have the power to add to, modify or change any of the provisions of this Article.

               (vi) It is expressly understood that any determination of the
     Fair Market Rent pursuant to this Article shall be based on the criteria stated herein.

          4. If the final determination of the fixed rent for the Subject
Premises shall not be made on or before the Effective Date in accordance with the provisions of this Section, pending such final determination, Tenant shall pay an amount equal to Landlord's Determination (subject to escalation pursuant to Articles 39 and 40 of the Lease). If the payments made by Tenant were less than the finally determined fixed rent payable, Tenant shall pay to Landlord the amount of such deficiency within fifteen (15) days after demand therefor, and if the payments made by Tenant were greater than the finally determined fixed rent,
Landlord shall credit the amount of any such excess to the next installments of fixed rent due under the Lease.

II.  OPTION SPACE:

     A.   Provided that:

          1. at the time of delivery of the "Tenant's Notice" and on the "Option
Space Commencement Date" (as such quoted terms are hereinafter defined), Tenant shall not be in default of any of the obligations required to be observed or performed by Tenant under the Lease beyond the expiration of applicable notice and cure periods provided in the Lease, which condition, at Landlord's option, may be waived in writing,

          2. as of the date upon which Tenant shall have delivered the Tenant's
Notice, Tenant named herein and any related corporations (as defined in Article
41 of the Lease) shall occupy at least seventy (70%) percent of the Premises for the conduct of its business and

          3. Tenant shall not have failed or refused to exercise its option set forth in Section I of the Article,

then, in the event Tenant shall give Landlord written notice (the "Tenant's
Notice"), prior to the fifth (5th) anniversary of the Additional Space
Commencement Date, that it desires to lease the entire remaining rentable area of the forty-eighth (48th) floor in the Building (the "Option Space") which the parties hereto agree, for purposes of this Article, shall be deemed to have a rentable square foot area of 7,938, then the Option Space shall be added to the
Premises in accordance with the terms of Paragraph B hereof.

     B. If Tenant shall send the Tenant's Notice to Landlord in the manner set forth in Section A, then the Option Space shall be deemed included in the
Premises effective as of the date possession thereof is tendered to Tenant (the
"Option Space Commencement Date") upon all of the

                                       11

same terms, covenants and conditions contained in the Lease, as modified by the terms of this Section and Landlord and Tenant shall enter into an amendment to the Lease (the "Option Space Lease Amendment"), provided that a failure to deliver or execute the Option Space Lease Amendment shall not vitiate the terms of this Article and the Option Space shall nevertheless be added to the Premises in accordance with the terms of the Lease, except that:

          1. The fixed rent payable by Tenant pursuant to the Whereas clause of the Lease shall be increased by an amount (the "OS Fixed Rent") equal to ninety-five (95%) percent of the Fair Market Rent for the Option Space as determined in accordance with Section D of Section I hereof.

          2. Article 51 of the Lease shall only apply to the Option Space in that the "Free Fixed Rent Period" shall be deemed to be the period equal to the product of (a) the Amortization Factor (hereinafter defined) multiplied by (b)
eight (8) months (the "Free OS Fixed Rent Period), commencing on the Option
Space Commencement Date and Tenant's occupancy during such period shall be free only of the OS Fixed Rent in accordance with said Article 51.

          3. The Option Space Lease Amendment shall contain the following language:

          "If Landlord is unable to give possession of the Option Space to
Tenant on the Option Space Commencement Date because of the holding-over or retention of possession of any tenant, undertenant or occupants, or for any other reason beyond Landlord's reasonable control (a "Valid Reason"), Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of the Lease, but the Option Space Commencement Date shall be deemed extended until the date on which Landlord shall have delivered possession thereof to Tenant
(provided Tenant is not responsible for the inability to obtain possession). The provisions of this Paragraph are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property
Law." Notwithstanding the foregoing, if Landlord is unable to give possession of the Option Space to Tenant within six (6) months after the Option Space
Commencement Date due to a Valid Reason, Tenant may, at its option, cancel the
Lease as to the Option Space only, by giving written notice to Landlord within fifteen (15) days following the expiration of said six (6) month period.
Landlord shall exercise its reasonable efforts to promptly remove any holdover tenant in the Option Space."

          4. "Tenant's Proportionate Share," as such term is defined in Articles
39 and 40 of the Lease shall be increased by an amount equal to the percentage derived by dividing the rentable square foot area of the Option Space as determined by Landlord on the same basis as in the case of the Premises (the "OS
Area") by the rentable square foot area of the Building as determined by
Landlord.

                                       12

          5. The number "40,014" set forth in the first paragraph of Section B.2 of Article 46, (as same may have been modified by the leasing or surrendering of space in the Building pursuant to separate agreement between the parties) shall be increased by the OS Area.

          6. Tenant shall accept the Option Space in its then as-is condition on the Option Space Commencement Date and Landlord shall not be required to perform any work in connection with Tenant's occupancy thereof except as otherwise provided in this Article. Article 50 of the Initial Lease captioned "LAYOUT AND
FINISH; LANDLORD'S CONTRIBUTION; BASE BUILDING WORK" shall apply to the initial alterations to the Option Space with the following modifications:

               (a) References to the "demised premises" shall be deemed to be references to the Option Space;

               (b) References to the date "October 31, 1998" set forth in
Sections A.1 and A.3 thereof shall be deemed to mean "reasonably promptly following the execution of the Option Space Lease Amendment";

               (c) References to the "Commencement Date" or the "commencement of the term of this lease" shall be deemed to be references to the "Option Space
Commencement Date";

               (d) References to the "Free Rent Period" in Sections B.5(b) and
B.9 thereof shall be deemed to be references to the "Free OS Fixed Rent Period";

               (e) References to the "fixed rent" in Sections B.5(b) and B.9 thereof shall be deemed to be references to the "OS Fixed Rent";

               (f) References to "Article 51 of this lease" in Sections B.5(b)
and B.9 thereof shall be deemed to be references to "Section C.2 of this Section
II";

               (g) The term "Cap" set forth in Section B.9 thereof shall be deemed to be the product of (a) the number of months remaining in the initial term of the Lease following the Option Space Commencement Date divided by 122
(the "OS Amortization Factor") and (b) $35 times the OS Area (the product of (a)
and (b) being called the "OS Allowance");

               (h) The "Landlord's Contribution" shall not exceed the OS
Allowance;

               (i) Section D thereof shall only apply to the option Space as modified by Section I of Article FOURTH hereof, with the deletion of Section I.4 of said Article FOURTH and appropriate modifications to replace the "Option
Space" for the "Additional Space" set forth therein, and such section shall only apply to the extent such work has not theretofore been performed and is applicable specifically to the Option Space.

                                       13

          7. Section I of this Article SEVENTH, captioned "Tenant's Right of
First Refusal", shall be deemed deleted from the Lease and shall be of no force or effect.

          8. The security deposit required to be maintained by Tenant under the
Lease shall not be increased as a result of the addition of the Option Space.

III. A.   1. Tenant shall be permitted to install one (1) internal staircase connecting the forty-seventh (47th) floor and that portion of the forty-eighth
(48th) floor occupied by Tenant (the "Staircase Installation") as a Tenant's
Change in accordance with the terms, covenants and conditions of the Lease and this Article.

          2. Prior to installation of the Staircase Installation, Tenant, at
Tenant's expense, shall prepare and submit to Landlord reasonably detailed architectural and structural engineering plans and specifications (the
"Staircase Plans") for the Staircase Installation. The Staircase Plans shall be subject to Landlord's prior written approval, which approval shall include, but not be limited to, the location of the Staircase Installation, the dimensions, the method of construction, the materials employed, and the impact on the structural components and integrity of the Building and the mechanical, electrical and other systems servicing the Building and/or the Premises.
Provided that the structure, systems and exterior of the Building are not adversely affected, Landlord shall not unreasonably withhold or delay its consent to the Staircase Plans.

          3. In the event that Tenant shall prior to the fifth (5th) anniversary of the Additional Space Commencement Date, lease the entire forty-eighth (48th)
floor of the Building pursuant to this Article, then in consideration of Tenant performing all of the Staircase Installation and for Tenant fully completing such work in accordance with the Staircase Plan, Landlord agrees that if Tenant, within a period of six (6) months from the completion of the Staircase
Installation shall have submitted to Landlord (a) a detailed itemization of the improvements installed by Tenant in the Premises in accordance with the
Staircase Plans, (b) together with receipted paid bills therefor, and (c)
evidence satisfactory to Landlord to the effect that there has not been filed with respect to the Building and/or the Premises or any part thereof or upon
Tenant's leasehold interest therein any vendor's, mechanic's, laborer's, materialman's or other lien which has not been discharged of record, Landlord shall reimburse or cause to be reimbursed to Tenant an amount equal to the lesser of (i) the actual cost of the Staircase Installation or (ii) TWENTY
THOUSAND AND 00/100 ($20,000.00) DOLLARS, representing "Landlord's Staircase
Contribution" to such work, it being understood and agreed that Landlord's
Staircase Contribution shall not exceed the sum of TWENTY THOUSAND AND 00/100
($20,000.00) DOLLARS, and that all costs and expenses in excess of said sum shall be borne solely by Tenant.

          4. Tenant shall, at Tenant's sole cost and expense, maintain and repair the Staircase Installation from the date of the commencement of the installation thereof and continuing throughout the remainder of the term of the
Lease.

                                       14

          5. If, as a result of the Staircase Installation, Landlord shall be required to comply with any laws, including, without limitation, any of the requirements of Local Law No. 5 of the City of New York (as amended), in any part of the Building, including, without limitation, the Premises, then in such event, Tenant agrees to reimburse Landlord within fifteen (15) days following
Landlord's demand, for any and all costs or expenses paid or incurred by
Landlord in connection with Landlord's compliance with any such laws.

          6. The Staircase Installation and all materials, installations, fixtures and equipment ancillary thereto shall become and remain the property of
Landlord at the expiration or sooner termination of the term of the Lease, except as otherwise provided herein.

          7. At Landlord's option, exercisable by notice to Tenant (the "Removal
Notice") delivered to Tenant prior to the date which is eight (8) months following the Expiration Date, Tenant shall, at its sole cost and expense prior to the Expiration Date or earlier termination of the Lease or such later date set forth in the Removal Notice (but in no event earlier than thirty (30) days following the delivery of the Removal Notice) cause the removal of the entire
Staircase Installation or such portion thereof so requested by Landlord, and fully repair and restore the Premises and any other portions of the Building affected thereby to the condition existing prior to the installation of the
Staircase Installation, all to Landlord's reasonable satisfaction (including, without limitation, the replacement of the floor structure, slab and any other areas affected thereby, such as, by way of example, concrete, steel, pipes, duct work, wires and such other similar Building structural and mechanical components) and repair any damage to the Premises, or to the Building caused by such removal, repair and restoration. Landlord shall have the right (but not the obligation) to perform any such removal, restoration and/or repair at Tenant's sole cost and expense, the cost of which shall not exceed commercially reasonable charges therefor, and, if Landlord shall have timely delivered the
Removal Notice and Landlord shall actually have such work performed, shall be paid by Tenant to Landlord within fifteen (15) days after demand therefor.
Tenant acknowledges and agrees that a portion of the security deposit held by
Landlord under the Lease, not to exceed the estimated cost of performing
Tenant's obligations under this clause as reasonably determined by Landlord, may be retained by Landlord until such time as Tenant's obligations under this clause have been fully performed and observed. The provisions of this Paragraph shall survive the Expiration Date or earlier termination of the Lease.

     B. If Tenant shall lease the remaining balance of the forty-eighth (48th)
floor, then from and after the effective date of such leasing the annual fixed rent payable under the Lease shall be reduced by the product of $1 multiplied by the rentable square foot area of the Premises, for the balance of the term of the Lease.

     EIGHTH: 1. Landlord agrees to obtain and deliver to Tenant an amendment to each of the Subordination Attornment and Non-Disturbance Agreement ("SNDA")
dated as of November 30, 1998 (the "Capital SNDA") between Capital Trust and
Tenant and the SNDA dated as of December 10, 1998 (the "German American SNDA")
between German American Capital

                                       15

Corporation and Tenant, which shall in substance incorporate this Agreement into the definition of the "Lease" set forth in each SNDA and incorporate the
Additional Space into the definition of the "Premises" set forth in each SNDA.
In the event Tenant shall lease the remaining rentable area of the forty-eighth
(48th) floor in the Building, the mortgages referenced in the Capital SNDA and the German American SNDA shall continue to be in effect covering the Building and Capital Trust and German American Capital Corporation continue to be the mortgagees under such mortgages, then Landlord shall obtain and deliver to
Tenant an amendment to each of said SNDA's to incorporate the remainder of the forth-eighth (48th) floor and the lease amendment under which such area was leased to Tenant.

               2. In the event Tenant shall lease at least two (2) full floors in the Building, Landlord shall use its best efforts (without having to commence any legal action or proceeding and at no cost or expense to Landlord) to obtain and deliver to Tenant, as to any future superior mortgage covering the real property of which the Premises form a part, a subordination, attornment and non-disturbance agreement (a "non-disturbance agreement") in form and substance customarily adopted by said mortgagee. The inability of Landlord to obtain said non-disturbance agreement shall not be deemed a default on Landlord's part of its obligations under the Lease, or impose any claim in favor of Tenant against
Landlord by reason thereof, or affect the validity of the Lease. Tenant agrees as a condition to the delivery of said non-disturbance agreement by any such mortgagee to (i) execute and deliver same to such mortgagee and (ii) reimburse
Landlord for all out-of-pocket expenses in connection with obtaining and delivering any such agreements.

     NINTH: For so long as Tenant shall lease at least two (2) full floors in the Building, Article 41 of the Initial Lease, captioned "AMENDING ARTICLE 11", shall be modified such that the words "equal or exceed fifty (50%) percent" set forth in the final sentence of the first paragraph of Section B thereof shall be deemed to read "exceed fifty (50%) percent".

     TENTH: Landlord and Tenant each represents and warrants to the other party that, to the best of its knowledge, it has not consulted nor negotiated with any broker or finder other than Julien J. Studley, Inc. ("Broker") with regard to any of the terms of this Agreement and the leasing of the Additional Space provided herein. Landlord and Tenant each agrees to indemnify and hold the other party harmless from and against any and all claims, losses, judgments, costs and expenses (including reasonable attorneys' fees and disbursements) arising out of a breach by the indemnifying party of the foregoing representation. Landlord shall pay the commission due Broker, if and to the extent Broker is entitled thereto under a separate written agreement.

     ELEVENTH: This Agreement is hereby tendered to Tenant without obligation on
Landlord's part and in no event shall be deemed to be binding upon Landlord or give Tenant any rights unless and until Landlord shall have executed and unconditionally delivered an original counterpart of the Agreement to Tenant.

                                       16

     TWELFTH: This Agreement may not be changed, modified or canceled orally.
Except as hereinabove modified and amended, and as so modified and amended, the
Lease is hereby ratified and confirmed in all respects and shall be binding upon the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hand as of the day and year first above written.

                                   MSDW 140 BROADWAY PROPERTY, L.L.C., Landlord,

                                   By: MSDW 140, Inc., a Delaware corporation,
                                       Manager

                                   By: /s/ MICHAEL E. FOSTER
                                       ----------------------------------------
                                       MICHAEL E. FOSTER, VICE PRESIDENT

                                   AMERICAN CAPITAL ACCESS SERVICE
                                   CORPORATION, Tenant,

                                   By: /s/ KATHLEEN G CULLY
                                       ----------------------------------------
                                       Name: KATHLEEN G CULLY
                                       Title: MANAGING DIRECTOR

                                       17

STATE OF NEW YORK  )
                   )ss.:
COUNTY OF NEW YORK )

     On the 21st day of May in the year 1999 before me, the undersigned, a
Notary Public in and for said State, personally appeared Kathleen G. Cully, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                                      /s/ DAVID CLAY WITT
                                               ---------------------------------
                                                         Notary Public

                                               ---------------------------------
                                                        DAVID CLAY WITT
                                               Notory Public - State of New York
                                                         NO.01Wl6011721
                                                   Qualified in Kings County
                                                My Commission Expires 8/17/00
                                               ---------------------------------

                                       18

                                   EXHIBIT "A"

                                ADDITIONAL SPACE

NOTE: This is a schematic plan and is intended to only show the proposed general layout of he Additional Space. All measures, distances and dimensions are approximate and not to scale. The depictions hereon do not constitute a warranty or representation of any kind.

                                   [GRAPHIC]

                                      A-1

                                   EXHIBIT "B"

                     Reduction Schedule for Letter of Credit

1.   Initial Letter of Credit:                       $2,332,000
2.   Sixth anniversary of the Commencement Date:     $  932,320
3.   Seventh anniversary of the Commencement Date:   $  699,000
4.   Eighth anniversary of the Commencement Date:    $  465,680
5.   Ninth anniversary of the Commencement Date:     $  296,518

                                      B-1

                                   EXHIBIT "C"

                         Common Corridor Specifications

[AMBASSADOR CONSTRUCTION CO., INC. LOGO]

                                                                    May 19, 1999

Mr.Chi Chu
Silverstein Properties, Inc.
521 Fifth Avenue
New York, NY 10175

RE: 140 Broadway - 48th Floor

Dear Mr. Chu:

We are pleased to submit herewith our estimate to create corridors and elevator lobby per Jim Gaddis' preliminary design #1 dated 5/17/99 as follows:

DRYWALL

o    One hour non-insulated corridor partitions.

o    Laminate core walls to 9' high.

o    Furr out (2) corners of elevator banks to 9' high.

o    Install hollow metal & hardware.

HOLLOW METAL

o    Supply (1) pair of 6' x 8' doors and frames for empty tenant entry and (1)
     pair of 5'x8' into freight area.

o    Supply replacement doors for stair #2, janitor closet and ladies room.

HARDWARE

o    Supply building standard hardware for (2) pairs of doors and (9) core doors.

CEILINGS

o    Furnish and install 2' x 2' regular ceiling with Cirrus tile and 15/16"
     white grid including all black iron and soffit breaks at elevator lobby.

ELECTRIC & FIXTURES

o    Furnish and install (3) new exit signs and (3) smoke detectors.

o    Remove and relocate (2) pull stations and (1) fire warden station, (1) new
     2' x 4' parabolic light fixture, (22) new 2'x 2' parabolic light fixtures,
     (10) fluorescent downlights, four (4) duplex outlets for cleaning, seven
     (7) emergency ballasts in 2' X 4' fixtures.

                                                                      Forward...

317 MADISON AVENUE - NEW YORK, NY 10017 - 212 922 1020 FAX 212 948 9762

[AMBASSADOR CONSTRUCTION CO., INC. LOGO]

Mr. Chi Chu
May 19, 1999

Page Two...

HVAC

o    Furnish and install supply duct and (12) ceiling diffusers for corridor.

PAINT

o    Paint all walls, doors and trim in building standard finish with prep for elevator doors / frames / transoms.

CARPET & BASE

o    Furnish and install new glue down carpet in corridors and elevator lobby allowing $35.00 per square yard with installation. Cost includes border within elevator lobby and 4" vinyl base on all walls.

MASONRY

o    Repair and fire stop all core walls due to demolition and abatement.

SPRINKLERS

o    Furnish and install (27) concealed heads in corridors and elevator lobby.

                                                                        Subtotal

GENERAL CONDITIONS (7%)

                                                             Overhead & Fee (8%)
                                                              Insurance (1 1/2%)
                                                                           Total

o    Furnish end install one (1) strobe panel and five (5) speaker strobes for elevator lobby and corridors including tie-ins to building system.

o    Furnish and install new sprinkler system including removal of old system and 400 linear feet of 2 1/2" main loop with futures into tenant spaces.

o    Furnish and install 1 hour non-insulated demising walls between tenants.

                                                                      Forward...

317 MADISON AVENUE - NEW YORK, NY 10017 - 212 922 1020 FAX 21

[AMBASSADOR CONSTRUCTION CO., INC. LOGO]

Mr. Chi Chu
May 19, 1999

Page Three...

We submit the following alternates:

o    Furnish and install drywall soffit and fascias per preliminary design #3 in lieu of #1.

o    Add furnish and install medium weight vinyl wallcovering in lieu of paint in corridors and elevator lobby. (Allowance to purchase wallcovering is
     $10/Ly.Yd.).

o    Furnish and install (1) pair of 6' x 8' hollow metal door and frame into
     ACA.

o    Furnish and install (1) supply duct extension into ACA space with volume damper and (1) return duct extension including (2) fire smoke dampers.

The above costs do not include:

o    Temporary sprinkler loop due to removal of existing system.

o    Filing with NYC Department of Buildings.

o    Submetering.

We assume that the existing electrical panels and transformers are adequate for this new work. The fire alarm cost is an allowance pending final pricing from
QSCS.

This bid does not include and Ambassador Construction Company. Inc. will not be responsible for any and all costs associated with, or related to, inspections to discover the presence of asbestos, preparation and filing of an asbestos removal or treatment program, the removal of asbestos or other costs or expense related to compliance with any local, state or federal law, rule or regulation appertaining to the presence of asbestos at the premises.

                                   Forward...

317 MADISON AVENUE - NEW YORK. NY 1O017 - 212 922 1020 - FAX 212 949 9782

[AMBASSADOR CONSTRUCTION CO., INC. LOGO]

Mr. Chi Chu
May 19, 1999

Page Four...

This estimate is subject to New York State and New York City sales tax at 8 1/4%
if the attached Certificate of Capital Improvement is not completed and returned with the order to proceed with this work.

We trust the above meets with your approval and we look forward to the pleasure of serving you.

Very truly yours,

AMBASSADOR CONSTRUCTION CO., INC.

/s/ Gerald Flamio
-------------------------------
Gerald Flamio
Executive Vice President

GF:am

cc: Roger Silverstein / Silverstein Properties
    Carl Lettich / Silverstein Properties
    Cathy Giliberti / Silverstein Properties

Accepted:                                   Dated:
          -------------------------                -----------------

317 MADISON AVENUE - NEW YORK, NY 1O017 - 212 922 1020 - FAX 212 949 9762

[AMBASSADOR CONSTRUCTION CO., INC. LOGO]

                                   EXHIBIT "D"

                          Core Bathroom Specifications               Page 1 of 2

                                                       June 16, 1998

Mr.Carl Lettich
Silverstein Properties, Inc.
140 Broadway
New York, NY 10271

RE: 140 Broadway                                           [STAMP]
    47th Floor
    Core Toilet Repairs

Dear Mr. Lettich:

We are pleased to submit herewith our proposal to perform the following, at the above referenced premises, as per Ambassador walk thru of core toilets.

SCOPE OF WORK

DRYWALL

o    Furnish labor to install new toilet accessories

o    Furnish labor to adjust existing toilet partitions - lump sum

CEILINGS

o    Furnish and install new 2' X 2' Donn Fineline suspended ceiling system on hangers and carriers

o    Furnish and install Cirrus # 589 tile

o    Includes mens and ladies core toilet and vestibule - lump sum

ELECTRIC

o    Furnish and install 2' X 2' parabolic fixtures - twelve (12) each

o    Furnish and install 2' X 4' parabolic fixture - one (1) each

o    Furnish and install emergency ballasts - two (2) each

o    Furnish and install vanity wall mourned fixture - 6 l/f

o    Furnish and install G.F.I. duplex receptacle - two (2) each

o    Furnish and install switches - four (4) each

H.V.A.C.

o    Furnish and install exhaust grills and branch ductwork from existing building exhaust main - six (6) each

PLUMBING

o    Furnish and install self closing Delta sink faucets - six (6) each

o    Furnish and install white toilet seats - eight (8) each

                                                                     forward.../

317 MADISON AVENUE NEW YORK, NY 1O017, 212 922 1020 - FAX 212 949 9762

[AMBASSADOR CONSTRUCTION CO., INC. LOGO]

                               Exhibit "D" (Cont'd)
                                                                     Page 2 of 2

Mr. Carl Lettich
June 16, 1998
Page Two (2)

PAINT

o    Prep and paint, using roll on method, all toilet partitions - eight (8)
     each

o    Prep and paint hollow metal doors and frames - four (4) each

o    Prep and paint vestibule walls - lump sum

FLOORING

o    Furnish and install building standard V.C.T. at mens and ladies core toilet vestibules - 104 s/f

o    Furnish and install 4" vinyl cove base - 60 l/f

o    Prep floors as required to receive V.C.T. - lump sum

CERAMIC TILE

o    Furnish and install 4 1/4 X 4 1/4 wall tile where missing or damaged -
     approximately 50 s/f

o    Touch up grout where missing on walls and floor - lump sum

o    Chemically clean wall and floor tiles - lump sum

PURCHASE ITEMS

o    Furnish:

     o    Paper towel dispenser/disposal # 0460 - two (2) each

     o    Soap dispensers # 0351 - six (6) each

     o    Stainless steel shelf # 0692 by 72" - one (1) each

     o    Toilet paper holder # 0715- one (1) each

     o    Napkin/tampon dispenser # 0464 - one (1) each

Not included:

     o    Overtime

     o    Sprinkler work (not sprinkled prior to abatement)

     o    Class "E" speaker strobe devices

     o    Filing and fees

     o    Final sanitary cleaning of toilets

                                                                      cont'd.../

           [LETTERHEAD OF SALANS HERTZFELD HEILBRONN CHRISTY & VIENER]

                                                        ROCKEFELLER CENTER
                                                        620 FIFTH AVENUE
                                                        NEW YORK, NY 10020-2457
                                                        TEL 212 632 5500
                                                        FAX 212 632 5555

                                                        PETER FIGDOR
                                                        PARTNER
                                                        DIRECT DIAL 212 632 5585
                                September 29, 1999      DIRECT FAX  212 307 3385
                                                        pfigdor@salans.com

BY HAND

Mr. George H. Gault
Managing Director - Administration
American Capital Access Service Corporation
140 Broadway - 47th Floor
New York, New York 10005

          Re: 140 Broadway - Portion of the 48th Floor

Dear George:

          I am enclosing herewith fully-signed originals of (a) the First
Amendment to Subordination, Attornment and Non-Disturbance Agreement with German
American Capital Corporation and (b) the First Amendment to Subordination,
Attornment and Non-Disturbance with Capital Trust. At long last these documents were received from the mortgagees' attorneys.

          I believe that the documentation phase of the expansion lease transaction has now been completed. It was a great pleasure to assist you with this matter.

          Also, I would like to thank you for the guided tour of your new premises and the very enjoyable lunch. I hope that your Wyoming expedition was successful.

          With best regards,

                                             Sincerely yours,

                                             /s/ Peter Figdor
                                             -----------------------------------
                                             Peter Figdor

Enclosures
cc: Mr. Robert D. Goodman

                               FIRST AMENDMENT TO
                          SUBORDINATION, ATTORNMENT AND
                            NON-DISTURBANCE AGREEMENT

          This FIRST AMENDMENT TO SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE
AGREEMENT (this "Agreement") is made as of the 27th day of June, 1999 between
GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 31 West 52nd Street, New York, New York 10019, and its successors and assigns
("Superior Mortgagee"'), and AMERICAN CAPITAL ACCESS SERVICE CORPORATION, a
Wyoming corporation, having an address at 140 Broadway, New York, New York
("Tenant").

     WHEREAS, Superior Mortgagee has agreed to make a loan to MSDW 140 BROADWAY
PROPERTY, L.L.C., a Delaware limited liability company, having an address at 521
Fifth Avenue, New York, New York ("Landlord") to be secured by an Amended and
Restated Mortgage, Consolidation, Extension, Assignment of Leases and Rents and
Security Agreement (the "Superior Mortgage"), together with any UCC-1 Financing
Statements in connection therewith (the "Loan Documents"), as well as by an assignment of rents and leases, covering Landlord's interest in certain real and personal property located at 140 Broadway, New York, New York (the "Property").

     WHEREAS, Tenant has entered into a certain lease (the "Lease") dated as of
August 7, 1998 with Landlord, covering the entire rentable area of the forty-seventh (47th) floor of the Property (the "Premises");

     WHEREAS, Superior Mortgagee and Tenant entered into a subordination, attornment and non-disturbance agreement dated as of November 30, 1998 (the
"SNDA");

     WHEREAS, Tenant entered into an amendment to the Lease (the "First
Amendment to Lease") dated as of May 21,1999, with Landlord covering a portion of the forty-eighth (48th) floor (the "Additional Space") at the Property; and

     WHEREAS, Superior Mortgagee and Tenant desire to confirm their understanding, with respect to the Lease, the First Amendment to Lease, the SNDA and the Loan Documents;

     NOW, THEREFORE, in consideration of the promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Unless the context otherwise indicates a contrary intent or unless specifically provided herein, each term used in this Agreement which is defined in the SNDA shall be deemed to have the meaning ascribed to such term in the
SNDA.

          2. The SNDA is hereby amended such that the term "Lease" defined therein shall be deemed to include the First Amendment to Lease.

          3. The SNDA is hereby amended such that the term "Premises" defined therein shall be deemed to include the Additional Space.

          4. This Agreement may not be changed, modified or cancelled orally. As hereinabove modified and amended, the SNDA is hereby ratified and confirmed in all respects and shall be binding upon the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, Superior Mortgagee and Tenant have executed this
Agreement effective as of the day and year first above written.

                                              GERMAN AMERICAN CAPITAL
                                                 CORPORATION, Superior Mortgagee

                                              By: /s/ JAMES FITZPATRICK
                                                  ------------------------------
                                                  Name: JAMES FITZPATRICK
                                                  Title: VP

                                              By: /s/ IAN MCCOLOUGH
                                                  ------------------------------
                                                  Name: IAN MCCOLOUGH
                                                  Title: AUTHORIZED SIGNATORY

                                              AMERICAN CAPITAL ACCESS
                                                 SERVICE CORPORATION, Tenant

                                              By: /s/ KATHLEEN G. CULLY
                                                  ------------------------------
                                                  Name: KATHLEEN G. CULLY
                                                  Title: MANAGING DIRECTOR,
                                                            GENERAL COUNSEL

                                       2

STATE OF ________ )
                  SS.:
COUNTY OF _______ )

     On the _____ day of __________ in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared
_____________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                               ---------------------------------
                                                         NOTARY PUBLIC

STATE OF New York )
                  SS.:
COUNTY OF Kings   )

     On the 17 day of Aug. in the year 1999 before me, the undersigned, a Notary
Public in and for said State, personally appeared Kathleen G. Cully, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

---------------------------------
         DAVID CLAY WITT                              /s/ David Clay Witt
Notary Public - State of New York              ---------------------------------
         NO.01WI6011721                                  NOTARY PUBLIC
   Qualified in Kings County
 My Commission Expires 8/17/00
---------------------------------

                                       3

                                                 Real Property Law Section 309-a

                      NEW YORK "ALL-PURPOSE" ACKNOWLEDGMENT

State of New York  ]
                   ]         ss.
County of New York ]

On the 27th of September in the year of 1999 before me, the undersigned, a
Notary Public in and for said state, personally appeared James Fitzpatrick-Vice
President, German American Capital Corporation and Ian McColough-Authorized
Signatory, German American Capital Corporation, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals or the person upon behalf of which the individuals acted, executed the instrument.

SEAL                 JOYCE C. LANDRY
            Notary Public, State of New York
                     No. 01LA5084146
               Qualified in Queens County
          Certificate Filed in New York County
            Commission Expires Aug. 25, 2001

                                                             /s/ Joyce C. Landry
                                                  ------------------------------
                                                             Signature of Notary

Description of Attached Document

Though the information in this section is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Title:           Signature Page for 1st Amendment to SNDA for American Capital
                 Access Service Corporation

Document Date:   09/99

# of Pages:      2 Pages

Signor(s) Other Than Names Above: Kathleen G. Cully, Managing Director, General
Counsel-American Capital Access Service (Tenant)

                               FIRST AMENDMENT TO
                          SUBORDINATION, ATTORNMENT AND
                            NON-DISTURBANCE AGREEMENT

          This FIRST AMENDMENT TO SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE
AGREEMENT (this "Agreement") is made as of the 27th day of August, 1999 between
CAPITAL TRUST, a California business trust, having an address at 605 Third
Avenue, New York, New York 10016, and its successors and assigns ("Subordinate
Mortgagee"), and AMERICAN CAPITAL ACCESS SERVICE CORPORATION, a Wyoming
corporation, having an address at 140 Broadway, New York, New York ("Tenant").

     WHEREAS, Subordinate Mortgagee has agreed to make a loan to MSDW 140
BROADWAY PROPERTY, L.L.C., a Delaware limited liability company, having an address at 521 Fifth Avenue, New York, New York ("Landlord") to be secured by an Amended and Restated Mortgage, Consolidation, Extension, Assignment of Leases
and Rents and Security Agreement (the "Subordinate Mortgage"), together with any
UCC-1 Financing Statements in connection therewith (the "Loan Documents"), as well as by an assignment of rents and leases, covering Landlord's interest in certain real and personal property located at 140 Broadway, New York, New York
(the "Property").

     WHEREAS, Tenant has entered into a certain lease (the "Lease") dated as of
August 7,1998, with Landlord, covering the entire rentable area of the forty-seventh (47th) floor of the Property (the "Premises"); and

     WHEREAS, Subordinate Mortgagee and Tenant entered into a subordination, attornment and non-disturbance agreement dated as of November 30,1998 (the
"SNDA").

     WHEREAS, Tenant entered into an amendment to the Lease (the "First
Amendment to Lease") dated as of May 21,1999, with Landlord covering a portion of the forty-eighth (48th) floor (the "Additional Space") at the Property; and

     WHEREAS, Subordinate Mortgagee and Tenant desire to confirm their understanding, with respect to the Lease, the First Amendment to Lease, the SNDA and the Loan Documents;

     NOW, THEREFORE, in consideration of the promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Unless the context otherwise indicates a contrary intent or unless specifically provided herein, each term used in this Agreement which is defined in the SNDA shall be deemed to have the meaning ascribed to such term in the
SNDA.

          2. The SNDA is hereby amended such that the term "Lease" defined therein shall be deemed to include the First Amendment to Lease.

          3. The SNDA is hereby amended such that the term "Premises" defined therein shall be deemed to include the Additional Space.

          4. This Agreement may not be changed, modified or cancelled orally. As hereinabove modified and amended, the SNDA is hereby ratified and confirmed in all respects and shall be binding upon the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, Subordinate Mortgagee and Tenant have executed this Agreement effective as of the day and year first above written.

                                           CAPITAL TRUST, Subordinate Mortgagee

                                           By: /s/ Peter S. Ginsberg
                                               ---------------------------------
                                               Name: Peter S. Ginsberg
                                               Title: Vice President

                                           AMERICAN CAPITAL ACCESS
                                               SERVICE CORPORATION, Tenant

                                           By: /s/ Kathleen G. Cully
                                               ---------------------------------
                                               Name: Kathleen G. Cully
                                               Title: Managing Director,
                                                      General Counsel

                                       2

STATE OF NEW YORK )
                   SS.:
COUNTY OF _______ )

     On the 27th day of Aug in the year 1999 before me, the undersigned, a
Notary Public in and for said State, personally appeared Peter S. Ginsberg, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                 JENNIFER L. BARNEY                 /s/ JENNIFER L. BARNEY
          Notary Public, State of New York     ---------------------------------
                  No. 01BA6013109                       NOTARY PUBLIC
            Qualified in New York County
          Commission Expires Sept. 8, 2000

STATE OF NEW YORK )
                  SS.:
COUNTY OF Kings   )

     On the 17th day of Aug in the year 1999 before me, the undersigned, a
Notary Public in and for said State, personally appeared Kathleen G. Cully, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

---------------------------------
         DAVID CLAY WITT                              /s/ DAVID CLAY WITT
Notary Public - State of New York              ---------------------------------
          NO. 01WI6011721                                NOTARY PUBLIC
    Qualified in Kings County
  My Commission Expires 8/17/00
---------------------------------

                                       3